Exhibit 2.1 ARRANGEMENT AGREEMENT among TAMBORAN RESOURCES CORPORATION, TAMBORAN (BEETALOO) PTY LTD, TAMBORAN RESOURCES INVESTMENTS HOLDING CORPORATION and FALCON OIL & GAS LTD. dated as of September 30, 2025

TABLE OF CONTENTS Page ARTICLE 1 THE ARRANGEMENT ...........................................................................................10 Section 1.1 Arrangement ......................................................................................................10 Section 1.2 Company Implementation Steps ........................................................................10 Section 1.3 Parent Implementation Steps .............................................................................14 Section 1.4 Dissenting Shares ..............................................................................................15 Section 1.5 Closing ...............................................................................................................15 Section 1.6 Directors and Officers of Parent .......................................................................15 Section 1.7 U.S. Securities Act Matters ................................................................................15 Section 1.8 Canadian Securities Laws Matters ....................................................................17 Section 1.9 Payment of Consideration .................................................................................17 Section 1.10 Withholding Rights ............................................................................................17 ARTICLE 2 REPRESENTATIONS AND WARRANTIES OF COMPANY .............................18 Section 2.1 Organization, Standing and Power ...................................................................18 Section 2.2 Capital Structure ...............................................................................................18 Section 2.3 Authority; No Violations....................................................................................19 Section 2.4 Consents.............................................................................................................20 Section 2.5 Securities Documents; Financial Statements.....................................................20 Section 2.6 Absence of Certain Changes or Events .............................................................22 Section 2.7 No Undisclosed Material Liabilities..................................................................22 Section 2.8 Company Circular .............................................................................................22 Section 2.9 Permits; Compliance with Applicable Law .......................................................23 Section 2.10 Compensation; Benefits .....................................................................................23 Section 2.11 Employment and Labor Matters ........................................................................25 Section 2.12 Taxes ..................................................................................................................27 Section 2.13 Litigation............................................................................................................29 Section 2.14 Intellectual Property and IT Assets ...................................................................29 Section 2.15 Real Property.....................................................................................................30 Section 2.16 Rights-of-Way ....................................................................................................30 Section 2.17 Oil and Gas Matters ..........................................................................................31 Section 2.18 Environmental Matters ......................................................................................33 Section 2.19 Material Contracts.............................................................................................33 Section 2.20 Insurance ...........................................................................................................36 Section 2.21 Cultural Business...............................................................................................36 Section 2.22 Opinion of Company’s Financial Advisor .........................................................37 Section 2.23 Brokers...............................................................................................................37 Section 2.24 Related Party Transactions ...............................................................................37 Section 2.25 Regulatory Matters ............................................................................................37 Section 2.26 Corrupt Practices Legislation ...........................................................................37 Section 2.27 Sanctions............................................................................................................38 Section 2.28 Sufficiency of Assets...........................................................................................39 Section 2.29 Bankruptcy, Insolvency and Reorganization .....................................................40 Section 2.30 Banking Information ..........................................................................................40

ii Section 2.31 No Additional Representations ..........................................................................40 ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF PARENT, AUSTRALIA SUB AND U.S. SUB ....................................................................................................41 Section 3.1 Organization, Standing and Power ...................................................................41 Section 3.2 Capital Structure ...............................................................................................41 Section 3.3 Authority; No Violations....................................................................................43 Section 3.4 Consents.............................................................................................................44 Section 3.5 SEC Documents; Financial Statements .............................................................44 Section 3.6 Absence of Certain Changes or Events .............................................................45 Section 3.7 No Undisclosed Material Liabilities..................................................................45 Section 3.8 Parent Proxy Statement .....................................................................................46 Section 3.9 Parent Permits; Compliance with Applicable Law ...........................................46 Section 3.10 Brokers...............................................................................................................47 Section 3.11 Funds Available .................................................................................................47 Section 3.12 Takeover Laws ...................................................................................................47 Section 3.13 Compliance with Applicable Law ......................................................................47 Section 3.14 Litigation............................................................................................................47 Section 3.15 No Additional Representations ..........................................................................47 ARTICLE 4 CERTAIN COVENANTS........................................................................................48 Section 4.1 Conduct of Company Business Pending the Arrangement ................................48 Section 4.2 Conduct of Parent Business Pending the Arrangement ....................................52 Section 4.3 No Solicitation; Adverse Recommendation Change..........................................53 Section 4.4 Preparation of Company Circular and Parent Proxy Statement ......................58 Section 4.5 Mutual Covenants of the Parties Relating to the Transactions .........................61 Section 4.6 Meetings.............................................................................................................62 Section 4.7 Access to Information; Confidentiality ..............................................................64 Section 4.8 Consummation of the Arrangement; Additional Agreements ............................66 Section 4.9 Transaction Litigation .......................................................................................67 Section 4.10 Public Announcements.......................................................................................67 Section 4.11 Control of Business............................................................................................68 Section 4.12 Intercompany Indebtedness ...............................................................................68 Section 4.13 No Relevant Interest ..........................................................................................68 Section 4.14 Tax Matters. .......................................................................................................68 Section 4.15 Registration Status, Stock Exchange Listing and Delisting...............................69 Section 4.16 Falcon Australia ................................................................................................69 Section 4.17 Other Obligations. .............................................................................................69 Section 4.18 Obligations of Australia Sub, U.S. Sub and Parent...........................................70 Section 4.19 Falcon Hungary.................................................................................................71 ARTICLE 5 CONDITIONS ..........................................................................................................71 Section 5.1 Conditions to Obligation of Each Party ............................................................71 Section 5.2 Additional Conditions to Obligation of Parent, Australia Sub and U.S. Sub .....................................................................................................................71 Section 5.3 Additional Conditions to Obligation of Company .............................................73 Section 5.4 Frustration of Conditions ..................................................................................74 Section 5.5 Merger of Conditions.........................................................................................74

iii ARTICLE 6 TERMINATION.......................................................................................................74 Section 6.1 Termination........................................................................................................74 Section 6.2 Effect of Termination .........................................................................................76 Section 6.3 Termination Fees ...............................................................................................76 ARTICLE 7 MISCELLANEOUS .................................................................................................80 Section 7.1 Schedule Definitions ..........................................................................................80 Section 7.2 Non-Survival of Representations, Warranties and Agreements ........................80 Section 7.3 Expenses ............................................................................................................80 Section 7.4 Notices ...............................................................................................................80 Section 7.5 Entire Agreement; No Third Party Beneficiaries. .............................................81 Section 7.6 Assignment; Binding Effect................................................................................81 Section 7.7 Governing Law; Jurisdiction and Venue ...........................................................82 Section 7.8 Severability ........................................................................................................82 Section 7.9 Amendment ........................................................................................................82 Section 7.10 Waiver of Jury Trial...........................................................................................82 Section 7.11 Interpretation .....................................................................................................82 Section 7.12 Counterparts ......................................................................................................83 Section 7.13 No Recourse.......................................................................................................83 Section 7.14 Specific Performance.........................................................................................84 Section 7.15 Extension; Waiver..............................................................................................84 Section 7.16 Definitions..........................................................................................................84 Exhibit A – Arrangement Resolution Exhibit B – Plan of Arrangement Exhibit C – Parent Consultants INDEX OF DEFINED TERMS Defined Term Section Acceptable Confidentiality Agreement............................................... Section 7.16 Affected Person................................................................................... Section 1.10 Affiliates.............................................................................................. Section 7.16 Aggregated Group............................................................................... Section 7.16 Agreement ........................................................................................... Preamble AIM ..................................................................................................... Section 7.16 Applicable Date................................................................................... Section 2.5(a) Applicable Proxy Statement / Circular ............................................... Section 7.16 Applicable Securities Laws................................................................. Section 7.16 Arrangement........................................................................................ Section 7.16 Arrangement Resolution ..................................................................... Recitals Australia Entities ................................................................................. Recitals Australia Sub ....................................................................................... Preamble Australia Sub Board ............................................................................ Recitals Beetaloo Joint Venture ........................................................................ Section 7.16

iv Defined Term Section Blocked Account Agent ...................................................................... Section 7.16 Broker.................................................................................................. Section 1.10 Business............................................................................................... Section 7.16 Business Day....................................................................................... Section 7.16 Canadian Securities Authorities .......................................................... Section 7.16 Canadian Securities Laws ................................................................... Section 7.16 Cash Calls............................................................................................ Section 4.17(a) Cash Call Period.................................................................................. Section 4.17(a) Cash Consideration ............................................................................. Section 1.1(b) Closing ................................................................................................ Section 7.16 Closing Date........................................................................................ Section 7.16 Code .................................................................................................... Section 7.16 Company ............................................................................................. Preamble Company Acquisition Proposal........................................................... Section 7.16 Company Adverse Recommendation Change .................................... Section 4.3(b) Company Benefit Plan ........................................................................ Section 7.16 Company Board .................................................................................. Recitals Company Board Recommendation ..................................................... Section 2.3(a) Company Capital Stock....................................................................... Section 2.2(a) Company Circular ............................................................................... Section 7.16 Company Common Shares.................................................................. Recitals Company Contracts ............................................................................. Section 2.19(b) Company Data Room.......................................................................... Section 7.16 Company Disclosure Letter................................................................. Article 2 Company Employment Agreements ................................................... Section 7.16 Company Expense Reimbursement .................................................... Section 6.3(k) Company Intellectual Property ........................................................... Section 2.14 Company Intervening Event ............................................................... Section 7.16 Company Issued Securities ................................................................. Section 1.7(d) Company IT Assets ............................................................................. Section 7.16 Company Marketing Contract............................................................. Section 2.19(a)(ii) Company Material Adverse Effect...................................................... Section 2.1 Company Meeting............................................................................... Section 7.16 Company Notice of Change ................................................................ Section 4.3(b) Company Preferred Stock ................................................................... Section 2.2(a) Company Requisite Shareholder Vote ................................................ Section 1.2(a)(ii) Company Securities Documents ......................................................... Section 2.5(a) Company Stock Option ....................................................................... Section 7.16 Company Termination Fee.................................................................. Section 6.3(f) Company Undisclosed Liabilities ....................................................... Section 7.16 Confidential Information..................................................................... Section 4.7(b) Consent................................................................................................ Section 7.16 Consideration ...................................................................................... Section 1.1(b) Contract ............................................................................................... Section 7.16 Court.................................................................................................... Recitals

v Defined Term Section Credit Support ..................................................................................... Section 4.17(a) Creditors’ Rights ................................................................................. Section 2.3 Data Privacy Requirements................................................................. Section 7.16 Depositary ........................................................................................... Section 7.16 DGCL.................................................................................................. Section 7.16 Dissent Rights ..................................................................................... Section 7.16 EDGAR ............................................................................................... Section 7.16 Effective Date...................................................................................... Section 7.16 Effective Time..................................................................................... Section 7.16 Employee Benefit Plans ...................................................................... Section 7.16 Employment Laws .............................................................................. Section 2.11(e) Encumbrances ..................................................................................... Section 7.16 Environmental Laws ........................................................................... Section 7.16 ERISA ................................................................................................. Section 7.16 ERISA Affiliate................................................................................... Section 7.16 Exchange Act ...................................................................................... Section 7.16 Exchanges ........................................................................................... Section 7.16 Falcon Interests ................................................................................... Recitals FCA ..................................................................................................... Section 7.16 Final Order .......................................................................................... Section 7.16 GAAP.................................................................................................. Section 2.5(b) Governmental Entity ........................................................................... Section 7.16 Hazardous Materials............................................................................ Section 7.16 Hydrocarbons ...................................................................................... Section 7.16 IFRS .................................................................................................... Section 7.16 Indebtedness ........................................................................................ Section 7.16 Insurance Policies................................................................................ Section 2.20 Intellectual Property ............................................................................ Section 7.16 Interim Order....................................................................................... Section 7.16 Investment Canada Act ....................................................................... Section 7.16 IT Assets.............................................................................................. Section 7.16 knowledge ........................................................................................... Section 7.16 Labor Agreement ................................................................................ Section 7.16 Law...................................................................................................... Section 7.16 Liens .................................................................................................... Section 7.16 Material Adverse Effect ...................................................................... Section 7.16 Material Leased Real Property ............................................................ Section 2.15 Material Real Property Lease .............................................................. Section 2.15 Measurement Date .............................................................................. Section 2.2(a) MI 61-101............................................................................................ Section 1.2(a)(ii)(B) Minority Shareholder Approval .......................................................... Section 4.16 Minority Shareholders......................................................................... Recitals Money Laundering Laws .................................................................... Section 2.26(b) Multiemployer Plan............................................................................. Section 7.16 NYSE .................................................................................................. Section 7.16

vi Defined Term Section OFAC .................................................................................................. Section 1.2(b)(viii) Oil and Gas Contracts ......................................................................... Section 7.16 Oil and Gas Interests ........................................................................... Section 7.16 Oil and Gas Leases.............................................................................. Section 7.16 Oil and Gas Properties ........................................................................ Section 7.16 Order ................................................................................................... Section 7.16 Organizational Documents.................................................................. Section 7.16 Owned Real Property .......................................................................... Section 2.15 Parent................................................................................................... Preamble Parent Acquisition Proposal ................................................................ Section 7.16 Parent Adverse Recommendation Change.......................................... Section 7.16 Parent Board........................................................................................ Recitals Parent Board Recommendation........................................................... Section 3.3(a) Parent Capital Stock............................................................................ Section 3.2(a) Parent Common Stock......................................................................... Recitals Parent Data Room ............................................................................... Section 7.16 Parent Disclosure Letter ...................................................................... Article 3 Parent Equity Plan............................................................................... Section 3.2(b) Parent Issued Securities....................................................................... Section 1.2(a)(xii) Parent Material Adverse Effect ........................................................... Section 7.16 Parent Meeting .................................................................................... Section 7.16 Parent Preferred Stock......................................................................... Section 3.2(a) Parent Proxy Statement ....................................................................... Section 7.16 Parent SEC Documents ....................................................................... Section 3.5(a) Parent Stockholder Approval .............................................................. Section 7.16 Parent Superior Proposal..................................................................... Section 7.16 Parent Termination Fee ....................................................................... Section 6.3(f) Party or Parties .................................................................................... Section 7.16 Permits................................................................................................. Section 2.9(a) Permitted Encumbrance ...................................................................... Section 7.16 Person.................................................................................................. Section 7.16 Personal Information........................................................................... Section 7.16 Plan of Arrangement ........................................................................... Recitals Proceeding........................................................................................... Section 7.16 Production Burden .............................................................................. Section 7.16 Regulatory Approvals ......................................................................... Section 7.16 Regulatory Law................................................................................... Section 7.16 Release ................................................................................................ Section 7.16 Representatives ................................................................................... Section 7.16 Rights-of-Way..................................................................................... Section 2.16 Sanctioned Country ............................................................................. Section 7.16 Sanctioned Person ............................................................................... Section 1.9 SEC ..................................................................................................... Section 7.16 SEC Clearance .................................................................................... Section 1.2(b) Securities Authorities .......................................................................... Section 7.16

vii Defined Term Section Security Incident ................................................................................. Section 7.16 SEDAR+ ............................................................................................. Section 7.16 Stock Consideration ............................................................................ Section 1.1(b) Stock Issuance..................................................................................... Recitals Stock Option Plan ............................................................................... Section 7.16 Subsidiaries ......................................................................................... Section 7.16 Supplemental Information................................................................... Section 1.2(a)(x) Support Amount .................................................................................. Section 4.17(b) Tax Act................................................................................................ Section 7.16 Tax Return........................................................................................... Section 7.16 Taxes ................................................................................................... Section 7.16 Taxing Authority ................................................................................. Section 7.16 Termination Date ................................................................................ Section 6.1(b)(i) Transaction Litigation ......................................................................... Section 4.9 Transactions ........................................................................................ Recitals Transition Period................................................................................. Section 4.17(b) TSXV .................................................................................................. Section 7.16 U.K. Securities Laws........................................................................... Section 7.16 U.S. Securities Act .............................................................................. Section 7.16 U.S. Securities Laws ........................................................................... Section 7.16 U.S. Sub............................................................................................... Preamble U.S. Sub Board .................................................................................... Recitals Union................................................................................................... Section 2.11(b) Units .................................................................................................... Section 7.16 Voting Debt ......................................................................................... Section 7.16 WARN Act.......................................................................................... Section 7.16 Wells ................................................................................................... Section 7.16 Willful and Material Breach ............................................................... Section 7.16 Withholding Obligation ...................................................................... Section 1.10

ARRANGEMENT AGREEMENT THIS ARRANGEMENT AGREEMENT (this “Agreement”) is made and effective as of September 30, 2025 among Tamboran Resources Corporation, a corporation organized and existing under the laws of the State of Delaware, U.S.A. (“Parent”), Tamboran (Beetaloo) Pty Ltd, a company organized under the laws of Australia and an indirect wholly owned subsidiary of Parent (“Australia Sub”), Tamboran Resources Investments Holding Corporation, a corporation organized and existing under the laws of the State of Delaware, U.S.A. and an indirect wholly owned subsidiary of Parent (“U.S. Sub”), and Falcon Oil & Gas Ltd., a corporation incorporated under the Business Corporations Act (British Columbia) (“Company”). Capitalized terms used but not otherwise defined in this Agreement shall have the meaning set forth in Section 7.16. WHEREAS, Company holds, directly or indirectly, (a) all of the issued and outstanding equity interests (the “Falcon Hungary Interests”) of TXM Oil and Gas Exploration Kft., a company incorporated under the Laws of Hungary (“Falcon Hungary”), (b) all of the issued and outstanding equity interests (the “Falcon Ireland Interests”) of Falcon Oil & Gas Ireland Limited, a company incorporated under the laws of Ireland (“Falcon Ireland”), (c) all of the issued and outstanding equity interests (the “Falcon Holdings Interests”) of Falcon Oil & Gas Holdings Ireland Limited, a company incorporated under the laws of Ireland (“Falcon Holdings”), (d) all of the issued and outstanding equity interests (the “Falcon South Africa Interests” and, together with the Falcon Hungary Interests, the Falcon Ireland Interests and the Falcon Holdings Interests, the “Falcon Interests”) of Falcon Exploration and Production South Africa (Pty) Ltd, a company incorporated under the Laws of South Africa (“Falcon South Africa” and, together with Falcon Hungary, Falcon Ireland and Falcon Holdings, the “Falcon Entities”), and (e) 98.1% of the issued and outstanding equity interests (the “Australia Interests” and, together with the Falcon Interests, the “Subject Interests”) of Falcon Oil & Gas Australia Limited, a company organized under the Laws of Australia (“Falcon Australia” and, together with the Falcon Entities, the “Subject Entities”); WHEREAS, Parent, Australia Sub, U.S. Sub and Company intend to effect a business combination via a plan of arrangement of Company pursuant to which (a) Australia Sub would acquire the Australia Interests from Company and (b) U.S. Sub would acquire the Falcon Interests from Company in exchange for (i) the issuance and payment of certain shares of common stock, $0.001 par value per share, of Parent (the “Parent Common Stock”) and (ii) cash, all in accordance with the terms of the Plan of Arrangement and the provisions of Division 5 of Part 9 of the Business Corporations Act (British Columbia) (the “BCBCA”); WHEREAS, the Board of Directors of Company (the “Company Board”) has unanimously (a) determined that this Agreement, the Plan of Arrangement, the Arrangement and the other transactions contemplated by this Agreement and the Plan of Arrangement (collectively, the “Transactions”) are in the best interests of Company and fair to holders of the Company Common Shares, (b) approved the Transactions, including the Arrangement, and (c) resolved to recommend for approval (i) a special resolution, in the form attached hereto as Exhibit A (as amended from time to time in accordance with this Agreement, the “Arrangement Resolution”), to the holders of the outstanding Company Common Shares, and (ii) a plan of arrangement, in the form attached hereto as Exhibit B (as amended from time to time in accordance with this Agreement, the “Plan of Arrangement”), to the Supreme Court of British Columbia (the “Court”);

9 WHEREAS, the Board of Directors of Parent (the “Parent Board”) has unanimously (i) determined that the form, terms and provisions of each of the Arrangement Agreement and the Plan of Arrangement are advisable, fair and reasonable to and in the best interests of Parent and the holders of outstanding Parent Common Stock, (ii) approved and adopted this Agreement, the Plan of Arrangement and the Transactions, including the issuance of the Stock Consideration (the “Stock Issuance”), (iii) authorized and empowered Parent to enter into this Agreement and the Plan of Arrangement, and to consummate the Transactions, including the Stock Issuance, on the terms and subject to the conditions set forth in the this Agreement and the Plan of Arrangement and (iv) resolved to recommend that the holders of the outstanding Parent Common Stock approve the Stock Issuance; WHEREAS, the directors of Australia Sub (the “Australia Sub Board”) have unanimously (i) approved the Transactions and (ii) approved the execution, delivery and performance of this Agreement and the Australian Transaction Implementation Deed; WHEREAS, the Board of Directors of U.S. Sub (the “U.S. Sub Board”) has unanimously (i) determined that this Agreement and the Transactions are advisable and in the best interests of, U.S. Sub and its sole stockholder and (ii) authorized and approved this Agreement and the Transactions; WHEREAS, concurrently with the execution and delivery of this Agreement and as a material inducement to Parent’s, Australia Sub’s and U.S. Sub’s execution and delivery of this Agreement, certain holders of outstanding Company Common Shares (the “Support Parties”) are executing support and voting agreements (the “Support Agreements”) with Parent, pursuant to which each such Support Party agreed to vote in favour of the Arrangement, including the Arrangement Resolution, and any other matter that could reasonably be expected to facilitate the Arrangement; WHEREAS, prior to the Effective Time, and as a material inducement to Parent’s, Australia Sub’s and U.S. Sub’s execution and delivery of this Agreement, each of the individuals identified on Exhibit C hereto (collectively, the “Parent Consultants”) will execute a consulting agreement, in each case, to be effective upon the Closing, pursuant to which each of the Parent Consultants will be issued certain options of Parent; WHEREAS, prior to the Effective Time, Company shall solicit the approval of holders of a majority of the outstanding equity interests in Falcon Australia not held by Company (the “Minority Shareholders”) to obtain the Minority Shareholder Approval (as defined herein); and WHEREAS, Parent, Australia Sub, U.S. Sub and Company desire to make certain representations, warranties and covenants in connection with, and to prescribe certain conditions to, the Transactions. NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and conditions set forth in this Agreement, and intending to be legally bound, Parent, Australia Sub, U.S. Sub and Company agree as follows:

10 ARTICLE 1 THE ARRANGEMENT Section 1.1 Arrangement. (a) The Parties agree to implement the Arrangement in accordance with and subject to the terms and conditions contained in this Agreement and the Plan of Arrangement. (b) The Closing will take place on the Effective Date, or at such other time and place as may be agreed by Parent and Company, via electronic document exchange. Section 1.2 Company Implementation Steps. (a) As promptly as reasonably practicable following execution of this Agreement and in any event in sufficient time to hold the Company Meeting in accordance with this Agreement, Company shall apply to the Court in a manner reasonably acceptable to Parent, pursuant to Section 291 of the BCBCA, and in cooperation with Parent, prepare, file and diligently pursue an application for the Interim Order. Company shall use reasonable best efforts to schedule the Interim Order hearing with the Court for a date on or about the fifteenth (15th) calendar day immediately following the date of filing of the Parent Proxy Statement with the SEC; provided that Company shall reschedule such hearing if SEC Clearance is not obtained (or not obtainable) by the third (3rd) Business Day prior to the date of the hearing; provided further that in the event such hearing is rescheduled, Company shall use reasonable best efforts to reschedule such hearing to occur as soon as reasonably practicable following the receipt of SEC Clearance, in each case subject to the availability of the Court. The Interim Order shall provide (among other things): (i) for the class of persons to whom notice shall be provided in respect of the Arrangement on the terms and subject to the conditions set forth in the Plan of Arrangement and the Company Meeting and for the manner in which such notice shall be provided; (ii) that the requisite approval (the “Company Requisite Shareholder Vote”) for the Arrangement Resolution shall be: (A) at least two-thirds of the votes cast on the Arrangement Resolution by those holders of Company Common Shares present in person or represented by proxy at the Company Meeting, each Company Common Share entitling the holder thereof to one vote on the Arrangement Resolution; and (B) if required under Canadian Securities Laws, a simple majority of the votes cast on the Arrangement Resolution by holders of Company Common Shares present in person or represented by proxy at the Company Meeting after excluding the votes cast by those persons whose votes are required to be excluded in accordance with Multilateral Instrument 61-101 – Protection of Minority Security Holders in Special Transactions (“MI 61-101”);

11 (iii) that, in all other material respects, other than as ordered by the Court, the terms, restrictions and conditions of the Organizational Documents of Company as in effect as of the entry into this Agreement, including quorum requirements and all other matters, shall apply in respect of the Company Meeting; (iv) for the notice requirements with respect to the presentation of the application to the Court for the Final Order; (v) that, for purposes of the BCBCA and consideration of the Arrangement Resolution, the Company Meeting may be adjourned or postponed from time to time by Company (subject to the terms of this Agreement) without the need for additional approval of the Court, and that notice of such adjournment or postponement may be given by such method as Company determines is appropriate in the circumstances, and that, subject to the terms of this Agreement, the time period required for any such adjournment or postponement shall be for such time period or periods as Company deems advisable; (vi) confirmation of the record date for the purposes of determining the holders of Company Common Shares entitled to receive material and vote at the Company Meeting in accordance with the Interim Order; (vii) that the record date for holders of Company Common Shares entitled to notice of, and for holders of Company Common Shares entitled to vote at, the Company Meeting will not change in respect of any adjournment(s) or postponement(s) of the Company Meeting, unless required by the Court or applicable Laws; (viii) that, subject to the discretion of the Court, the Company Meeting may be held as a virtual-only or hybrid shareholder meeting and that holders of Company Common Shares that participate in the Company Meeting by virtual means will be deemed to be present at the Company Meeting; (ix) that, if a virtual-only Company Meeting is held with the approval of the Court, such Company Meeting will be deemed to be held at the location of Company’s registered office; (x) that Company and Parent are authorized to make such amendments, revisions or supplements (the “Supplemental Information”) to the Applicable Proxy Statement / Circular, form of proxy, notices of the Company Meeting and Parent Meeting, letter of transmittal and notice of originating application and similar documents, subject to the other provisions of this Agreement, as they may determine, subject to the prior written consent of the other Party (not to be unreasonably withheld, conditioned or delayed), or as is necessary to comply with Applicable Securities Laws (provided that the other Party has been provided a reasonable opportunity to comment thereon and the disclosing Party has considered such comments in good faith), and Company and Parent shall disclose such Supplemental Information (subject to the terms of this Section 1.2(a)(x)), including any material changes, by the method and in the time most reasonably practicable in the circumstances as determined by Company or Parent and in compliance with Applicable

12 Securities Laws (including by news release, newspaper advertisement, Current Report on Form 8-K, or by notice sent to the Company shareholders or Parent stockholders, as applicable, by any of the means such meeting materials are otherwise sent to such holders); and without limiting the generality of the foregoing, if any material change or material fact (each within the meaning of Applicable Securities Laws) arises between the date of the Interim Order and the date of the Company Meeting or Parent Meeting, which change or fact, if known prior to mailing of the Applicable Proxy Statement / Circular, would have been disclosed in the Applicable Proxy Statement / Circular, then, subject to the other terms of this Section 1.2(a)(x): (A) Parent or Company, as applicable, shall advise the Parent stockholders or Company shareholders, respectively, of the material change or material fact by disseminating a news release and making all requisite filings with the SEC and SEDAR+, as applicable, in accordance with Applicable Securities Laws and the policies of the applicable Exchanges; and (B) provided that the foregoing news release describes the applicable material change or material fact in reasonable detail and no amendment to the Applicable Proxy Statement / Circular is required to be filed pursuant to the Securities Laws, neither Parent nor Company shall be required to deliver an amendment to the Applicable Proxy Statement / Circular to the Parent stockholders or Company shareholders, respectively, or otherwise give notice to the Parent stockholders or Company shareholders, respectively, of the material change or material fact other than dissemination and filing of the foregoing news release; (xi) that each holder of Company Common Shares entitled to receive the Consideration pursuant to the Arrangement will have the right to appear before the Court so long as they enter an appearance within a reasonable time and in accordance with the procedures set out in the Interim Order; (xii) that it is Parent’s intention to rely upon the exemption from registration provided by Section 3(a)(10) of the U.S. Securities Act with respect to the issuance of the Parent Common Stock (the “Parent Issued Securities”) to be issued to Company and distributed to certain holders of Company Common Shares pursuant to the Arrangement, based on the Court’s approval of the Arrangement; and (xiii) for such other matters as Parent and Company may reasonably require, subject to obtaining the prior consent of the other Party, such consent not to be unreasonably withheld, conditioned or delayed. (b) Company shall, as soon as reasonably practicable after the earliest to occur of (y) the SEC informing Parent that it has no comments to or will not review the Parent Proxy Statement (and Parent agrees to advise Company of such matters promptly after the SEC informs Parent of such) or (z) the passage of at least ten (10) calendar days (as calculated pursuant to Rule 14a-6 of the Exchange Act) since the filing of a preliminary Parent Proxy Statement with the SEC not informing Parent that it intends to review the Parent Proxy Statement (in either case, “SEC Clearance”) and consistent with the provisions set forth in Section 4.6:

13 (i) duly take all lawful action to call, give written notice of, convene and hold the Company Meeting in accordance with the Interim Order, the Organizational Documents of Company and applicable Laws; (ii) in consultation with Parent, fix and publish a record date for purposes of determining the Company shareholders entitled to receive notice of and vote at the Company Meeting in accordance with the Interim Order; (iii) without Parent’s prior written consent, Company will not propose or submit for consideration at the Company Meeting any business other than the Arrangement, matters of procedure and any other matters required by applicable Laws to be voted on by the Company shareholders in connection with the Arrangement; (iv) allow Parent’s Representatives and legal counsel to attend the Company Meeting; (v) not adjourn, postpone or cancel (or propose or permit the adjournment, postponement or cancellation of) the Company Meeting without Parent’s prior written consent, which written consent shall not be unreasonably withheld, conditioned or delayed, except pursuant to and in accordance with Section 4.6(a) or as otherwise expressly permitted under this Agreement; (vi) subject to the terms of this Agreement, solicit proxies in favor of the Arrangement Resolution, including, if so requested by Parent using the services of dealers and proxy solicitation firms to solicit proxies in favor of the approval of the Arrangement Resolution (which costs shall be borne by Company); (vii) promptly advise Parent of any written notice of dissent or purported exercise by any Company shareholder of Dissent Rights received by Company in relation to the Arrangement and any withdrawal of Dissent Rights received by Company and any written communications sent by or on behalf of Company to any Company shareholder exercising or purporting to exercise Dissent Rights in relation to the Arrangement; and (viii) at the reasonable request of Parent from time to time, promptly provide Parent with a list (in both written and electronic form as may be provided by Company’s registrar and transfer agent) of: (A) the registered Company shareholders, together with their addresses and respective holdings of Company Common Shares; and (B) to the extent available to Company, participants in book-based systems and non- objecting beneficial owners of Company Common Shares, together with their addresses and respective holdings of Company Common Shares. Company shall from time to time require that its registrar and transfer agent furnish Parent with such additional information, including updated or additional lists of Company shareholders and lists of holdings and other assistance as Parent may reasonably request. For the avoidance of doubt, Parent or Company shall not be required to take any action pursuant to, in connection with, or with respect to this Agreement that is, or in Parent’s or

14 Company’s (as applicable) sole and reasonable judgement would constitute, a violation of economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the United States (including the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) and the U.S. Department of State), the United Nations Security Council, the European Union, any European Union Member State, or the United Kingdom (collectively, “Sanctions”). (c) If (i) the Interim Order is obtained, (ii) the Arrangement Resolution is approved at the Company Meeting by Company shareholders as provided for in the Interim Order and as required by applicable Law, and (iii) the Stock Issuance is approved at the Parent Meeting by Parent stockholders as required by NYSE rules, Company shall take all steps necessary or desirable to submit the Arrangement to the Court and diligently pursue an application for the Final Order pursuant to Section 291 of the BCBCA as soon as reasonably practicable, and in any event such that the Final Order hearing occurs not later than five (5) Business Days after the later of the approval of the Arrangement Resolution and the approval of the Stock Issuance, subject to the availability of the Court. Section 1.3 Parent Implementation Steps. (a) Parent shall, as soon as reasonably practicable after SEC Clearance and consistent with the provisions set forth in Section 4.6: (i) duly take all lawful action to call, give written notice of, convene and hold the Parent Meeting; (ii) in consultation with Company, fix and publish a record date for the purposes of determining Parent stockholders entitled to receive notice of and vote at the Parent Meeting and give notice to Company of the Parent Meeting; (iii) allow Company’s Representatives and legal counsel to attend the Parent Meeting; (iv) not adjourn, postpone or cancel (or propose or permit the adjournment, postponement or cancellation of) the Parent Meeting without Company’s prior written consent, which written consent shall not be unreasonably withheld, conditioned or delayed, except pursuant to and in accordance with Section 4.6(b) or as otherwise expressly permitted under this Agreement; (v) subject to the terms of this Agreement, solicit proxies in favor of the Stock Issuance by Parent, including, if reasonably requested by Company, using the services of dealers and proxy solicitation firms to solicit proxies in favor of the approval of the Stock Issuance (which costs shall be borne by Parent); and (vi) at the reasonable request of Company from time to time, promptly provide Company with a list (in both written and electronic form as may be provided by Parent’s registrar and transfer agent) of: (A) the registered Parent stockholders, together with their addresses and respective holdings of Parent Common Stock and (B) to the extent

15 available to Parent, participants in book-based systems and non-objecting beneficial owners of Parent Common Stock, together with their addresses and respective holdings of Parent Common Stock. Parent shall from time to time require that its registrar and transfer agent furnish Company with such additional information, including updated or additional lists of Parent stockholders and lists of holdings and other assistance as Company may reasonably request. Section 1.4 Dissenting Shares. Prior to the Company Meeting, Company shall provide Parent with prompt (and in no event later than two (2) Business Days after receipt of notice) written notice of any purported exercise or withdrawal of Dissent Rights by any shareholder of Company that is received by or on behalf of Company or any of its Representatives in relation to the Arrangement Resolution. Subject to applicable Law, Company shall provide Parent with the opportunity to participate in and direct all negotiations and proceedings with respect to any exercise of such Dissent Rights. Company shall not make any payment with respect to, settle or offer to settle, or otherwise negotiate any exercise of such Dissent Rights without the prior written consent of Parent. Section 1.5 Closing. (a) Subject to satisfaction or waiver of all of the conditions set forth in Article 5, the Arrangement shall be effective at the Effective Time on the Closing Date and will have all of the effects provided by applicable Law, including the BCBCA. (b) As soon as reasonably practicable, but in any event not later than five (5) Business Days after the last of the conditions set forth in Article 5 (excluding conditions that, by their terms, cannot be satisfied until the Closing Date, but subject to the satisfaction of such conditions) have been satisfied or, waived by the applicable Party in whose favor the condition is, or at such later date as is mutually agreed to in writing by the Parties, the Parties will complete the Arrangement, and the Arrangement shall become effective at the Effective Time and the steps comprising the Plan of Arrangement will be deemed to occur in the order, at the times, and in the manner set forth therein. Section 1.6 Directors and Officers of Parent. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable Law, (a) the members of the Parent Board immediately prior to the Effective Time shall be the members of the Parent Board and (b) the officers of Parent immediately prior to the Effective Time shall be the officers of Parent. Section 1.7 U.S. Securities Act Matters. The Parties agree that the Arrangement will be carried out with the intention, and will use their reasonable best efforts to ensure that, all Parent Issued Securities issued on completion of the Arrangement pursuant to this Agreement and the Plan of Arrangement will be issued by Parent in reliance on the exemption from the registration requirements of the U.S. Securities Act provided by Section 3(a)(10) thereunder. In order to ensure the availability of the exemption under Section 3(a)(10) of the U.S. Securities Act and to facilitate the Parties compliance with other U.S. Securities Laws, the Parties agree that the Arrangement will be carried out on the following basis:

16 (a) the Arrangement will be subject to the approval of the Court, including an affirmative determination of procedural and substantive fairness; (b) prior to the issuance of the Interim Order, the Court will be advised of the intention of Parent to rely on the exemption from the registration requirements of the U.S. Securities Act provided by Section 3(a)(10) of the U.S. Securities Act prior to the hearing required to approve the Arrangement; (c) prior to the issuance of the Interim Order, Company will file with the Court a draft copy of the proposed text of the Company Circular together with any other documents required by Law in connection with the Company Meeting; (d) the Court will be required to satisfy itself as to the fairness of the Arrangement to the holders of Company Common Shares (the “Company Issued Securities”), subject to the Arrangement; (e) Company will ensure that: (i) holders of Company Common Shares entitled to receive Parent Common Stock on completion of the Arrangement will be given adequate notice advising them of their right to attend the hearing of the Court to give approval of the Arrangement and providing them with sufficient information necessary for them to exercise that right; and (ii) holders of Company Stock Options as of the date of this Agreement will be given adequate notice advising them of their right to attend and observe the hearing of the Court; (f) the holders of Company Issued Securities entitled to receive Parent Issued Securities pursuant to the Arrangement will be advised that the Parent Issued Securities issued pursuant to the Arrangement have not been registered under the U.S. Securities Act and will be issued by Parent in reliance on the exemption from registration under Section 3(a)(10) of the U.S. Securities Act; (g) the Final Order approving the Arrangement that is obtained from the Court will expressly state that the Court is satisfied that the Arrangement is procedurally and substantively fair to the holders of Company Issued Securities; (h) the Interim Order approving the Company Meeting will specify that each holder of Company Common Shares will have the right to appear before the Court at the hearing of the Court to give approval of the Arrangement so long as they enter an appearance within a reasonable time; and (i) the Final Order shall include a statement (which may be in the recitals thereof) to substantially the following effect: “AND UPON being advised that the approval of the Arrangement by this Court will have the effect of providing the basis for an exemption from the registration requirements of the United States Securities Act of 1933, as amended, pursuant to Section 3(a)(10) thereof, with respect to the issuance of securities of Tamboran Resources Corporation pursuant to the Arrangement.”

17 Section 1.8 Canadian Securities Laws Matters. The Parties agree that the Arrangement will be carried out with the intention that, and each shall use reasonable best efforts to ensure that, all Parent Issued Securities issued on completion of the Arrangement pursuant to this Agreement and the Plan of Arrangement will be issued by Parent in reliance on exemptions from the prospectus requirements of applicable Canadian Securities Laws. Section 1.9 Payment of Consideration. Australia Sub and U.S. Sub (or Parent, on behalf of Australia Sub and U.S. Sub, as the case may be) will, following receipt by Company of the Final Order and prior to the Effective Time, deposit in escrow, or cause to be deposited in escrow (the terms and conditions of such escrow to be satisfactory to the Parties, acting reasonably) (a) with the Depositary sufficient shares of Parent Common Stock to satisfy the aggregate Stock Consideration issuable pursuant to the Arrangement and the Company shall have received written confirmation (e-mail being sufficient) from the Depositary of the receipt of such Stock Consideration by the Depositary; and (b) with the Blocked Account Agent, sufficient cash to satisfy the aggregate Cash Consideration payable pursuant to the Arrangement, and the Company shall have received written confirmation (e-mail being sufficient) from the Blocked Account Agent of the receipt of such Cash Consideration by the Blocked Account Agent. For the avoidance of doubt, Cash Consideration owed to Company in which any Person that is the target of Sanctions, including (w) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC or the U.S. Department of State, the United Nations Security Council, the European Union, any Member State of the European Union, or the United Kingdom; (x) any Person operating, organized, or resident in a Sanctioned Country; (y) the government of a Sanctioned Country or the Government of Venezuela; or (z) any Person fifty percent (50%) or more owned or controlled by any such Person or Persons or acting for or on behalf of such Person or Persons (a “Sanctioned Person”), holds an interest will be placed in a blocked account at the Blocked Account Agent and reported to OFAC as blocked property. Section 1.10 Withholding Rights. Parent, Australia Sub, U.S. Sub, Company and the Depositary and their respective affiliates and agents shall be entitled to deduct and withhold from all distributions or payments otherwise payable to any former Company shareholder or other person (an “Affected Person”) such amounts as any of them is required to deduct and withhold with respect to such payment under the Tax Act, the Code or any provision of any applicable federal, provincial, state, local or foreign Tax Law or treaty, in each case, as amended (a “Withholding Obligation”). To the extent that amounts are so deducted and withheld, such deducted and withheld amounts shall be treated for all purposes hereof as having been paid or delivered to the Affected Person in respect of which such deduction and withholding was made. Parent, Australia Sub, U.S. Sub, Company, and the Depositary and their respective affiliates and agents shall cooperate in good faith with one another and use their respective reasonable best efforts to obtain, upon request, a permitted reduction of or relief from any Withholding Obligation. Parent, Australia Sub, U.S. Sub, Company and the Depositary and their respective affiliates and agents shall also have the right to:withhold and sell, on their own account or through a broker (the “Broker”), and on behalf of any Affected Person; or (b) require the Affected Person to irrevocably direct the sale through a Broker and irrevocably direct the Broker to pay the proceeds of such sale to Company, the Depositary,

18 Australia Sub, U.S. Sub or Parent as appropriate (and, in the absence of such irrevocable direction, the Affected Person shall be deemed to have provided such irrevocable direction); such number of shares of Parent Common Stock issued or issuable to such Affected Person pursuant to the Agreement as is necessary to produce sale proceeds (after deducting commissions payable to the Broker and other reasonable costs and expenses) sufficient to fund any Withholding Obligation. Any such sale of shares of Parent Common Stock shall be effected in good faith at prevailing market prices employing commercially reasonable practices on a public market and as soon as practicable following the Effective Date. None of Parent, Australia Sub, U.S. Sub, Company, the Depositary or the Broker or their respective affiliates and agents will be liable for any loss arising out of any sale of such shares of Parent Common Stock if such sale is made in accordance with this Section 1.10. ARTICLE 2 REPRESENTATIONS AND WARRANTIES OF COMPANY Except as set forth in the applicable section or subsection of the disclosure letter dated as of the date of this Agreement and delivered by Company to Parent, Australia Sub and U.S. Sub on or prior to the entry into this Agreement (the “Company Disclosure Letter”) and except as disclosed in the Company Securities Documents (including all exhibits and schedules thereto and documents incorporated by reference therein) filed with or furnished to Canadian Securities Authorities and available on SEDAR+, since December 31, 2023 and prior to the date of this Agreement (excluding any disclosures set forth or referenced in any risk factor section or in any other section, in each case, to the extent they are forward-looking statements or cautionary, predictive, non-specific or forward-looking in nature (but, for clarity, including any historical factual information contained within such headings, disclosure or statements)), Company represents and warrants to Parent, Australia Sub and U.S. Sub as follows: Section 2.1 Organization, Standing and Power. Each of Company and the Subject Entities is a corporation, partnership, limited liability company or other entity duly organized, as the case may be, validly existing and in good standing under the Laws of its jurisdiction of incorporation, continuation or organization, with all requisite entity power and authority to own, lease and operate its assets and properties and to carry on its business as now being conducted. Each of Company and the Subject Entities is duly qualified or licensed and in good standing to do business in each jurisdiction in which the business it is conducting, or the operation, ownership or leasing of its assets or properties, makes such qualification or license necessary, other than where the failure to so qualify, license or be in good standing would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Company and the Subject Entities, taken as a whole (a “Company Material Adverse Effect”). Company has heretofore made available to Parent in the Company Data Room complete and correct copies of its Organizational Documents and the Organizational Documents of each of the Subject Entities, each as amended prior to the execution of this Agreement, and each as made available to Parent is in full force and effect, and neither Company nor any of the Subject Entities is in violation of any of the provisions of such Organizational Documents. Section 2.2 Capital Structure.

19 (a) As of the date of this Agreement, the authorized capital stock of Company consists of (i) an unlimited number of Company Common Shares. At the close of business on September 26, 2025 (the “Measurement Date”) no more than 1,109,141,512 Company Common Shares were issued and outstanding. (b) Except as set forth in Schedule 2.2(b) of the Company Disclosure Letter, all Subject Interests are owned by Company or a Subject Entity, are free and clear of all Encumbrances, other than Permitted Encumbrances, and have been duly authorized, validly issued, fully paid and nonassessable and all such shares or equity ownership interests are set forth in Schedule 2.2(b) of the Company Disclosure Letter. There are not any shareholder agreements, voting trusts or other agreements to which Company or any of the Subject Entities is a party or by which it is bound relating to the voting of any shares of capital stock or other equity interest of Company or any of the Subject Entities. Since December 31, 2023, Company has not waived any “standstill” or similar provision applicable to the Company Common Shares or other equity interests in Company or the Subject Entities, whether at the request of a third party or otherwise. No Subject Entity owns any Company Common Shares. (c) As of the date of this Agreement, neither Company nor any of the Subject Entities has any (i) interests in a joint venture or, directly or indirectly, equity securities or other similar equity interests in any Person or (ii) obligations, whether contingent or otherwise, to consummate any additional investment in any Person, in each case, other than the Subject Entities and the joint ventures listed on Schedule 2.2(c) of the Company Disclosure Letter. (d) Schedule 2.2(d) of the Company Disclosure Letter sets forth a true, correct and complete list of the holders of all Company Stock Options as of the date of this Agreement, indicating, with respect to each Company Stock Option, the number of Company Common Shares subject to such Company Stock Option, the date of grant, the vesting schedule, and the expiration date thereof. All Company Stock Options have been granted in both documentary and operational compliance in accordance with the terms of the applicable equity incentive plan, all applicable Laws, including all Applicable Securities Laws. Section 2.3 Authority; No Violations. (a) Company has all requisite corporate power and authority to execute and deliver this Agreement and, subject to obtaining the approval by the Court of the Interim Order and the Final Order and obtaining the Company Requisite Shareholder Vote to approve the Arrangement Resolution, to perform its obligations hereunder. The execution and delivery of this Agreement by Company and the consummation by Company of the Transactions have been duly authorized by all necessary corporate action on the part of Company, subject to obtaining the Company Requisite Shareholder Vote to approve the Arrangement Resolution and obtaining the approval by the Court of the Interim Order and the Final Order. This Agreement has been duly executed and delivered by Company, and assuming the due and valid execution of this Agreement by Parent, Australia Sub and U.S. Sub, constitutes a valid and binding obligation of Company enforceable against Company in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and other Laws of general applicability relating to or affecting creditors’ rights and to general principles of equity regardless of whether

20 such enforceability is considered in a Proceeding in equity or at Law (collectively, “Creditors’ Rights”). The Company Board has unanimously (i) determined that the Arrangement is in the best interests of Company and is fair to the holders of the Company Common Shares, (ii) approved this Agreement and the Arrangement, and (iii) resolved to recommend for approval (A) the Arrangement Resolution, to the holders of the outstanding Company Common Shares, and (B) the Plan of Arrangement, to the Court (such recommendation described in this clause (iii), the “Company Board Recommendation”). The Company Requisite Shareholder Vote is the only vote of the holders of any class or series of the Company Capital Stock or any other security of Company or any of the Subject Entities necessary to approve and adopt this Agreement and the Transactions, including the Arrangement. (b) The execution, delivery and performance of this Agreement does not, and the consummation of the Transactions will not (i) contravene, conflict with or result in a breach or violation of any provision of the Organizational Documents of Company (assuming the Company Requisite Shareholder Vote is obtained) or any Subject Entity, (ii) with or without notice, lapse of time or both, result in a breach or violation of, a termination (or right of termination) of or default under, the creation or acceleration of any obligation or the loss of a benefit under, or result in the creation of any Encumbrance upon any of the properties or assets of Company or any of the Subject Entities under, any provision of any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, permit, franchise or license to which Company or any of the Subject Entities is a party or by which it or any of the Subject Entities or its or their respective properties or assets are bound, or (iii) assuming the Consents referred to in Section 2.4 are duly and timely obtained or made and the Company Requisite Shareholder Vote has been obtained and the Court has granted the Interim Order and the Final Order, contravene, conflict with or result in a breach or violation of any Law applicable to Company or any of the Subject Entities or any of their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such contraventions, conflicts, violations, defaults, acceleration, losses, or Encumbrances that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Section 2.4 Consents. No Consent from or with any Governmental Entity is required to be obtained or made by Company or any of the Subject Entities in connection with the execution, delivery and performance of this Agreement by Company or the consummation by Company of the Transactions and neither Company nor any of the Subject Entities is required to submit any notice, report or other filing with any Governmental Entity in connection with the execution, delivery or performance of this Agreement or the consummation of the Transactions, except for: (a) filings as required by Applicable Securities Laws and Regulatory Laws and obtaining the Regulatory Approvals, (b) the filing and recordation of appropriate documents as required by the BCBCA, and (c) filings that would not prevent or materially delay the consummation of the Transactions. Section 2.5 Securities Documents; Financial Statements. (a) Since December 31, 2023 (the “Applicable Date”), Company has filed or furnished with Canadian Securities Authorities and AIM, on a timely basis, all forms, reports, certifications, schedules, statements and documents required to be filed or furnished under Applicable Securities Laws (the “Company Securities Documents”). As of their respective dates,

21 each of the Company Securities Documents, as amended, complied, or if not yet filed or furnished, will comply, as to form in all material respects with the Applicable Securities Laws, and none of the Company Securities Documents contained, when filed (or, if amended prior to the entry into this Agreement, as of the date of such amendment with respect to those disclosures that are amended), or if filed with or furnished to the applicable Securities Authorities subsequent to the date of this Agreement, will contain any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. (b) The financial statements of Company included in the Company Securities Documents, including all notes and schedules thereto, complied, or, in the case of Company Securities Documents filed after the entry into this Agreement, will comply in all material respects, when filed (or if amended prior to the date of this Agreement, as of the date of such amendment) with Applicable Securities Laws with respect thereto, were, or, in the case of Company Securities Documents filed after the date of this Agreement, will be prepared in accordance with IFRS applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by applicable Canadian Securities Laws) and fairly present in all material respects in accordance with applicable requirements of IFRS (subject, in the case of the unaudited statements, to normal year-end audit adjustments) the financial position of Company and its consolidated Subsidiaries as of their respective dates and the results of operations and the cash flows of Company and its consolidated Subsidiaries for the periods presented therein. (c) Company has established and maintains a system of internal control over financial reporting and disclosure controls and procedures (as such terms are defined in Canadian Securities Laws); such disclosure controls and procedures are designed to ensure that material information relating to Company, including its consolidated Subsidiaries, required to be disclosed by Company in the reports that it files or submits under Applicable Securities Laws is accumulated and communicated to Company’s principal executive officer and its principal financial officer to allow timely decisions regarding required disclosure; and such disclosure controls and procedures are effective to ensure that information required to be disclosed by Company in the reports that it files or submits under Applicable Securities Laws is recorded, processed, summarized and reported within the time periods specified in Applicable Securities Laws, and further designed and maintained to provide reasonable assurance regarding the reliability of Company’s financial reporting and the preparation of Company financial statements for external purposes in accordance with IFRS. There is no significant deficiency or material weakness in the design or operation of internal control over financial reporting (as defined in Canadian Securities Laws) utilized by Company or its Subsidiaries, and, since December 31, 2023, there has not been, any illegal act or fraud, whether or not material, that involves management or other employees who have a significant role in Company’s internal controls. The principal executive officer and the principal financial officer of Company have made all certifications required by Applicable Securities Laws with respect to the Company Securities Documents, and the statements contained in such certifications were complete and correct in all material respects as of the dates they were made.

22 Section 2.6 Absence of Certain Changes or Events. (a) Since December 31, 2023 through the date of this Agreement, there has not been any Company Material Adverse Effect or any event, change, effect or development that, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect. (b) From December 31, 2023 through the date of this Agreement, except as disclosed in the Company Securities Documents: (i) the Subject Entities have conducted the Business in the ordinary course of business in all material respects; and (ii) there has not been any material damage, destruction or other casualty loss with respect to any material asset or property owned, leased or otherwise used by any of the Subject Entities, including the Oil and Gas Properties of the Subject Entities, whether or not covered by insurance. (c) Except as disclosed in Schedule 2.6(c) of the Company Disclosure Letter, since December 31, 2023 through the date of this Agreement, neither Company nor any Subject Entity has taken any action that would not be permitted without Parent’s consent under Section 4.1. Section 2.7 No Undisclosed Material Liabilities. There are no liabilities of Company or any of the Subject Entities of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, other than: (a) liabilities adequately provided for on the balance sheet of Company dated as of December 31, 2024 (including the notes thereto) contained in the Company Securities Documents for the twelve (12) months ended December 31, 2024; (b) liabilities not required to be presented on the face of a balance sheet in accordance with IFRS; (c) liabilities incurred in the ordinary course of business subsequent to December 31, 2024; (d) liabilities incurred in connection with the Transactions; and (e) liabilities incurred as expressly required under this Agreement. Neither Company nor any of the Subject Entities is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar contract or arrangement or any “off-balance sheet arrangements” of any type (as defined in Item 303(a) of Regulation S-K under the Securities Act), where the result, purpose or effect of such contract is to avoid disclosure of any material transaction involving, or material liabilities of, Company any of the Subject Entities, in Company’s consolidated financial statements. Section 2.8 Company Circular. The Company Circular will comply in all material respects with the applicable requirements of Applicable Securities Laws, as well as the Interim Order, except that no representation or warranty is being made by Company with respect to the information supplied by or on behalf of Parent for inclusion in the Company Circular or incorporation by reference therein. The Company Circular will not, at the time the Company Circular (or any amendment or supplement thereto) is filed with the Canadian Securities Authorities or first sent to Company shareholders or at the time of the Company Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they

23 were made, not misleading, except that no representation or warranty is being made by Company with respect to the information supplied by or on behalf of Parent for inclusion in the Company Circular or incorporation by reference therein. Section 2.9 Permits; Compliance with Applicable Law. (a) Except as set forth in Schedule 2.9(a) of the Company Disclosure Letter, the Subject Entities hold and at all times since the Applicable Date have held all material permits, licenses, certifications, registrations, Consents, authorizations, variances, exemptions, orders, franchises and approvals of all Governmental Entities necessary to own, lease and operate their respective properties and assets and for the lawful conduct of the Business as it was or is now being conducted, as applicable (collectively, the “Company Permits”), and have paid all fees and assessments due and payable in connection therewith. All Company Permits are in full force and effect and no suspension or cancellation of any of the Company Permits is pending or, to the knowledge of Company, threatened, and the Subject Entities are in compliance with the terms of the Company Permits, except as would not reasonably be expected to be material to the Company and the Subject Entities, taken as a whole. (b) The Business (and with respect to the business and Oil and Gas Properties of the Subject Entities that are operated by third parties, to the knowledge of Company) is not currently being conducted, and at no time since the Applicable Date has been conducted, in material violation of any applicable Law. No investigation or review by any Governmental Entity with respect to Company, the Business or any of the Subject Entities is pending or, to the knowledge of Company, threatened, other than those the outcome of which would not reasonably be expected to be material to Company and the Subject Entities, taken as a whole. Section 2.10 Compensation; Benefits. (a) Set forth on Schedule 2.10(a) of the Company Disclosure Letter is a list, as of the date hereof, of all of the material Company Benefit Plans (including, for certainty, all Company Employment Agreements). (b) True, correct and complete copies (or a written description of material terms if such plan is not written) of each material Company Benefit Plan and related trust documents, insurance contracts, funding agreements and favorable determination letters, if applicable and material, have been furnished or made available to Parent or its Representatives, along with the most recent report filed with a Governmental Entity, including a Form 5500 or Annual Information Return, a summary plan description or employee booklet with respect to each Company Benefit Plan required to be filed with a Governmental Entity, the most recently prepared actuarial reports and financial statements, and all material or non-routine correspondence to or from any Governmental Entity received or sent in the past three (3) years addressing any matter involving actual or potential material liability relating to a Company Benefit Plan. (c) Each Company Benefit Plan has been established, registered (where required), funded, administered, invested and maintained in compliance in all material respects with all applicable Laws, including, to the extent applicable, ERISA and the Code, and in

24 accordance with its terms. (d) Except as would not reasonably be expected to have a Company Material Adverse Effect (i) there are no actions, suits or claims pending (other than routine claims for benefits) or, to the knowledge of Company, threatened against, or with respect to, any of the Company Benefit Plans, and there are no Proceedings initiated or, to Company’s knowledge, reasonably expected to be initiated by a Governmental Entity, or any other party, with respect to any of the Company Benefit Plans and (ii) as of the date of this Agreement, none of the Subject Entities has any liability (nor, to Company’s knowledge, reasonably expects to incur any material liability) for any assessment, excise or penalty Taxes with respect to any Company Benefit Plan. (e) All contributions or premiums required to be made by any of the Subject Entities to the Company Benefit Plans pursuant to their terms or applicable Law have been timely made or accrued or otherwise been adequately reserved to the extent required by, and in accordance with, IFRS. (f) No Company Benefit Plan is intended to be qualified under Section 401(a) of the Code or is otherwise intended to qualify for any Tax-qualified treatment under applicable Laws. (g) None of the Subject Entities or any member of their respective Aggregated Groups sponsors, maintains, contributes to or has an obligation to contribute to, or in the past six (6) years has sponsored, maintained, contributed to or had an obligation to contribute to, or has any current or contingent liability or obligation under or with respect to, and no Company Benefit Plan is: (i) a defined benefit pension plan, (ii) a plan that is or was subject to Title IV of ERISA (including a multiemployer plan within the meaning of Section 3(37) of ERISA), Section 302 of ERISA, or Section 412 of the Code; (iii) “multiple employer plan” within the meaning of Sections 4063 or 4064 of ERISA (in each case under clause (i) and (ii), whether or not subject to ERISA) or Section 413 of the Code; (iv) a “registered pension plan” or “multi-employer pension plan” that contains a “defined benefit provision” within, in each case, the meaning of the Tax Act; (v) a “funded welfare plan” within the meaning of Section 419 of the Code or (vi) a multi-employer pension plan as such term is defined under the Pension Benefits Standards Act (Canada) or any similar plan for purposes of pension standards legislation of another Canadian jurisdiction. (h) No Company Benefit Plan provides retiree or post-employment or post- service medical, disability, life insurance or other welfare benefits coverage to any Person and none of the Subject Entities has any liability to provide post-employment or post-service medical, disability, life insurance or other welfare benefits coverage to any Person or ever represented, promised or contracted to any Person that such Person would be provided with such benefits. (i) Except as disclosed in Schedule 2.10(i) of the Company Disclosure Letter, neither the execution and delivery of this Agreement nor the consummation of the Transactions could reasonable be expected to, alone or in combination with any other event, (A) accelerate the time of payment or vesting, or materially increase the amount of compensation due to any employee or other current or former director, officer, employee or independent contractor of any Subject Entity under any Company Benefit Plan, (B) directly or indirectly cause any Subject Entity

25 to transfer or set aside any material amount of assets to fund any material benefits under any Company Benefit Plan, (C) limit or restrict the right to materially amend, terminate or transfer the assets of any Company Benefit Plan on or following the Effective Date, or (D) result in any payment from any Subject Entity (whether in cash or property or the vesting of property) to any “disqualified individual” (as such term is defined in Treasury Regulations §1.280G-1) of any Subject Entity that would, individually or in combination with any other such payment from any Subject Entity, reasonably be expected to constitute an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code). (j) No Subject Entity has any obligation to provide, and no Company Benefit Plan or other agreement provides any individual with the right to, a gross up, indemnification, reimbursement or other payment for any excise or additional Taxes, including any interest or penalties incurred pursuant to Section 409A or Section 4999 of the Code or due to the failure of any payment to be deductible under Section 280G of the Code. (k) Each Company Benefit Plan or any other agreement, arrangement, or plan of any Subject Entity that constitutes in any part a nonqualified deferred compensation plan within the meaning of Section 409A of the Code has been operated and maintained in all material respects in operational and documentary compliance with Section 409A of the Code and applicable guidance thereunder. Section 2.11 Employment and Labor Matters.Schedule 2.11(a) of the Company Disclosure Letter sets forth a list containing certain information, including the following information, regarding all employees of the Subject Entities as of the date hereof (in aggregate, by category of employees, as applicable): (i) employees’ base annual salary or hourly wage, as applicable, (ii) job location (state or province), and (iii) category of employees, by group; provided that such information has only been provided with respect to an individual to the extent such information may be provided without violating any applicable Laws, whether relating to the transfer or disclosure of personally identifiable information, data privacy or otherwise. Company has made available to Parent a list that sets forth each individual Person who is engaged, as of the date hereof, to provide (whether directly or through an entity the Person owns or controls) contract services to the Subject Entities. (b) (i) No Subject Entity is, nor has it been in the last three (3) years, a party to, subject to, or bound by any Labor Agreement with, and no employee of any of the Subject Entities is represented by, any labor union, works council, trade union, employee association, or other labor organization or similar representative of employees (each, a “Union”), and no employee of any of the Subject Entities is represented by a Union with respect to their employment by any of the Subject Entities, (ii) there is no pending or, to the knowledge of Company, threatened Union representation petition involving any employee of any of the Subject Entities or application by any Person to be certified as the bargaining agent of any employee of any of the Subject Entities, nor has there been such a petition or application since the Applicable Date, (iii) there is no pending or, to the knowledge of Company, threatened Union organizing activities or demands of any Union for recognition or certification with respect to the employees of any of the Subject Entities, nor has there been such activities or demands since the Applicable Date, and (iv) as of the date hereof, Company and the Subject Entities have no notice or consultation obligations to any Union, or to

26 any employees of any of the Subject Entities, in connection with the execution of this Agreement or consummation of the Transactions. (c) As of the date hereof, there is no material grievance arising out of a Labor Agreement, unfair labor practice, charge, or any other material labor-related Proceeding against any of the Subject Entities pending, or, to the knowledge of Company, threatened, nor has there been any such Proceeding in the last three (3) years. (d) As of the date hereof, there is, and since the Applicable Date there has been, no strike, organized labor slowdown, concerted work stoppage, lockout, picketing, handbilling, or other labor dispute pending, or, to the knowledge of Company, threatened, against or involving any Subject Entity. (e) (i) The Subject Entities are, and for the last five (5) years have been, in material compliance with all applicable Laws respecting labor, employment and employment practices including, all such Laws respecting terms and conditions of employment, wages and hours, overtime, worker classification, discrimination, retaliation, harassment, workers’ compensation, immigration, leaves of absence, occupational health and safety, background checks, authorization to work, pay equity, harassment, retaliation, wrongful discharge, fair labor standards, COVID-19, whistleblowing, disability rights or benefits, equal employment opportunity, pay equity, human rights, plant closures and layoffs (including the WARN Act and similar applicable state and provincial legislation), employee trainings and notices, hiring practices, and labor relations (“Employment Laws”), (ii) there are no Proceedings pending or, to the knowledge of Company, threatened against any of the Subject Entities, by or on behalf of any applicant for employment, any current or former employee, individual classified as an independent contractor or any class of the foregoing, relating to any of the Employment Laws, or alleging breach of any express or implied Contract of employment, and (iii) since the Applicable Date, none of the Subject Entities has received any notice of the intent of the Equal Employment Opportunity Commission, the National Labor Relations Board, the Department of Labor or any other Governmental Entity responsible for the enforcement of labor or employment Laws to conduct an investigation or initiate a Proceeding with respect to any of the Subject Entities. (f) All amounts due or accrued for all salary, wages, bonuses, incentive compensation, deferred compensation, commissions, vacation pay, sick days, termination and severance pay and benefits under Company Benefit Plans and other similar accruals have either been paid or are accrued and accurately reflected in the books and records of Company and the Subject Entities, in each case in all material respects. (g) No current or former any employee or other service provider of the any Subject Entity has engaged in (and there have been no allegations that any such Person has engaged in) harassment, discrimination, or similar misconduct of any nature, or breached any policy of any Subject Entity relating to the foregoing, or any other similar act, whether or not unlawful. (h) No current or former employee or independent contractor of any Subject Entity is in any material respect in violation of any term of any employment agreement, nondisclosure agreement, common law nondisclosure obligation, fiduciary duty, noncompetition

27 agreement or restrictive covenant obligation: (i) owed to any Subject Entity or any of its ERISA Affiliates; or (ii) owed to any third party with respect to such person’s right to be employed or engaged by any Subject Entity or its ERISA Affiliate. Section 2.12 Taxes. (a) All income and other material Tax Returns required to be filed by Company or any of the Subject Entities have been duly and timely filed (taking into account valid extensions of time for filing), and all such Tax Returns are complete and accurate in all material respects. All material Taxes that are due and payable by Company or any of the Subject Entities (whether or not reflected on any Tax Return) have been duly and timely paid. All withholding Tax requirements imposed on or with respect to payments by Company or any of the Subject Entities to employees, creditors, equityholders or other Persons have been satisfied in all material respects, including remitting applicable amounts to the appropriate Governmental Entity when required to do so by Law, and Company and the Subject Entities have complied in all material respects with all related information reporting and record retention requirements. (b) There is not in force any waiver, arrangement, election, or agreement for any extension of time or waiving the statutory limitation period for the assessment or payment of any material Tax by Company or any of the Subject Entities (other than pursuant to extensions of time to file Tax Returns obtained in the ordinary course of business). (c) There is no outstanding claim, assessment, audit, proposed adjustment, matter in controversy or deficiency against Company or any of the Subject Entities for any Taxes that has been asserted in writing by any Taxing Authority. There are no Proceedings with respect to Taxes pending or threatened in writing against Company or any of the Subject Entities. (d) Neither Company nor any of the Subject Entities has been a member of an affiliated, consolidated, combined, unitary or similar group for purposes of filing any Tax Return (other than a group the common parent of which is Company or any of the Subject Entities) or has any liability for Taxes of any Person (other than Company or any of the Subject Entities) under Treasury Regulations § 1.1502-6 (or any similar provision of U.S. state or local or non-U.S. Law), as a transferee or successor, by reason of assumption or by operation of Law. (e) No written claim has been made by any Taxing Authority in a jurisdiction where Company or any of the Subject Entities does not currently file a particular Tax Return or pay a particular Tax that Company or such Subject Entity is or may be subject to such Tax or required to file such Tax Return in such jurisdiction. (f) Neither Company nor any of the Subject Entities conducts a trade or business, has a permanent establishment (within the meaning of an applicable Tax treaty), operates or conducts business through any branch, or is otherwise subject to taxation in any country other than the country of its formation.

28 (g) There are no Encumbrances for Taxes on any of the assets of Company or any of the Subject Entities, except for Encumbrances for current period Taxes that are not yet due or delinquent. (h) Neither Company nor any of the Subject Entities is a party to, has any obligation under or is bound by any Tax allocation, Tax sharing or similar Tax arrangement, understanding or agreement pursuant to which it will have any potential liability to any Person after the Effective Time (excluding (A) any Contract or arrangement solely between or among Company and/or any of the Subject Entities and (B) any customary provisions contained in any commercial agreement entered into in the ordinary course of business and not primarily relating to Tax). (i) Neither Company nor any of the Subject Entities has participated, or is currently participating, in a “listed transaction,” as defined in Treasury Regulations § 1.6011- 4(b)(2), a “reportable transaction” as defined in subsection 237.3(1) of the Tax Act, a “notifiable transaction” as defined in subsection 237.4(1) of the Tax Act or any similar transaction requiring disclosure under applicable Law. (j) Neither Company nor any of the Subject Entities has constituted a “distributing corporation” or a “controlled corporation”, each within the meaning of Section 355(a)(1) of the Code, in a distribution of stock intended to qualify for tax-free treatment, in whole or in part, under Section 355 of the Code in the two (2) years prior to the date of this Agreement or in a distribution which would otherwise constitute part of a “plan” or a “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with the Transactions. (k) No material closing agreements, private letter rulings, technical advice memoranda or similar agreements or rulings have been entered into with or issued by any Taxing Authority within the three (3)-year period immediately preceding the date of this Agreement with respect to Company or any of the Subject Entities. (l) Neither Company nor any of the Subject Entities has made an entity classification election for U.S. federal income tax purposes. Neither Company nor any of the Subject Entities is a party to any joint venture, partnership or other arrangement that is treated as a partnership for U.S. federal income tax purposes. Neither Company nor any of the Subject Entities is, or owns, directly, indirectly or constructively, any interest in (A) a “controlled foreign corporation” as defined under Section 957 of the Code or (B) a “passive foreign investment company” as defined under Section 1297 of the Code. (m) There are no circumstances existing which could result in the material application of Section 78 or Sections 80 to 80.04 of the Tax Act, or any equivalent provision under provincial Law, to Company or any of the Subject Entities. Except as in accordance with past practices, Company and its Subsidiaries have not claimed nor will they claim any reserve under any provision of the Tax Act or any equivalent provision under provincial Law, if any material amount could be included in the income of Company or the Subject Entities for any period ending after the Effective Date.

29 (n) For the purposes of the Tax Act, any applicable Tax treaty and any other relevant Tax purposes (i) Company is resident in, and is not a non-resident of, Canada, and is a “taxable Canadian corporation”; and (ii) each of its Subsidiaries is resident in the jurisdiction in which it was formed, and is not resident in any other country and if resident in Canada and is a corporation, is a “taxable Canadian corporation.” Section 2.13 Litigation. Except for such matters as would not reasonably be expected to have a Company Material Adverse Effect, there is no, and for the past three (3) years, there have not been, a (a) Proceeding pending, or, to the knowledge of Company, threatened against or by any of the Subject Entities, any of their Oil and Gas Properties or the Business or (b) judgment, decree, injunction, ruling, order, writ, stipulation, determination or award of any Governmental Entity or arbitrator outstanding any of the Subject Entities or the Business. To the knowledge of Company, as of the date hereof and for the past three (3) years, no officer or director of a Subject Entity is, or has been, a defendant in any Proceeding in connection with his or her status as an officer or director of a Subject Entity. There is no Proceeding to which Company or any of the Subject Entities is a party pending or, to the knowledge of Company, threatened seeking to prevent, modify, delay or challenge the Arrangement or the other Transactions in any material respect. Section 2.14 Intellectual Property and IT Assets. (a) The Subject Entities own or have the right to use all Intellectual Property used in or necessary for the operation of the Business (collectively, the “Company Intellectual Property”) free and clear of all Encumbrances except for Permitted Encumbrances, except, in each case, as would not reasonably be expected to have a Company Material Adverse Effect. (b) The use of the Company Intellectual Property owned the Subject Entities and the operation of the Business do not infringe, misappropriate or otherwise violate any Intellectual Property of any other Person except for such matters that would not reasonably be expected to have a Company Material Adverse Effect. There are no pending suits, actions, claims, proceedings or investigations nor has Company or any of the Subject Entities received any claim, “cease and desist” letter, or like correspondence from any third party alleging that any of the Subject Entities is infringing, misappropriating, or otherwise violating any Intellectual Property of a third party, except for such matters that would not reasonably be expected to have a Company Material Adverse Effect. To the knowledge of Company, no third party is infringing on the Company Intellectual Property, except for such matters that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. (c) The Subject Entities have taken commercially reasonable measures designed to maintain and protect Company Intellectual Property, including the confidentiality of trade secrets and other confidential information used in the Business, except where failure to do so would not reasonably be expected to have a Company Material Adverse Effect. (d) Except as would not reasonably be expected to have a Company Material Adverse Effect, (i) the Subject Entities own or have a right to use all Company IT Assets that are currently used in the conduct of its businesses; and (ii) such Company IT Assets have not malfunctioned or failed within the past three (3) years. To the knowledge of Company, the

30 Company IT Assets are free from any malicious code, and such Company IT Assets are sufficient for the current needs of the Business in all material respects. The Subject Entities have taken commercially reasonable actions to protect the security and integrity of the Company IT Assets and the data stored or contained therein or transmitted thereby including by implementing industry standard procedures preventing unauthorized access and the introduction of any malicious code, and the storing on-site and off-site of back-up copies of critical data. (e) Each of the Subject Entities materially comply and have for the past three (3) years materially complied with all applicable Data Privacy Requirements. Each of the Subject Entities has at all times implemented, maintained and materially complied with technical, physical, and organizational measures, including a written information security program that comply with Data Privacy Requirements and are designed to protect Personal Information and confidential information against Security Incident. To the knowledge of Company, there has been no unauthorized access to or unauthorized use of any Company IT Assets, or any Security Incident experienced by the Subject Entities or any third party acting on behalf of the Subject Entities. In relation to any Security Incident or and/or actual, alleged, or potential violation of a Data Privacy Requirement, none of the Subject Entities has (i) notified or been required to notify any Person, or (ii) received any notice inquiry, claim, or complaint from, or been the subject of any investigation or enforcement action by, any Person. Section 2.15 Real Property. Except as would not reasonably be expected to have a Company Material Adverse Effect and with respect to clauses (a) and (b), except with respect to any of the Subject Entities’ Oil and Gas Properties, (a) the Subject Entities have good, valid and defensible title to all real property owned by any of the Subject Entities (collectively, the “Owned Real Property”) and valid leasehold estates in all real property leased or subleased or otherwise occupied (whether as tenant, subtenant or pursuant to other occupancy arrangements) any Subject Entity (collectively, including the improvements thereon, the “Material Leased Real Property”) free and clear of all Encumbrances and defects and imperfections, except Permitted Encumbrances, (b) each agreement under which any Subject Entity is the landlord, sublandlord, tenant, subtenant, or occupant with respect to the Material Leased Real Property (each, a “Material Real Property Lease”) is in full force and effect and is valid and enforceable against the parties thereto, in accordance with its terms, subject, as to enforceability, to Creditors’ Rights, and none of Company, the Subject Entities, or to the knowledge of Company, any other party thereto, has received written notice of any default by the Subject Entities under any Material Real Property Lease that remains uncured as of the date of this Agreement, and (c) as of the date of this Agreement, to the knowledge of Company, there does not exist any notice or request from any Governmental Entity delivered to Company or the Subject Entities requiring any construction work or alterations to cure any violation of applicable Law by Company or any of the Subject Entities that remains uncured as of the date of this Agreement nor, any pending or, to the knowledge of Company, threatened, condemnation or eminent domain Proceedings that affect any of the Subject Entities’ Oil and Gas Properties, the Owned Real Property or the Material Leased Real Property. Section 2.16 Rights-of-Way. Each of the Subject Entities has such Consents, easements, rights-of-way, permits and licenses from each Person (collectively “Rights-of-Way”) as are sufficient to conduct the Business, except for such Rights-of-Way the absence of which would not reasonably be expected to be material to Company and the Subject Entities, taken as a whole. Each

31 of the Subject Entities has fulfilled and performed all its material obligations with respect to such Rights-of-Way and conduct their business in a manner that does not violate any of the Rights-of- Way in any material respect and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such Rights-of-Way, except for such revocations, terminations and impairments that would not reasonably be expected to be material to Company and the Subject Entities, taken as a whole. All pipelines operated by the Subject Entities are located on or are subject to valid Rights- of-Way, or are located on real property owned or leased by a Subject Entity, and there are no gaps (including any gap arising as a result of any breach by any of the Subject Entities of the terms of any Rights-of-Way) in the Rights-of-Way other than gaps that would not reasonably be expected to have a Company Material Adverse Effect. Section 2.17 Oil and Gas Matters. (a) Although it does not warrant title, Company does represent and warrant that, except as would not reasonably be expected to be material to Company and the Subject Entities, taken as a whole, and except for property (i) sold or otherwise disposed of in the ordinary course of business or (ii) reflected in the Company Securities Documents as having been sold or otherwise disposed of, Subject Entities have good and defensible title to all Oil and Gas Properties disclosed in the Company Securities Documents and in each case as attributable to interests owned by the Subject Entities, free and clear of any Encumbrances, except for Permitted Encumbrances. For purposes of the foregoing sentence, “good and defensible title” means that one and/or more of the Subject Entities’ title (as of the date hereof and as of the Closing) to each of the Oil and Gas Properties held or owned by them (or purported to be held or owned by them) beneficially or of record with any applicable Governmental Entity that (1) entitles one or more of the Subject Entities to receive (after satisfaction of all Production Burdens applicable thereto), not less than the net revenue interest share shown in the Company Securities Documents of all Hydrocarbons produced from such Oil and Gas Properties throughout the productive life of such Oil and Gas Properties (other than decreases in connection with operations in which the Subject Entities may be a non- consenting co-owner, decreases resulting from reversion of interests to co-owners with respect to operations in which such co-owners elected not to consent, decreases resulting from the establishment of pools or Units, and decreases required to allow other working interest owners to make up past underproduction or pipelines to make up past under deliveries, (2) obligates one or more of the Subject Entities to bear a percentage of the costs and expenses for the maintenance and development of, and operations relating to, such Oil and Gas Properties, of not greater than the working interest shown in the Company Securities Documents for such Oil and Gas Properties (other than any positive difference between such actual percentage and the applicable working interest shown in the Company Securities Documents for such Oil and Gas Properties that are accompanied by a proportionate (or greater) increase in the net revenue interest in such Oil and Gas Properties) and (3) is free and clear of all Encumbrances (other than Permitted Encumbrances). (b) Except as would not reasonably be expected to be material to Company and the Subject Entities, taken as a whole, (i) all rentals, shut-ins and similar payments owed to any Person or individual under (or otherwise with respect to) any Oil and Gas Leases have been properly and timely paid or contested in good faith in the ordinary course of business, (ii) all

32 royalties, minimum royalties, overriding royalties and other Production Burdens with respect to any Oil and Gas Properties owned or held by any of the Subject Entities have been timely and properly paid or contested in good faith in the ordinary course of business (other than any such Production Burdens which are being held in suspense by the Subject Entities in accordance with applicable Law) and (iii) none of the Subject Entities (and, to Company’s knowledge, no third party operator) has violated any provision of, or taken or failed to take any act that, with or without notice, lapse of time, or both, would constitute a default under the provisions of any Oil and Gas Lease (or entitle the lessor hereunder to cancel or terminate such Oil and Gas Lease) included in the Oil and Gas Properties owned or held by the Subject Entities. (c) To Company’s knowledge, all of the Wells and all water, CO2, injection or other wells located on the Oil and Gas Leases of the Subject Entities or otherwise associated with an Oil and Gas Property of the Subject Entities that were drilled and completed by the Subject Entities have been drilled, completed and operated within the limits permitted by the applicable Oil and Gas Lease(s), the applicable Contracts entered into by the Subject Entities related to such Wells and such other wells and in accordance with applicable Law, and all drilling and completion (and plugging and abandonment, if applicable) of such Wells and such other wells that were drilled and completed (and plugged and abandoned, if applicable) by the Subject Entities have been conducted in compliance with all such applicable Oil and Gas Lease(s), Contracts and applicable Law except, in each case, as would not reasonably be expected to be material to Company and the Subject Entities, taken as a whole. (d) Except as would not reasonably be expected to be material to Company and the Subject Entities, taken as a whole, all Oil and Gas Properties operated by the Subject Entities (and, to the knowledge of Company, all Oil and Gas Properties owned or held by any of the Subject Entities and operated by a third party) have been operated as a reasonably prudent operator in accordance with its past practices. (e) Except as would not reasonably be expected to be material to Company and the Subject Entities, taken as a whole, none of the Oil and Gas Properties of the Subject Entities is subject to any preferential purchase, tag-along, right of first refusal, Consent or similar right that would become operative as a result of the entry into (or the consummation of) this Agreement or the Arrangement. (f) Except as would not reasonably be expected to be material to Company and the Subject Entities, taken as a whole, none of the Subject Entities has elected not to participate in any operation or activity proposed with respect to any of the Oil and Gas Properties owned or held by it (or them, as applicable) that could result in a penalty or forfeiture as a result of such election not to participate in such operation or activity that would be material to Company and the Subject Entities, taken as a whole, and is not reflected in the Company Securities Documents. (g) Except as would not reasonably be expected to be material to Company and the Subject Entities, taken as a whole, with respect to Oil and Gas Properties operated by Company and the Subject Entities, all currently producing Wells and all tangible equipment included therein, used in connection with the operation thereof or otherwise primarily associated therewith (including all buildings, plants, structures, platforms, pipelines, machinery, vehicles and other

33 rolling stock) are in a good state of repair and are adequate and sufficient to maintain normal operations in accordance with past practices (ordinary wear and tear excepted). Section 2.18 Environmental Matters. (a) Except for those matters that would not reasonably be expected to be material to Company: (i) the Subject Entities and their respective operations and assets are, and since the Applicable Date have been, in compliance with Environmental Laws, which compliance includes obtaining, maintaining and complying with all Company Permits required under Environmental Laws for their respective operations and occupancy of any real property; (ii) the Subject Entities (and their respective properties and operations) are not subject to any pending or, to Company’s knowledge, threatened Proceedings under Environmental Laws; (iii) the Subject Entities and their respective operations and assets are not subject to any outstanding Order arising under or relating to any Environmental Law; (iv) there has been no reportable exposure of any Person to, nor Release of, Hazardous Materials at, on, under or from any property currently or, to Company’s knowledge, formerly owned, leased, or operated by any of the Subject Entities, in each case, which has given rise or could give rise to liability to the Subject Entities under Environmental Laws, and, none of the Subject Entities has received any written notice asserting a violation of, or liability or obligation under, any Environmental Laws with respect to any reportable exposure of any Person to or Release of any Hazardous Materials at, on, under or from any property currently or formerly owned, leased or operated by any of the Subject Entities, by or in connection with any of the Subject Entities’ operations, or at or from any offsite location where Hazardous Materials from the Subject Entities’ operations have been sent for treatment, disposal, storage or handling, in each case that remains unresolved; and (v) none of the Subject Entities has expressly assumed or provided an indemnity with respect to any liability of any other Person under any Environmental Law. (b) All environmental, health and safety investigations, assessments (including Phase I and Phase II environmental site assessments) and audit reports prepared by or on behalf of Company or the Subject Entities, or that are in the possession or reasonable control of Company or the Subject Entities addressing environmental, health and safety compliance matters or potential environmental conditions of the Subject Entities or any property currently or formerly owned, leased, or operated by the Subject Entities, have been made available for review by Parent in the Company Data Room and which could reasonably be considered to be material to the Subject Entities. Section 2.19 Material Contracts.

34 (a) Schedule 2.19 of the Company Disclosure Letter, together with the lists of exhibits contained in the Company Securities Documents, sets forth a true and complete list, as of the date of this Agreement, of: (i) each “material contract” (as such term is defined in National Instrument 51-102 under Canadian Securities Laws) to which any of the Subject Entities is a party; (ii) each Contract that provides for the acquisition, disposition, license, use, distribution or outsourcing of assets, services, rights or properties with respect to which Company reasonably expects that the Subject Entities will make payments in any calendar year in excess of $100,000 or aggregate payments in excess of $100,000, in each case other than any Contract providing for the purchase or sale by any of the Subject Entities of Hydrocarbons, or related to Hydrocarbons, produced water or freshwater or Contracts for gathering, processing, transportation, treating, storage, blending or similar midstream services (each, a “Company Marketing Contract”); (iii) each Contract (A) evidencing Indebtedness of Company or any of the Subject Entities or (B) that creates a capitalized lease obligation of Company or any of the Subject Entities; (iv) each Contract to which Company or any Subject Entity is a party that (A) restricts the ability of any Subject Entity or any Affiliates of a Subject Entity (including, following the Closing, Parent or any of its Subsidiaries) to compete in any business or with any Person in any geographical area, (B) requires any Subject Entity or any Affiliate of a Subject Entity (including, following the Closing, Parent or any of its Subsidiaries) to conduct any business on a “most favored nations” basis with any third party, (C) provides for “exclusivity,” right of first refusal, right of first offer or any similar requirement in favor of any third party or (D) contains an area of mutual interest, joint bidding area, joint acquisition area or similar provision; (v) any Company Marketing Contract, any Contract that contains a “take- or-pay” clause or any similar prepayment obligation, minimum volume commitment or capacity reservation fees to a gathering, transportation or other arrangement downstream of the wellhead, or similar arrangements that otherwise guarantee or commit volumes of Hydrocarbons from any of the Subject Entities, and any Contract that contains a forward sale or similar arrangement; (vi) any acquisition or divestiture Contract that contains “earn out” or other similar contingent payment obligations (other than asset retirement obligations, plugging and abandonment obligations and other reserves of any Subject Entity set forth in the Company Securities Documents); (vii) each Contract for lease of personal property or real property (other than Oil and Gas Properties and Contracts related to drilling rigs, fracking operations or similar operational contracts) involving payments in excess of $100,000 in any calendar year

35 that are not terminable without penalty or other liability to the Subject Entities (other than any ongoing obligation pursuant to such Contract that is not caused by any such termination) within sixty (60) days; (viii) each Contract that would reasonably be expected to require the disposition of any material assets or line of business of the Subject Entities (or, after the Effective Date, Parent or its Subsidiaries); (ix) each Contract involving the pending acquisition, swap, exchange or sale of (or option to purchase or sell) or other disposition of any material amount of assets or properties (including any Oil and Gas Properties but excluding purchases and sales of Hydrocarbons in the ordinary course of business); (x) each joint venture, partnership or limited liability agreement or other similar Contract relating to the formation, creation, operation, management or control of any joint venture, other than any customary joint operating agreements or unit agreements affecting the Oil and Gas Properties of the Subject Entities (but including such joint operating agreements that grant rights related to gathering and processing, transportation or other midstream activities or include provisions that prohibit the drilling or development of more than one well at a time); (xi) each Contract with a Related Party; (xii) each Contract that obligates any of the Subject Entities or their respective Affiliates (including, following the Closing, Parent and its Subsidiaries) to make any capital investment or capital expenditure outside the ordinary course of business; (xiii) each Contract that obligates any of the Subject Entities or their respective Affiliates (including, following the Closing, Parent and its Subsidiaries) to make aggregate payments by or to any of the Subject Entities of a value in excess of $100,000 over the course of one year or $500,000 over the term of the subject agreement; (xiv) each Contract involving the settlement of any Proceeding with respect to which there is any unpaid amount in excess of $100,000 or which provides for any indemnity by any Subject Entity or the assumption of any Tax, environmental or other material liability of any Person; (xv) each Contract that is a performance bond or surety Contract to which any of the Subject Entities is a party; (xvi) each Contract with a Governmental Entity to which any of the Subject Entities is a party; (xvii) each Contract pursuant to which any Person has granted any Subject Entity a license under any Intellectual Property that is material to the conduct of their business, other than non-exclusive licenses to commercially available software with one- time or annual license, maintenance, support and other fees of $100,000 or less;

36 (xviii) each Contract providing for the payment of any cash or other compensation or benefits upon the consummation of the Arrangement or upon termination of employment or engagement in excess of statutory minimums; and (xix) each joint development agreement, exploration agreement, participation, farmout, farmin or similar Contract, excluding joint operating agreements. (b) Collectively, the Contracts described in Section 2.19(a), whether or not set forth in Schedule 2.19 of the Company Disclosure Letter, are herein referred to as the “Company Contracts,” including, for the avoidance of doubt, any Company Marketing Contract responsive under Section 2.19(a)(v). A complete and correct copy of each of the Company Contracts has been made available to Parent in the Company Data Room prior to the date of this Agreement. Except as would not reasonably be expected to be material to Company and the Subject Entities, taken as a whole, each Company Contract is legal, valid, binding and enforceable in accordance with its terms on each Subject Entity that is a party thereto and, to the knowledge of Company, each other party thereto, and is in full force and effect, subject, as to enforceability, to Creditors’ Rights. Except as would not reasonably be expected to be material to Company and the Subject Entities, taken as a whole, none of the Subject Entities is in material breach or default under any Company Contract nor, to the knowledge of Company, is any other party to any such Company Contract in material breach or default thereunder, and no event has occurred (other than the consummation of the Transactions in accordance with this Agreement) that with the lapse of time or the giving of notice or both would constitute a default thereunder by any of the Subject Entities, or, to the knowledge of Company, any other party thereto. There are no disputes pending or, to the knowledge of Company, threatened with respect to any Company Contract and neither Company nor any of the Subject Entities has received any written notice of the intention of any other party to any Company Contract to terminate for default, convenience or otherwise any Company Contract, nor to the knowledge of Company, is any such party threatening to do so, in each case except as would not reasonably be expected to be material to Company and the Subject Entities, taken as a whole. Section 2.20 Insurance. The Subject Entities maintain, or are entitled to the benefits of, insurance in such amounts and against such risks substantially as Company believes to be customary for the industries in which the Subject Entities operate. Except as would not reasonably be expected to have a Company Material Adverse Effect, (a) each of the insurance policies held by any of the Subject Entities (or that relate to the Subject Entities or any of their respective assets) (collectively, the “Insurance Policies”) is in full force and effect on the date of this Agreement, and (b) all premiums payable under the Insurance Policies prior to the entry into this Agreement have been duly paid to date, and none of the Subject Entities has taken any action or failed to take any action that (including with respect to the Arrangement), with notice or lapse of time or both, would constitute a breach or default, or permit a termination of any of the Insurance Policies. Except as would not reasonably be expected to have a Company Material Adverse Effect, as of the date of this Agreement, no written notice of cancellation or termination has been received with respect to any Insurance Policy. Section 2.21 Cultural Business. None of the Subject Entities are and do not operate a cultural business, as that term is defined in the Investment Canada Act.

37 Section 2.22 Opinion of Company’s Financial Advisor. The Company Board has received the oral opinion of Cavendish (“Cavendish”), to be confirmed by delivery of a written opinion addressed to the Company Board, to the effect that, as of that date and based upon and subject to the assumptions, limitations, qualifications and conditions described in Cavendish’s written opinion, the Consideration to be received by holders of the Company Common Shares in the Arrangement is fair, from a financial point of view, to such holders. Section 2.23 Brokers. Except for the fees and expenses payable to the financial and strategic advisors set forth on Schedule 2.23 of the Company Disclosure Letter, no broker, investment banker, advisor, or other Person is entitled to any broker’s, finder’s or other similar fee or commission in connection with the Arrangement based upon arrangements made by or on behalf of Company. Section 2.24 Related Party Transactions. Except as set forth in Schedule 2.24 of the Company Disclosure Letter, (a) the Subject Entities do not have any Indebtedness (except for amounts due in the ordinary course of business such as salaries, bonuses and directors’ fees or the reimbursement of ordinary course of business expenses) outstanding which has been made to or from, and no Subject Entity has otherwise entered into any Contract or transaction with, (i) any Affiliate of Company; (ii) any officer, director, manager, partner, trustee, shareholder, employee (or any individual in any such Person’s immediate family) of any such Affiliate of Company; or (iii) any Person with whom Company is not dealing at arm’s length (within the meaning of the Tax Act) (each, a “Related Party”), (b) no Related Party owns or has any interest in any material property (whether real, personal or mixed) or right, tangible or intangible, that is used by the Subject Entities, and (c) to the knowledge of Company, no Related Party possesses, directly or indirectly, any financial interest in (except for securities of a company held for investment purposes only), or is a director, officer or employee of any Person that is a material customer, supplier, lessor, lessee or competitor of the Subject Entities. Schedule 2.24 of the Company Disclosure Letter describes all transactions (including any Contracts or the provision of any goods, materials or services) between the Subject Entities, on the one hand, and any Related Party, on the other hand, in each case, that are currently in effect as of the date hereof, other than transactions and Contracts entered into in the ordinary course of business. Section 2.25 Regulatory Matters. Each of the Subject Entities is not (a) an “investment company” or a company “controlled” by an “investment company” within the meaning of the U.S. Investment Company Act of 1940 or (b) a “holding company,” a “subsidiary company” of a “holding company,” an Affiliate of a “holding company,” a “public utility” or a “public-utility company,” as each such term is defined in the U.S. Public Utility Holding Company Act of 2005. Section 2.26 Corrupt Practices Legislation. (a) Neither Company nor any of the Subject Entities has, directly or indirectly,(i) engaged in any conduct that would constitute a violation of the U.S. Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act 2010, the Corruption of Foreign Public Officials Act (Canada), the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), and any other applicable law or regulation pertaining to bribery or corruption (collectively, “Anti-Corruption Laws”). None of Company, any Subject Entity, or their respective

38 officers, directors, employees, agents, or any other person acting on their behalf has (i) made, authorized, paid, promised to pay, solicited, or received any unlawful contribution, payment, or gift of funds or property or anything else of value to or from any person, including any official, employee, or agent of any Governmental Entity, authority or instrumentality of any jurisdiction or Government Entity, or any official of any public international organization or any candidate for public office (each, a “Government Official”), (i) to influence any official act or decision of a Government Official; (ii) to induce a Government Official to do or omit to do any act in violation of a lawful duty; (iii) to induce a Government Official to influence the act or decision of a Government Entity; (iv) to secure any improper business advantage; (v) to obtain or retain business in any way related to Company or any of its Subsidiaries; or (vi) that would otherwise constitute a bribe, kickback, or other improper or illegal payment or benefit. (b) The operations of Company and the Subject Entities are and have been conducted at all times in material compliance with applicable anti-money laundering and terrorist financing, financial recordkeeping, and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”), and no investigation, action, suit or proceeding by or before any court or Governmental Entity or any arbitrator involving Company or any of the Subject Entities with respect to the Money Laundering Laws has occurred, exists, is pending or, to Company’s knowledge, threatened. (c) None of Company, the Subject Entities or their respective directors, officers, or to the knowledge of Company, employees, or agents, have, in the last five (5) years, been subject to any investigation by, or made any voluntary, involuntary, or directed disclosure to, any Governmental Entity with respect to any actual, potential, or alleged violation of Anti- Corruption Laws. During the last five (5) years, Company and the Subject Entities have maintained policies and procedures reasonably designed to promote and achieve compliance with Anti- Corruption Laws. At all times during the past five years, Company has made and kept books, records, and accounts which, in reasonable detail, accurately and fairly reflect the transactions and disposition of the assets of Company and the Subject Entities. At all times during the past five years, Company has devised and maintained a system of internal accounting controls sufficient to provide reasonable assurances that transactions are executed and access to assets is given only in accordance with management’s general or specific authorization, and transactions are recorded as necessary to permit preparation of financial statements to maintain accountability for assets and accounts. Section 2.27 Sanctions. (a) None of Company, the Subject Entities or their respective officers, directors, employees, or to the knowledge of Company, agents, or third parties acting on their behalf is, or has been since April 24, 2019, a Sanctioned Person. (b) Other than as set forth on Schedule 2.27(b) of the Company Disclosure Letter, no Sanctioned Person has an interest of any nature whatsoever in Company or any Subject Entity, direct or indirect, present, future, or contingent.

39 (c) Since April 24, 2019, Company, each Subject Entity and their respective officers, directors, employees, and, to the knowledge of Company, its agents and third parties acting on their behalf have complied with (i) applicable Sanctions; (ii) all applicable trade, export control, import, and antiboycott laws and regulations imposed, administered, or enforced by the U.S. government, including the Arms Export Control Act (22 U.S.C. § 1778), the International Emergency Economic Powers Act (50 U.S.C. §§ 1701–1706), Section 999 of the Internal Revenue Code, the U.S. customs laws at Title 19 of the U.S. Code, the Export Control Reform Act of 2018 (50 U.S.C. §§ 4801-4861), the International Traffic in Arms Regulations (22 C.F.R. Parts 120– 130), the Export Administration Regulations (15 C.F.R. Parts 730-774), the U.S. customs regulations at 19 C.F.R. Chapter 1, and the Foreign Trade Regulations (15 C.F.R. Part 30); and (iii) all applicable trade, export control, import, and antiboycott laws and regulations imposed, administered or enforced by any other country, except to the extent inconsistent with U.S. Law ((ii) and (iii) collectively are “International Trade Control Laws”). (d) Since April 24, 2019, Company and the Subject Entities have maintained policies and procedures reasonably designed to promote compliance with applicable Sanctions and International Trade Control Laws. (e) Since April 24, 2019, there have been no Proceedings against Company or any Subject Entity or, to the knowledge of Company, threatened against Company or any Subject Entity by any Governmental Entity, in each case relating to an actual or alleged violation of applicable Sanctions or International Trade Control Laws. (f) Other than as set forth on Schedule 2.27(f) of the Company Disclosure Letter, since April 24, 2019, none of Company, the Subject Entities or any of their respective officers, directors, or, to the knowledge of Company, employees, agents, or third parties acting on their behalf, has engaged in any dealings or transactions, direct or indirect, with or involving a Sanctioned Person or in a Sanctioned Country. (g) Since April 24, 2019, neither Company nor any of its Subject Entities have (i) made a voluntary, directed, or involuntary disclosure to a Governmental Entity related to actual or potential violations of Sanctions or International Trade Control Laws, or (ii) been the subject of, or otherwise involved in, an investigation or enforcement action by any Governmental Entity or other Proceeding with respect to an actual or alleged violation of Sanctions or International Trade Control Laws, and has not been notified in writing of any such pending or threatened actions. Section 2.28 Sufficiency of Assets. The Subject Entities have good and marketable legal and beneficial title to all of its property and assets, free and clear of any and all Encumbrances, except for Permitted Encumbrances. The property and assets owned and leased by the Subject Entities constitute all of the property and assets used, held for use, leased or rented in connection with the Business and are adequate and sufficient to permit the continued operation of the Business in substantially the same manner as conducted as of the date hereof. Company is not a party to, and does not own, lease or license, as applicable, any Contracts, personal property, real property, Intellectual Property rights or permits used in the operation of the Business.

40 Section 2.29 Bankruptcy, Insolvency and Reorganization. None of Company or any the Subject Entities is an insolvent Person or insolvent within the meaning of the Bankruptcy and Insolvency Act (Canada) nor has Company or any of the Subject Entities made an assignment in favor of its creditors nor a proposal in bankruptcy to its creditors or any class thereof nor had any petition for a receiving order presented in respect of it. None of Company or any of its Subject Entities has initiated proceedings with respect to a compromise or arrangement with its creditors or for its discontinuance, dissolution, bankruptcy, insolvency, winding up, liquidation or dissolution. No receiver has been appointed in respect of Company, any of the Subject Entities or any of their respective property or assets and no execution or distress has been levied upon any of their respective property or assets. Except in connection with the Transactions or as set forth in Schedule 2.29 of the Company Disclosure Letter, no act or proceeding has been taken or authorized by or against Company or any Subject Entity with respect to any amalgamation, merger, consolidation, arrangement or reorganization of, or relating to, Company or any Subject Entity nor have any such proceedings been authorized by any other Person. Section 2.30 Banking Information. Schedule 2.30 of the Company Disclosure Letter sets forth the name and location (including municipal address) of each bank, trust company or other institution in which any Subject Entity has an account, money on deposit or a safety deposit box and the name of each Person authorized to draw thereon or to have access thereto. Section 2.31 No Additional Representations. (a) Except for the representations and warranties made in this Article 2, neither Company nor any other Person makes any express or implied representation or warranty with respect to Company or the Subject Entities or their respective businesses, operations, assets, liabilities or conditions (financial or otherwise) in connection with this Agreement or the Transactions, and Company hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, neither Company nor any other Person makes or has made any representation or warranty to Parent, Australia Sub, U.S. Sub or any of their respective Affiliates or Representatives with respect to any financial projection, forecast, estimate, budget or prospect information relating to Company or any of the Subject Entities or their respective businesses; or except for the representations and warranties made by Company in this Article 2, any oral or written information presented to Parent, Australia Sub, U.S. Sub or any of their respective Affiliates or Representatives in the course of their due diligence investigation of Company, the negotiation of this Agreement or in the course of the Transactions. Notwithstanding the foregoing, nothing in this Section 2.31 shall limit Parent’s, Australia Sub’s or U.S. Sub’s remedies with respect to claims of fraud arising from or relating to the express written representations and warranties made by Company in this Article 2. (b) Notwithstanding anything contained in this Agreement to the contrary, Company acknowledges and agrees that none of Parent, Australia Sub, U.S. Sub or any other Person has made or is making any representations or warranties relating to Parent or its Subsidiaries (including Australia Sub and U.S. Sub) whatsoever, express or implied, beyond those expressly given by Parent, Australia Sub and U.S. Sub in Article 3, including any implied representation or warranty as to the accuracy or completeness of any information regarding Parent furnished or made available to Company, or any of its Representatives and that Company has not

41 relied on any such other representation or warranty not set forth in this Agreement. Without limiting the generality of the foregoing, Company acknowledges that no representations or warranties are made with respect to any projections, forecasts, estimates, budgets or prospect information that may have been made available to Company or any of its Representatives (including in the Parent Data Room, management presentations or in any other form in expectation of, or in connection with, the Transactions) and that Company has not relied on any such other representation or warranty not set forth in this Agreement. ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF PARENT, AUSTRALIA SUB AND U.S. SUB Except as set forth in the applicable section or subsection of the disclosure letter dated as of the date of this Agreement and delivered by Parent, Australia Sub and U.S. Sub to Company on or prior to the entry into this Agreement (the “Parent Disclosure Letter”) and except as disclosed in the Parent SEC Documents and/or ASX Announcements (including all exhibits and schedules thereto and documents incorporated by reference therein filed with or furnished to the SEC and/or ASX and available on Parent’s Website or EDGAR, since December 31, 2023 and prior to the date of this Agreement (excluding any disclosures set forth or referenced in any risk factor section or in any other section, in each case, to the extent they are forward-looking statements or cautionary, predictive, non-specific or forward-looking in nature (but, for clarity, including any historical factual information contained within such headings, disclosure or statements))), Parent, Australia Sub and U.S. Sub jointly and severally represent and warrant to Company as follows: Section 3.1 Organization, Standing and Power. Each of Parent and its Subsidiaries is a corporation, partnership, limited liability company or other entity duly organized, as the case may be, validly existing and in good standing under the Laws of its jurisdiction of incorporation, continuation or organization, with all requisite entity power and authority to own, lease and operate its assets and properties and to carry on its business as now being conducted, other than, in the case of Parent’s Subsidiaries, where the failure to be so organized or to have such power, authority or standing would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent and its Subsidiaries, taken as a whole (a “Parent Material Adverse Effect”). Each of Parent and its Subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the business it is conducting, or the operation, ownership or leasing of its assets or properties, makes such qualification or license necessary, other than where the failure to so qualify, license or be in good standing would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Parent has heretofore made available to Company in the Parent Data Room complete and correct copies of its Organizational Documents and the Organizational Documents of Australia Sub and U.S. Sub, each as amended prior to the execution of this Agreement, and each as made available to Company is in full force and effect, and neither Parent nor any of its Subsidiaries is in violation of any of the provisions of such Organizational Documents. Section 3.2 Capital Structure. (a) As of the date of this Agreement, the authorized capital stock of Parent

42 consists of 10,000,000,000 shares of Parent Common Stock and 1,000,000,000 shares of preferred stock, par value $0.001 per share (the “Parent Preferred Stock” and, together with the Parent Common Stock, the “Parent Capital Stock”). At the close of business on the Measurement Date, no more than 17,820,758 shares of Parent Common Stock were issued and outstanding. (b) At the close of business on the Measurement Date, there were (i) 719,718 outstanding restricted stock unit awards and (ii) 830,282 shares of Parent Common Stock remain available for issuance pursuant to Parent’s 2024 Incentive Award Plan (the “Parent Equity Plan”). (c) As of the close of business on the Measurement Date, except as set forth in this Section 3.2, there are no outstanding: (i) shares of Parent Common Stock or any Voting Debt or other voting securities of Parent; (ii) securities of Parent or any Subsidiary of Parent convertible into or exchangeable or exercisable for shares of Parent Common Stock, Voting Debt or other voting securities of Parent; and (iii) options, warrants, subscriptions, calls, rights (including preemptive and appreciation rights), commitments or agreements to which Parent or any Subsidiary of Parent is a party or by which it is bound in any case obligating Parent or any Subsidiary of Parent to issue, deliver, sell, purchase, redeem or acquire, or cause to be issued, delivered, sold, purchased, redeemed or acquired, additional shares of Parent Common Stock or any Voting Debt or other voting securities of Parent or any securities convertible into or exchangeable or exercisable for such securities, or obligating Parent or any Subsidiary of Parent to grant, extend or enter into any such option, warrant, subscription, call, right, commitment or agreement. (d) All outstanding shares of Parent Capital Stock have been duly authorized and are validly issued, fully paid and non-assessable and are not subject to preemptive rights. The Parent Common Stock to be issued pursuant to the Arrangement and this Agreement, when issued, will be validly issued, fully paid and non-assessable and not subject to preemptive rights. All outstanding shares of Parent Capital Stock have been issued and granted in compliance in all material respects with Securities Laws, other applicable Law and applicable Contracts (including the Parent Equity Plan). The Parent Common Stock to be issued pursuant to this Agreement, when issued, will be issued in compliance in all material respects with applicable securities Laws and other applicable Law. All outstanding shares of capital stock or other equity interests of the Subsidiaries of Parent are owned by Parent, or a direct or indirect wholly owned Subsidiary of Parent, are free and clear of all Encumbrances, other than Permitted Encumbrances, and have been duly authorized, validly issued, fully paid and nonassessable and all such shares or equity ownership interests are set forth in Schedule 3.2 of the Parent Disclosure Letter. No Subsidiary of Parent owns any shares of Parent Common Stock or any other shares of Parent Capital Stock. There are not any stockholder agreements, voting trusts or other agreements to which Parent or any of its Subsidiaries is a party or by which it is bound relating to the voting of any shares of capital stock or other equity interest of Parent or any of its Subsidiaries. (e) As of the date of this Agreement, Parent indirectly owns all of the outstanding equity interests in Australia Sub and U.S. Sub. As of the date of this Agreement, except as set forth in Schedule 3.2(e) of the Parent Disclosure Letter, neither Parent nor any of its Subsidiaries has any (i) interests in a joint venture or, directly or indirectly, equity securities or other similar equity interests in any Person or (ii) obligations, whether contingent or otherwise, to

43 consummate any additional investment in any Person. (f) When issued pursuant to the terms hereof, all shares of Parent Common Stock constituting any part of the Stock Consideration will be duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights. Parent has, and at Closing shall have, sufficient authorized capital stock to enable it to issue the Stock Consideration. Section 3.3 Authority; No Violations. (a) Each of Parent, Australia Sub and U.S. Sub has all requisite power and authority to execute and deliver this Agreement and, subject to obtaining the approval by the Court of the Interim Order and the Final Order, to perform its obligations hereunder. The execution and delivery of this Agreement by Parent, Australia Sub and U.S. Sub and the consummation by Parent, Australia Sub and U.S. Sub of the Transactions have been duly authorized by all necessary corporate action on the part of Parent (subject to obtaining Parent Stockholder Approval), Australia Sub and U.S. Sub (other than the approval of this Agreement by the sole equityholder of each of Australia Sub and U.S. Sub, which shall occur immediately after the execution and delivery of this Agreement), subject to obtaining the approval by the Court of the Interim Order and the Final Order. This Agreement has been duly executed and delivered by each of Parent, Australia Sub and U.S. Sub, and assuming the due and valid execution of this Agreement by Company, constitutes a valid and binding obligation of each of Parent, Australia Sub and U.S. Sub enforceable against Parent, Australia Sub and U.S. Sub in accordance with its terms, subject, as to enforceability to Creditors’ Rights. The Parent Board, at a meeting duly called and held, has unanimously (i) determined that the form, terms and provisions of each of the Arrangement Agreement and the Plan of Arrangement are advisable, fair and reasonable to and in the best interests of Parent and the holders of outstanding Parent Common Stock, (ii) approved and adopted this Agreement, the Plan of Arrangement and the Transactions, including the Stock Issuance, (iii) authorized and empowered Parent to enter into this Agreement and the Plan of Arrangement, and to consummate the Transactions, including the Stock Issuance, on the terms and subject to the conditions set forth in the this Agreement and the Plan of Arrangement and (iv) resolved to recommend that the holders of the outstanding Parent Common Stock approve the Stock Issuance (such recommendation described in clause (iv), the “Parent Board Recommendation”). The Australia Sub Board has unanimously (x) approved the Transactions and (y) approved the execution, delivery and performance of this Agreement and the Australian Transaction Implementation Deed. The U.S. Sub Board has unanimously (A) determined that this Agreement and the Transactions are advisable and in the best interests of, U.S. Sub and its sole stockholder and (B) authorized and approved this Agreement and the Transactions. The Parent Stockholder Approval is the only vote of the holders of any class or series of Parent Capital Stock or any other security of Parent or any of its Subsidiaries necessary to approve the Stock Issuance. (b) The execution, delivery and performance of this Agreement does not, and the consummation of the Transactions will not (i) contravene, conflict with or result in a breach or violation of any provision of the Organizational Documents of Parent (assuming that Parent Stockholder Approval is obtained) or any of its Subsidiaries (including Australia Sub and U.S. Sub), (ii) with or without notice, lapse of time or both, result in a breach or violation of, a termination (or right of termination) of or default under, the creation or acceleration of any

44 obligation or the loss of a benefit under, or result in the creation of any Encumbrance upon any of the properties or assets of Parent or any of its Subsidiaries under, any provision of any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, permit, franchise or license to which Parent or any of its Subsidiaries is a party or by which Parent, Australia Sub, U.S. Sub or any of their respective Subsidiaries or its properties or assets are bound, or (iii) assuming the Consents referred to in Section 3.4 are duly and timely obtained or made, the Parent Stockholder Approval has been obtained and the Court has approved the Interim Order and the Final Order, contravene, conflict with or result in a breach or violation of any Law applicable to Parent or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clauses (ii) or (iii), any such contraventions, conflicts, violations, defaults, acceleration, losses, or Encumbrances that would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Section 3.4 Consents. No Consent from or with any Governmental Entity is required to be obtained or made by Parent or any of its Subsidiaries in connection with the execution, delivery and performance of this Agreement by Parent, Australia Sub and U.S. Sub or the consummation by Parent, Australia Sub and U.S. Sub of the Transactions and none of Parent, Australia Sub, U.S. Sub or any of Parent’s other Subsidiaries is required to submit any notice, report or other filing with any Governmental Entity in connection with the execution, delivery or performance of this Agreement or the consummation of the Transactions, except for: (a) filings as required by Applicable Securities Laws and Regulatory Laws and obtaining the Regulatory Approvals, (b) the filing and recordation of appropriate documents as required by the BCBCA and the DGCL and (c) filings that would not prevent or materially delay the consummation of the Transactions. Section 3.5 SEC Documents; Financial Statements. (a) Since the Applicable Date, Parent has filed or furnished with the SEC, on a timely basis, all forms, reports, certifications, schedules, statements and documents required to be filed or furnished under the U.S. Securities Act or the U.S. Exchange Act, respectively (such forms, reports, certifications, schedules, statements and documents, collectively, the “Parent SEC Documents”). As of their respective dates, each of the Parent SEC Documents, as amended, complied, or if not yet filed or furnished, will comply, as to form in all material respects with Applicable Securities Laws applicable to such Parent SEC Documents, and none of the Parent SEC Documents contained, when filed (or, if amended prior to the date of this Agreement, as of the date of such amendment with respect to those disclosures that are amended), or if filed with or furnished to the SEC subsequent to the entry into this Agreement, will contain any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. (b) The financial statements of Parent included in the Parent SEC Documents, including all notes and schedules thereto, complied, or, in the case of Parent SEC Documents filed after the entry into this Agreement, will comply in all material respects, when filed (or if amended prior to the date of this Agreement, as of the date of such amendment) with the rules and regulations of the SEC with respect thereto, were, or, in the case of Parent SEC Documents filed after the date of this Agreement, will be prepared in accordance with GAAP applied on a consistent

45 basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X of the SEC) and fairly present in all material respects in accordance with applicable requirements of GAAP (subject, in the case of the unaudited statements, to normal year-end audit adjustments) the financial position of Parent and its consolidated Subsidiaries as of their respective dates and the results of operations and the cash flows of Parent and its consolidated Subsidiaries for the periods presented therein. (c) Parent has established and maintains a system of internal control over financial reporting and disclosure controls and procedures (as such terms are defined in Applicable Securities Laws); such disclosure controls and procedures are designed to ensure that material information relating to Parent, including its consolidated Subsidiaries, required to be disclosed by Parent in the reports that it files or submits under Applicable Securities Laws is accumulated and communicated to Parent’s principal executive officer and its principal financial officer to allow timely decisions regarding required disclosure; and such disclosure controls and procedures are effective to ensure that information required to be disclosed by Parent in the reports that it files or submits under Applicable Securities Laws is recorded, processed, summarized and reported within the time periods specified in Applicable Securities Laws, and further designed and maintained to provide reasonable assurance regarding the reliability of Parent’s financial reporting and the preparation of Parent financial statements for external purposes in accordance with GAAP. Except as set forth in Schedule 3.5(c) of the Parent Disclosure Letter, there is no significant deficiency or material weakness in the design or operation of internal controls of financial reporting (as defined in Applicable Securities Laws) utilized by Parent or its Subsidiaries, and, since December 31, 2023, there has not been, any illegal act or fraud, whether or not material, that involves management or other employees who have a significant role in Parent’s internal controls. The principal executive officer and the principal financial officer of Parent have made all certifications required by the Sarbanes-Oxley Act, the U.S. Exchange Act and any related rules and regulations promulgated by the SEC with respect to Parent SEC Documents, and the statements contained in such certifications were complete and correct in all material respects as of the dates they were made. Section 3.6 Absence of Certain Changes or Events. (a) Since December 31, 2023 through the date of this Agreement, there has not been any Parent Material Adverse Effect or any event, change, effect or development that, individually or in the aggregate, would reasonably be expected to have a Parent Material Adverse Effect. (b) From December 31, 2023 through the date of this Agreement, Parent and its Subsidiaries have conducted their business in the ordinary course of business in all material respects. Section 3.7 No Undisclosed Material Liabilities. There are no liabilities of Parent or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, other than: (a) liabilities adequately provided for on the balance sheet of Parent dated as of June 30, 2025 (including the notes thereto) contained in Parent’s Annual Report on Form 10-K for the twelve (12) months ended June 30, 2025; (b) liabilities not required to be presented on the face of a balance sheet in accordance with GAAP; (c) liabilities incurred in

46 the ordinary course of business subsequent to June 30, 2025; (d) liabilities incurred in connection with the Transactions; (e) liabilities incurred as expressly permitted or required under this Agreement; and (f) liabilities that would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Section 3.8 Parent Proxy Statement. The Parent Proxy Statement will comply in all material respects with the applicable requirements of Applicable Securities Laws, except that no representation or warranty is being made by Parent with respect to the information supplied by or on behalf of Company for inclusion in the Parent Proxy Statement or incorporation by reference therein. The Parent Proxy Statement will not, at the time the Parent Proxy Statement (or any amendment or supplement thereto) is filed with the SEC or first sent to Parent stockholders or at the time of the Parent Meeting contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty is being made by Parent with respect to the information supplied by or on behalf of Company for inclusion in the Parent Proxy Statement or incorporation by reference therein. Section 3.9 Parent Permits; Compliance with Applicable Law. (a) Parent and its Subsidiaries hold and at all times since the Applicable Date have held all permits, licenses, certifications, registrations, Consents, authorizations, variances, exemptions, orders, franchises and approvals of all Governmental Entities necessary to own, lease and operate their respective properties and assets and for the lawful conduct of their respective businesses as they were or are now being conducted, as applicable (collectively, the “Parent Permits”), and have paid all fees and assessments due and payable in connection therewith, except where the failure to so hold the Parent Permits or make such a payment would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. All Parent Permits are in full force and effect and no suspension or cancellation of any of the Parent Permits is pending or, to the knowledge of Parent, threatened, and Parent and its Subsidiaries are in compliance with the terms of the Parent Permits, except where the failure to be in full force and effect, any such suspension or cancellation or the failure to so comply would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. (b) The businesses of Parent and its Subsidiaries (and with respect to the business and Oil and Gas Properties of Parent and its Subsidiaries that are operated by third parties, to the knowledge of Parent) are not currently being conducted, and at no time since the Applicable Date have been conducted, in violation of any applicable Law, except for violations that would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. No investigation or review by any Governmental Entity with respect to Parent or any of its Subsidiaries is pending or, to the knowledge of Parent, threatened, other than those the outcome of which would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

47 Section 3.10 Brokers. No broker, investment banker, advisor or other Person is entitled to any broker’s, finder’s or other similar fee or commission in connection with the Arrangement based upon arrangements made by or on behalf of Parent. Section 3.11 Funds Available. At Closing, Parent will have a sufficient amount of immediately available funds (whether pursuant to cash on hand or otherwise) to satisfy the payment of the Cash Consideration payable in accordance with the terms of the Plan of Arrangement. Section 3.12 Takeover Laws. The approval of the Parent Board of this Agreement and the Transactions represent all the action necessary to render inapplicable to this Agreement and the Transactions the restrictions of any Takeover Law (including Section 203 of the DGCL) or any anti-takeover provision in Parent’s Organizational Documents that is applicable to Parent, the shares of Parent Common Stock, this Agreement or the Transactions. Section 3.13 Compliance with Applicable Law. The business of Parent and its Subsidiaries (and with respect to the business and properties of Parent and its Subsidiaries that are operated by third parties, to the knowledge of Parent) is not currently being conducted, and at no time since the Applicable Date has been conducted, in material violation of any applicable Law. No investigation or review by any Governmental Entity with respect to Parent, its Subsidiaries and the business of Parent and its Subsidiaries is pending or, to the knowledge of Parent, threatened, other than those the outcome of which would not reasonably be expected to as would not reasonably be expected to have a Parent Material Adverse Effect. Section 3.14 Litigation. Except for such matters as would not reasonably be expected to have a Parent Material Adverse Effect, there is no, and for the past three (3) years, there have not been, a (a) Proceeding pending, or, to the knowledge of Parent, threatened against or by any of the Parent or its Subsidiaries, any of their properties or the business of Parent or its Subsidiaries or (b) judgment, decree, injunction, ruling, order, writ, stipulation, determination or award of any Governmental Entity or arbitrator outstanding any of Parent or its Subsidiaries or the business of Parent or its Subsidiaries. To the knowledge of Parent, as of the date hereof and for the past three (3) years, no officer or director of Parent or its Subsidiaries is, or has been, a defendant in any Proceeding in connection with his or her status as an officer or director of Parent or its Subsidiaries. As of the date of this Agreement, there is no Proceeding to which Parent or any of its Subsidiaries is a party pending or, to the knowledge of Parent, threatened seeking to prevent, modify, delay or challenge the Arrangement or the other Transactions in any material respect. Section 3.15 No Additional Representations. (a) Except for the representations and warranties made in this Article 3, neither Parent nor any other Person makes any express or implied representation or warranty with respect to Parent or its Subsidiaries or their respective businesses, operations, assets, liabilities or conditions (financial or otherwise) in connection with this Agreement or the Transactions, and Parent hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, neither Parent nor any other Person makes or has made any representation or warranty to Company or any of its Affiliates or Representatives with respect to (i) any financial projection, forecast, estimate, budget or prospect information relating to Parent or

48 any of its Subsidiaries or their respective businesses; or (ii) except for the representations and warranties made by Parent in this Article 3, any oral or written information presented to Company or any of its Affiliates or Representatives in the course of their due diligence investigation of Parent, the negotiation of this Agreement or in the course of the Transactions. Notwithstanding the foregoing, nothing in this Section 3.15 shall limit Company’s remedies with respect to claims of fraud arising from or relating to the express representations and warranties made by Parent, Australia Sub and U.S. Sub in this Article 3. (b) Notwithstanding anything contained in this Agreement to the contrary, Parent acknowledges and agrees that none of Company or any other Person has made or is making any representations or warranties relating to Company or the Subject Entities whatsoever, express or implied, beyond those expressly given by Company in Article 2, including any implied representation or warranty as to the accuracy or completeness of any information regarding Company furnished or made available to Parent, or any of its Representatives and that none of Parent, Australia Sub or U.S. Sub has not relied on any such other representation or warranty not set forth in this Agreement. Without limiting the generality of the foregoing, Parent acknowledges that no representations or warranties are made with respect to any projections, forecasts, estimates, budgets or prospect information that may have been made available to Parent or any of its Representatives (including in the Company Data Room, management presentations or in any other form in expectation of, or in connection with, the Transactions) and that none of Parent, Australia Sub or U.S. Sub has relied on any such other representation or warranty not set forth in this Agreement. ARTICLE 4 CERTAIN COVENANTS Section 4.1 Conduct of Company Business Pending the Arrangement. (a) Except (i) as set forth on Schedule 4.1(a) of the Company Disclosure Letter, (ii) as expressly permitted, contemplated or required by this Agreement, (iii) as may be required by applicable Law, or (iv) as otherwise consented to in advance by Parent in writing, Company covenants and agrees that, until the earlier of the Effective Time and the termination of this Agreement pursuant to Article 6, Company shall, and shall cause each of the Subject Entities to, use reasonable best efforts to conduct its businesses in the ordinary course, including by using reasonable best efforts to preserve substantially intact its present business organization, goodwill, assets and existing Company Permits, to keep available the services of its current officers and preserve its existing relationships with Governmental Entities and others having significant business dealings with it; provided, however, that no action or inaction by Company or the Subject Entities with respect to the matters specifically addressed by any provision of Section 4.1(b) shall be deemed a breach of this sentence unless such action would constitute a breach of such other provision of Section 4.1(b). (b) Except (i) as set forth on Schedule 4.1(b) of the Company Disclosure Letter, (ii) as expressly permitted, contemplated or required by this Agreement, (iii) as required by applicable Law, or (iv) as otherwise consented to in advance by Parent in writing, until the earlier

49 of the Effective Time and the termination of this Agreement pursuant to Article 6, Company shall not, and shall cause its Subsidiaries not to: (i) do any of the following: (A) declare, set aside or pay any dividends, (whether in cash, securities or property or any combination thereof) on, or make any other distribution in respect of any Subject Interests; (B) split, combine or reclassify any capital stock of, or other equity interests in, or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for Subject Interests; or (C) purchase, redeem or otherwise acquire, or offer to purchase, redeem or otherwise acquire, any equity interests in Company or any Subject Interests; (ii) offer, issue, deliver, grant or sell, or authorize or propose to offer, issue, deliver, grant or sell, any shares of, or other equity or phantom equity interests in, the Subject Entities or any securities convertible into or exchangeable or exercisable for, or any rights, warrants or options to acquire, any such shares or equity interests of the Subject Entities (except this provision will be read down so as to not restrict the disposal by Company of any shares in Falcon Australia); (iii) amend or propose to amend (A) Company’s Organizational Documents or (B) the Organizational Documents of any Subject Entity; (iv) (A) merge, consolidate, combine or amalgamate with any Person, or (B) acquire or agree to acquire or make an investment in (including by merging or consolidating with, purchasing any equity interest in or a substantial portion of the assets of, licensing, or by any other manner) any assets, properties, operations or businesses or any corporation, partnership, association or other business organization or division thereof; (v) sell, lease, swap, exchange, transfer, farmout, license, Encumber (other than Permitted Encumbrances) or otherwise dispose of, or agree to sell, lease, swap, exchange, transfer, farmout, license, Encumber (other than Permitted Encumbrances) or otherwise dispose of, any material portion of its assets (including any intangible assets, such as Intellectual Property) or properties (including any Oil and Gas Properties), other than: (A) sales, swaps, exchanges, transfers or dispositions among the Subject Entities; (B) sales or dispositions of obsolete or worthless equipment, inventory, materials or consumables, in the ordinary course of business consistent with past practice; or (C) the sale of Hydrocarbons in the ordinary course of business;

50 (vi) authorize, recommend, propose, enter into, adopt a plan or announce an intention to adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of Company or any of the Subject Entities; (vii) (A) enter into any lease for real property that would be a Material Real Property Lease if entered into prior to the date hereof, (B) terminate, amend, assign, transfer, modify, supplement, deliver a notice of termination under, fail to renew or waive or accelerate any rights or defer any liabilities under any Material Real Property Lease, or (C) enter into any lease for real property on economic terms that are materially less favorable, in the aggregate, to the Subject Entities than those contained in similarly situated leases for real property to which any Subject Entity is a party on the date of this Agreement; (viii) change in any material respect its financial accounting principles, practices or methods, except as required by IFRS or applicable Law; (ix) fail to protect, maintain or otherwise keep in force any material Intellectual Property owned by any of the Subject Entities, except in the ordinary course of business; (x) enter into any new line of business that is materially different from the Business, including engaging in any activity that alters Company’s status under Section 2.25; (xi) make (other than in the ordinary course of business consistent with past practice), change or revoke any material election with respect to Taxes (including any such election for any joint venture, partnership, limited liability company or other investment where Company or any of the Subject Entities has the authority to make such election), change an annual Tax accounting period, change any material Tax accounting method, file any material Tax Return in a manner materially inconsistent with past practice or amend any material Tax Return, settle or compromise any material Proceeding with respect to any Tax, including entering into any material closing agreement with respect to any Tax, surrender any right to claim a material Tax refund or agree to an extension or waiver of the statute of limitations with respect to the assessment or determination of any material Tax; (xii) except as required by applicable Law or the terms of any Company Benefit Plan as in effect on the date hereof: (A) grant or commit to grant any new increases or decreases in the compensation, bonus, severance, termination pay or other benefits payable or that may become payable to any of its current or former directors, officers, or employees; (B) take any action to amend or accelerate the vesting or lapsing of restrictions or payment, or fund or in any other way secure the payment, of compensation or benefits under any Company Benefit Plan; (C) grant or commit to grant any equity or phantom equity awards;

51 (D) enter into any new, or amend any existing, offer letter or employment or severance or termination agreement providing for severance or termination pay with, or otherwise grant any rights to severance or termination pay to, any director, officer or employee, other than severance or termination pay as may be payable pursuant to the minimum requirements of applicable employment standards legislation or applicable common law; (E) pay or commit to pay any bonuses; (F) establish, enter into or adopt any Company Benefit Plan which was not in existence as of the date of this Agreement (or any arrangement that would be a Company Benefit Plan if it had been in existence as of the date of this Agreement), or amend or terminate any Company Benefit Plan, in each case, except for changes to the contractual terms of health and welfare plans made in the ordinary course of business; or (G) hire, engage, terminate (other than for cause), furlough, or temporarily lay off any employee; (xiii) establish, adopt, enter into or amend any Labor Agreement, or otherwise recognize any Union as the bargaining representative of any employees of any of the Subject Entities; (xiv) waive the confidentiality, non-disclosure or other restrictive covenant obligations of any employee, independent contractor, or consultant of any of the Subject Entities; (xv) (A) incur, create, assume, waive or release any Indebtedness or guarantee any such Indebtedness of another Person or (B) incur, create or assume any Encumbrances on any property or assets of any of the Subject Entities in connection with any Indebtedness thereof, other than Permitted Encumbrances; (xvi) (A) enter into any Contract that would be a Company Contract if it were in effect on the date of this Agreement or (B) modify, amend, terminate or assign, or waive or assign any rights under, any Company Contract; (xvii) initiate any Proceeding outside the ordinary course of business or waive, release, assign, settle or compromise or offer or propose to waive, release, assign, settle or compromise, any Proceedings in excess of $250,000 (excluding any Proceeding in respect of Taxes (which shall be governed by Section 4.1(b)(xi)) or any Transaction Litigation (which shall be governed by Section 4.9)); (xviii) make or commit to make any capital expenditures in excess of $250,000; (xix) amend, modify or supplement any Oil and Gas Lease that has the effect of (A) reducing the primary term of thereof, (B) increasing or modifying the

52 calculation of any royalties payable thereunder, (C) requiring any drilling or completion of any Wells or (D) imposing or reducing the time periods to conduct any operations thereunder in order to maintain or extend such Oil and Gas Lease; (xx) fail to use its reasonable best efforts to maintain in full force and effect in all material respects, or fail to replace or renew, the insurance policies of the Subject Entities (or that relate to the Subject Entities or any of their respective assets) at a level at least comparable to current levels (or current market terms); (xxi) enter into any agreement that includes any non-solicitation provisions, non-competition provisions or similar provisions or that would otherwise in any way limit the ability of any of the Subject Entities, or would limit the ability of Parent or any of its Subsidiaries after the Effective Time, to compete in or conduct any line of business or compete with any Person in any geographic area during any period; or (xxii) agree or commit to take any action that is prohibited by this Section 4.1(b). Notwithstanding the restrictions contemplated in this Section 4.1(b), if Parent does not pay a Cash Call (as defined in Section 4.17) or provide Credit Support (as defined in Section 4.17), in each case, as and when required pursuant to Section 4.17, and, as a result thereof, Company must pay such Cash Call or provide such Credit Support, then the Company and its Subsidiaries shall not be required to comply with the restrictions in Section 4.1(b)(xv) solely to the extent required, on commercially reasonable terms acceptable to Company and Parent and not in excess of such amounts that are required, for Company or its Subsidiaries to make such payments. Section 4.2 Conduct of Parent Business Pending the Arrangement. (a) Except (i) as set forth on Schedule 4.2(a) of the Parent Disclosure Letter, (ii) as expressly permitted, contemplated or required by this Agreement, (iii) as may be required by applicable Law, or (iv) as otherwise consented to in advance by Company in writing, Parent covenants and agrees that, until the earlier of the Effective Time and the termination of this Agreement pursuant to Article 6, it shall, and shall cause each of its Subsidiaries to, use reasonable best efforts to conduct its businesses in the ordinary course, including by using reasonable best efforts to preserve substantially intact its present business organization, goodwill, assets and existing Parent Permits, to keep available the services of its current officers and preserve its existing relationships with Governmental Entities and others having significant business dealings with it; provided, however, that no action or inaction by Parent or its Subsidiaries with respect to the matters specifically addressed by any provision of Section 4.2(b) shall be deemed a breach of this sentence unless such action would constitute a breach of such other provision of Section 4.2(b). (b) Except (i) as set forth on Schedule 4.2(b) of the Parent Disclosure Letter, (ii) as expressly permitted, contemplated or required by this Agreement, (iii) as required by applicable Law, or (iv) as otherwise consented to in advance by Company in writing, until the

53 earlier of the Effective Time and the termination of this Agreement pursuant to Article 6, Parent shall not, and shall cause its Subsidiaries not to: (i) amend or propose to amend Parent’s Organizational Documents in a manner that could reasonably be expected to be adverse to any securityholder of Company; (ii) declare, set aside or pay any dividends, (whether in cash, securities or property or any combination thereof) on, or make any other distribution in respect of any outstanding capital stock of, or other equity interests in, Parent or its Subsidiaries, except for dividends and distributions by a direct or indirect wholly owned Subsidiary of Parent to Parent or another direct or indirect Subsidiary of Parent; (iii) split, combine or reclassify any capital stock of, or other equity interests in, or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for equity interest in Parent or any of its Subsidiaries; (iv) purchase, redeem or otherwise acquire, or offer to purchase, redeem or otherwise acquire, any equity interests in Parent or its Subsidiaries (other than redemptions or repurchases of Parent Capital Stock in connection with the administration of equity or employee incentive plans); (v) authorize, recommend, propose, enter into, adopt a plan or announce an intention to adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of Parent or any of its Subsidiaries, other than such transactions among wholly owned Subsidiaries of Parent; (vi) change in any material respect its financial accounting principles, practices or methods that would materially affect the consolidated assets, liabilities or results of operations of Parent and its Subsidiaries, except as required by GAAP or applicable Law; (vii) enter into any new line of business that is material to Parent and is materially different from the businesses of Parent and its Subsidiaries as of entry into this Agreement; (viii) enter into any agreement that includes any non-solicitation provisions, non-competition provisions or similar provisions, in each case, that would materially limit or adversely effect the ability of Parent or any of its Subsidiaries, after the Effective Time, to compete in or conduct any material line of business or compete with any Person in any geographic area during any period; or (ix) agree or commit to take any action that is prohibited by this Section 4.2(b). Section 4.3 No Solicitation; Adverse Recommendation Change. (a) Company agrees that, except as expressly contemplated by this Agreement, neither it nor any of the Subject Entities shall (and Company shall, and shall cause each of the

54 Subject Entities to, use reasonable best efforts to cause its and their respective Representatives not to), (i) directly or indirectly initiate or solicit, or knowingly encourage or knowingly facilitate (including by way of furnishing non-public information relating to Company or any of the Subject Entities) any inquiries or the making or submission of any proposal that constitutes, or would reasonably be expected to lead to, a Company Acquisition Proposal, (ii) participate or engage in discussions or negotiations with, or disclose any non-public information or data relating to Company or any of the Subject Entities or afford access to the properties, books or records of Company or any of the Subject Entities with respect to, relating to, or in furtherance of, a Company Acquisition Proposal or any inquiry, proposal or offer that would reasonably be expected to lead to a Company Acquisition Proposal, or (iii) accept a Company Acquisition Proposal or enter into any agreement, including any letter of intent, memorandum of understanding, agreement in principle, merger agreement, arrangement agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement, arrangement or understanding, (A) constituting or related to, or that would reasonably be expected to lead to, any Company Acquisition Proposal (other than an Acceptable Confidentiality Agreement permitted pursuant to this Section 4.3) or (B) requiring or which would reasonably be expected to cause Company to abandon, terminate or fail to consummate the Arrangement. Any action, or failure to take action, that is taken at the request of or on the behalf of Company or any of the Subject Entities or by their respective Representatives in violation of this Section 4.3, shall be deemed to be a breach of this Agreement by Company. (b) Except as otherwise provided in this Section 4.3(b), neither the Company Board nor any committee thereof shall directly or indirectly (A) withhold, withdraw or qualify (or amend or modify in a manner adverse to Parent, Australia Sub or U.S. Sub), or publicly propose to withhold, withdraw or qualify (or amend or modify in a manner adverse to Parent, Australia Sub or U.S. Sub), the approval, recommendation or declaration of advisability by the Company Board or any such committee thereof of this Agreement, the Arrangement or the Arrangement Resolution, (B) endorse or recommend, adopt or approve, or propose publicly to endorse or recommend, adopt or approve, or allow Company or any of the Subject Entities to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, arrangement agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement, arrangement or understanding, with respect to, or in connection with, any Company Acquisition Proposal, (C) fail to include the Company Board Recommendation in the Company Circular, (D) in the case of a Company Acquisition Proposal that is structured as a takeover bid, fail to recommend, in a directors’ circular prepared by Company, against acceptance of such takeover bid on or prior to the earlier of (1) three (3) Business Days prior to the date of the Company Meeting or (2) fifteen (15) days after the formal commencement of such takeover bid, (E) if a Company Acquisition Proposal (or material modification thereto) has been publicly announced or disclosed (other than pursuant to the foregoing clause (D)), fail to publicly reaffirm the Company Board Recommendation on or prior to the earlier of five (5) Business Days after Parent so requests in writing or three (3) Business Days prior to the date of the Company Meeting or (F) make any other public statement that is materially inconsistent with the Company Board Recommendation (any action described in these clauses (A) to (F) being referred to as a “Company Adverse Recommendation Change”). Notwithstanding the foregoing, at any time prior to obtaining the Company Requisite Shareholder

55 Vote, and subject to Company’s compliance in all material respects at all times with the provisions of this Section 4.3 and Section 4.6, in response to a Company Intervening Event that is not related to any Company Acquisition Proposal, the Company Board may make a Company Adverse Recommendation Change described in clause (A) of the definition thereof if the Company Board (i) determines in good faith, after consultation with Company’s outside legal counsel and any other advisor it chooses to consult, that the failure to make such Company Adverse Recommendation Change would be inconsistent with its fiduciary duties under applicable Law and (ii) provides written notice to Parent (a “Company Notice of Change”) advising Parent that the Company Board is contemplating making a Company Adverse Recommendation Change and specifying the material facts and information constituting the basis for such contemplated determination; provided, however, that (x) the Company Board may not make such a Company Adverse Recommendation Change until the fifth (5th) Business Day after receipt by Parent of the Company Notice of Change and (y) during such five (5) Business Day period, at the request of Parent, Company shall negotiate in good faith with respect to any changes or modifications to this Agreement which would allow the Company Board not to make such Company Adverse Recommendation Change in response thereto. (c) Parent agrees that, except as expressly contemplated by this Agreement, neither it nor any of Parent’s Subsidiaries shall (and Parent shall, and shall cause each of Parent’s Subsidiaries to, use reasonable best efforts to cause its and their respective Representatives not to), (i) directly or indirectly initiate or solicit, or knowingly encourage or knowingly facilitate (including by way of furnishing non-public information relating to Parent or any of Parent’s Subsidiaries) any inquiries or the making or submission of any proposal that constitutes, or would reasonably be expected to lead to, a Parent Acquisition Proposal, (ii) participate or engage in discussions or negotiations with, or disclose any non-public information or data relating to Parent or any of Parent’s Subsidiaries or afford access to the properties, books or records of Parent or any of Parent’s Subsidiaries with respect to, relating to, or in furtherance of, a Parent Acquisition Proposal or any inquiry, proposal or offer that would reasonably be expected to lead to a Parent Acquisition Proposal, or (iii) accept a Parent Acquisition Proposal or enter into any agreement, including any letter of intent, memorandum of understanding, agreement in principle, merger agreement, arrangement agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement, arrangement or understanding, (A) constituting or related to, or that would reasonably be expected to lead to, any Parent Acquisition Proposal (other than an Acceptable Confidentiality Agreement permitted pursuant to this Section 4.3) or (B) requiring or which would reasonably be expected to cause Parent to abandon, terminate or fail to consummate the Arrangement. Any action, or failure to take action, that is taken at the request of or on the behalf of Parent or any of Parent’s Subsidiaries or by their respective Representatives in violation of this Section 4.3, shall be deemed to be a breach of this Agreement by Parent. Notwithstanding anything to the contrary in this Agreement, prior to obtaining Parent Stockholder Approval, Parent and its Representatives may, in response to a request therefor by a Person who has made an unsolicited bona fide written Parent Acquisition Proposal after the date hereof that did not result from a breach of this Section 4.3 by Parent or any of Parent’s Subsidiaries or any of their respective Representatives, Parent, Australia Sub and U.S. Sub may take any actions described in clause (ii) in the first sentence of this Section 4.3(c) with respect to a third party if (x) Parent provides Company the notice required by Section 4.3(d) with respect to such Parent

56 Acquisition Proposal, (y) the Parent Board determines in good faith (after consultation with Parent’s financial advisor(s) and Parent’s outside legal counsel) that such proposal constitutes or could reasonably be expected to lead to a Parent Superior Proposal and (z) the Parent Board determines in good faith (after consultation with Parent’s outside legal counsel) that the failure to participate in such discussions or negotiations or to disclose such information or data to such third party would be inconsistent with its fiduciary duties under applicable Law; provided that Parent shall not deliver any information to such third party without first entering into an Acceptable Confidentiality Agreement with such third party. (d) Except as otherwise provided in this Section 4.3(d) and Section 4.3(e), neither the Parent Board nor any committee thereof shall directly or indirectly (A) withhold, withdraw or qualify (or amend or modify in a manner adverse to Company), or publicly propose to withhold, withdraw or qualify (or amend or modify in a manner adverse to Company), the approval, recommendation or declaration of advisability by the Parent Board or any such committee thereof of this Agreement or the Stock Issuance, (B) endorse or recommend, adopt or approve, or propose publicly to endorse or recommend, adopt or approve or allow Parent or any of its Subsidiaries to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, arrangement agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement, arrangement or understanding, with respect to, or in connection with, any Parent Acquisition Proposal, (C) fail to include the Parent Board Recommendation in the Parent Proxy Statement, (D) in the case of a Parent Acquisition Proposal that is structured as a tender offer or exchange offer pursuant to Rule 14d-2 under the Exchange Act for outstanding shares of Parent Common Stock (other than by Company or an Affiliate of Company), fail to recommend, in a Solicitation/Recommendation Statement on Schedule 14D-9, against acceptance of such tender offer or exchange offer by the Parent stockholders on or prior to the earlier of (1) three (3) Business Days prior to the date of the Parent Meeting or (2) ten (10) Business Days (as such term is used in Rule 14d-9 of the Exchange Act) after commencement of such tender offer or exchange offer, (E) if a Parent Acquisition Proposal (or a material modification thereto) shall been publicly announced or disclosed (other than pursuant to the foregoing clause (D)), fail to publicly reaffirm the Parent Board Recommendation on or prior to the earlier of five (5) Business Days after Company so requests in writing or three (3) Business Days prior to the date of the Parent Meeting or (F) make any other public statement that is materially inconsistent with the Parent Board Recommendation (any action described in these clauses (A) to (F) being referred to as a “Parent Adverse Recommendation Change”). Notwithstanding the foregoing, at any time prior to obtaining the Parent Stockholder Approval, and subject to Parent’s compliance in all material respects at all times with the provisions of this Section 4.3 and Section 4.6, in response to a bona fide written Parent Acquisition Proposal submitted after the date hereof that did not result from a breach of this Section 4.3 by Parent or any of Parent’s Subsidiaries or any of their respective Representatives, and that the Parent Board determines in good faith, after consultation with Parent’s financial advisor(s) and outside legal counsel, is a Parent Superior Proposal and, after consultation with Parent’s outside legal counsel, the failure to make a Parent Adverse Recommendation Change would be inconsistent with its fiduciary duties under applicable Law, the Parent Board may make a Parent Adverse Recommendation Change; provided, however, that Parent shall not be entitled to exercise its right to make a Parent Adverse Recommendation Change in response to a Parent

57 Superior Proposal (x) until five (5) Business Days after Parent provides written notice to Company (a “Parent Notice”) advising Company that the Parent Board has received a Parent Acquisition Proposal that the Parent Board has determined in good faith, after consultation with Parent’s financial advisor(s) and outside legal counsel, constitutes a Parent Superior Proposal, including a copy of the proposed Parent Superior Proposal specifying the material terms and conditions of such Parent Superior Proposal and any applicable transaction and financing documents, and identifying the Person or group making such Parent Superior Proposal, (y) if during such five (5) Business Day period, Company proposes any alternative transaction (including any modifications to the terms of this Agreement), unless the Parent Board determines in good faith (after consultation with Parent’s financial advisor(s) and outside legal counsel, and taking into account all financial, legal, and regulatory terms and conditions of such alternative transaction proposal) that such previous Parent Superior Proposal remains a Parent Superior Proposal (it being understood that any change in the financial or other material terms of such Parent Superior Proposal shall require a new Parent Notice and a new five (5) Business Day period under this Section 4.3(d), and (z) unless the Parent Board, after consultation with outside legal counsel, determines that the failure to make a Parent Adverse Recommendation Change would be inconsistent with its fiduciary duties under applicable Law. (e) Other than in connection with a Parent Superior Proposal (which shall be subject to Section 4.3(d) and shall not be subject to this Section 4.3(e)), notwithstanding the first sentence of Section 4.3(d) at any time prior to obtaining the Parent Stockholder Approval, and subject to Parent’s compliance in all material respects at all times with the provisions of this Section 4.3 and Section 4.6, in response to a Parent Intervening Event that is not related to any Parent Acquisition Proposal, the Parent Board may make a Parent Adverse Recommendation Change described in clause (A) of the definition thereof if the Parent Board (i) determines in good faith, after consultation with Parent’s outside legal counsel and any other advisor it chooses to consult, that the failure to make such Parent Adverse Recommendation Change would be inconsistent with its fiduciary duties under applicable Law and (ii) provides written notice to Company (a “Parent Notice of Change”) advising Company that the Parent Board is contemplating making a Parent Adverse Recommendation Change and specifying the material facts and information constituting the basis for such contemplated determination; provided, however, that (x) the Parent Board may not make such a Parent Adverse Recommendation Change until the fourth (4th) Business Day after receipt by Company of the Parent Notice of Change and (y) during such four (4) Business Day period, at the request of Company, Parent shall negotiate in good faith with respect to any changes or modifications to this Agreement which would allow the Parent Board not to make such Parent Adverse Recommendation Change in response thereto. (f) The Parties agree that in addition to the obligations of Company and Parent set forth in paragraphs (a) through (e) of this Section 4.3, as promptly as practicable (and in any event within 24 hours) after receipt thereof, Company or Parent, as applicable, shall advise Parent or Company, respectively, in writing of any request for information or any Company Acquisition Proposal or Parent Acquisition Proposal (as applicable) received from any Person, or any inquiry, discussions or negotiations with respect to any Company Acquisition Proposal or Parent Acquisition Proposal (as applicable) and the terms and conditions of such request, Company Acquisition Proposal or Parent Acquisition Proposal (as applicable), inquiry, discussions or negotiations, and Company or Parent (as applicable) shall promptly provide to Parent or Company,

58 respectively, copies of any written materials received by Company or Parent, as applicable, in connection with any of the foregoing, and the identity of the Person or group making any such request, Company Acquisition Proposal or Parent Acquisition Proposal (as applicable) or inquiry or with whom any discussions or negotiations are taking place. Each of Company and Parent agrees that it shall simultaneously provide to the other any non-public information concerning itself or its Subsidiaries provided to any other Person or group in connection with any Company Acquisition Proposal or Parent Acquisition Proposal (as applicable) which was not previously provided to the other. Company and Parent shall promptly as practicable (and in any event within 24 hours) keep Parent and Company, respectively, fully informed of the status of any Company Acquisition Proposals or Parent Acquisition Proposals (as applicable) (including the identity of the parties and price involved and any changes to any material terms and conditions thereof). Each of Company and Parent agrees not to release any third party from, or waive any provisions of, any confidentiality or standstill agreement to which it is a party with respect to a Company Acquisition Proposal or Parent Acquisition Proposal (as applicable). Immediately after the execution and delivery of this Agreement, each of Company and Parent will (and will cause its Subsidiaries and use all reasonable best efforts to cause their respective Representatives to) cease and terminate any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any possible Company Acquisition Proposal or Parent Acquisition Proposal, as applicable. Each of Company and Parent agrees that it shall (i) take the necessary steps to promptly inform its Representatives involved in the Transactions of the obligations undertaken in this Section 4.3 and (ii) promptly request each Person who has heretofore executed a confidentiality agreement in connection with such Person’s consideration of a Company Acquisition Proposal or Parent Acquisition Proposal, as applicable, to acquire such Party or any material portion thereof to return or destroy (and request that any such destruction shall be confirmed in writing by an officer of such Person) all confidential information heretofore furnished to such Person by or on its behalf. (g) For clarity, nothing contained in this Agreement shall prevent the Company Board from: (i) complying with Section 2.17 of National Instrument 62-104 – Takeover Bids and Issuer Bids and similar provisions under Applicable Securities Laws relating to the provision of a directors’ circular in respect of a Company Acquisition Proposal or otherwise as required by Applicable Securities Laws to a Company Acquisition Proposal; (ii) making any disclosure to shareholders of Company if the Company Board, acting in good faith and upon the advice of its outside legal and financial advisors, shall have determined that the failure to make such disclosure would be inconsistent with the fiduciary duties of the Board or such disclosure is otherwise required under Law; or (iii) calling and/or holding a meeting of shareholders requisitioned by shareholders of Company in accordance with applicable Laws or taking any other action with respect to a Company Acquisition Proposal to the extent ordered or otherwise mandated by a court of competent jurisdiction in accordance with applicable Laws. Section 4.4 Preparation of Company Circular and Parent Proxy Statement (a) Promptly following the entry into this Agreement, Company shall prepare, together with any other documents required by the BCBCA, Canadian Securities Laws and all other applicable Laws, and shall use its reasonable best efforts to cause to be filed with the TSXV and the Canadian Securities Authorities as promptly as practicable after obtaining the Interim Order (with the making of such filing subject to Parent furnishing the information required under

59 Section 4.4(c)), the Company Circular relating to matters to be submitted to the holders of Company Common Shares at the Company Meeting (including in accordance with the requirements of the U.K. Securities Laws). Company shall use reasonable best efforts to cause the Company Circular to comply as to form and substance in all material respects with the rules and regulations promulgated by Canadian Securities Laws, U.K. Securities Laws and the requirements of applicable Law, and to respond as promptly as practicable to any comments of the TSXV, Canadian Securities Authorities or their respective staff. Company will advise Parent promptly after it receives any request by the TSXV or Canadian Securities Authorities for amendment of the Company Circular or comments thereon and responses thereto or any request by the TSXV or Canadian Securities Authorities for additional information, and shall provide Parent with copies of all correspondence that is provided by or on behalf of it, on one hand, and by the TSXV or Canadian Securities Authorities on the other hand. Company shall use its reasonable best efforts to resolve any comments from the TSXV and Canadian Securities Authorities with respect to the Company Circular as promptly as reasonably practicable after receipt thereof. Company agrees to permit Parent (to the extent practicable) and its counsel, to participate in all meetings and conferences with the TSXV or Canadian Securities Authorities with respect to the foregoing matters. Notwithstanding the foregoing, prior to filing or mailing the Company Circular (or any amendment or supplement thereto) or responding to any comments of the TSXV or Canadian Securities Authorities with respect thereto, Company will (i) provide Parent with a reasonable opportunity to review and comment on such document or response (including the proposed final version of such document or response), (ii) consider in good faith for inclusion in such document or response all comments reasonably and promptly proposed by Parent and (iii) not file or mail such document or respond to the TSXV or Canadian Securities Authorities prior to receiving the approval of Parent, which approval shall not be unreasonably withheld, conditioned or delayed. (b) Promptly following the entry into this Agreement, Parent shall prepare, together with any other documents required by U.S. Securities Laws and all other applicable Laws, and shall use its reasonable best efforts to cause to be filed with the SEC as promptly as practicable following the execution of this Agreement (with the making of such filing subject to Company furnishing the information required under Section 4.4(d)), the Parent Proxy Statement relating to matters to be submitted to holders of Parent Common Stock at the Parent Meeting. Parent shall use reasonable best efforts to cause the Parent Proxy Statement to comply as to form and substance in all material respects with the rules and regulations promulgated by the SEC and the requirements of applicable Law, and to respond as promptly as practicable to any comments of the SEC or its staff. Parent will advise Company promptly after it receives any request by the SEC for amendment of the Parent Proxy Statement or comments thereon and responses thereto or any request by the SEC for additional information, and Parent shall provide Company with copies of all correspondence that is provided by or on behalf of it, on one hand, and by the SEC on the other hand. Parent shall use its reasonable best efforts to resolve any comments from the SEC with respect to the Parent Proxy Statement as promptly as reasonably practicable after receipt thereof. Parent agrees to permit Company (to the extent practicable) and its counsel, to participate in all meetings and conferences with the SEC with respect to the foregoing matters. Notwithstanding the foregoing, prior to filing or mailing the Parent Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, Parent will (A) provide Company with a reasonable opportunity to review and comment on such document or response

60 (including the proposed final version of such document or response), (B) consider in good faith for inclusion in such document or response all comments reasonably and promptly proposed by Company and (C) not file or mail such document or respond to the SEC prior to receiving the approval of Company, which approval shall not be unreasonably withheld, conditioned or delayed. (c) Parent will promptly furnish to Company such data and information relating to it, its Subsidiaries (including Australia Sub and U.S. Sub) and the holders of its capital stock, as is required by applicable Laws and as Company may reasonably request for the purpose of including such data and information in the Company Circular and any amendments or supplements thereto. Parent shall use reasonable best efforts to obtain any necessary consents from any of its auditors, reserves evaluators or other advisors to the use of any financial, technical or other expert information required to be included in the Company Circular relating to it or its Subsidiaries (including Australia Sub and U.S. Sub) and to the identification in the Company Circular of each such advisor. (d) Company will promptly furnish to Parent such data and information relating to it, its Subsidiaries and the holders of its capital stock, as is required by applicable Laws and as Parent may reasonably request for the purpose of including such data and information in the Parent Proxy Statement and any amendments or supplements thereto. Company shall use reasonable best efforts to obtain any necessary consents from any of its auditors, reserves evaluators or other advisors to the use of any financial, technical or other expert information required to be included in the Parent Proxy Statement relating to it or its Subsidiaries and to the identification in the Parent Proxy Statement of each such advisor. (e) Parent and Company shall each use reasonable best efforts to coordinate with each other to prepare common disclosure that will be included in both the Company Circular and the Parent Proxy Statement, and shall, to the extent reasonably practicable, provide that such disclosure is generally consistent as between the Company Circular and the Parent Proxy Statement. (f) Parent shall make all necessary filings with respect to the Transactions under the U.S. Securities Act and the U.S. Exchange Act and applicable blue sky laws and the rules and regulations thereunder. Parent will advise Company, promptly after it receives notice thereof, of the issuance of any stop order, or the suspension of the qualification of the Parent Common Stock issuable in connection with the Arrangement for offering or sale in any jurisdiction. Parent will use reasonable best efforts to have any such stop order or suspension lifted, reversed or otherwise terminated. (g) If at any time prior to the Effective Time, any information relating to Parent or Company, or any of their respective Affiliates, officers or directors, should be discovered by Company or Parent that should be set forth in an amendment or supplement to either of the Company Circular or Parent Proxy Statement, so that such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party which discovers such information shall promptly notify the other Party and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC or Canadian

61 Securities Authorities, as applicable, and, to the extent required by applicable Law, disseminated to the shareholders of Company or the stockholders of Parent, as applicable. (h) Parent shall indemnify and save harmless Company and its Representatives from and against any and all liabilities, claims, demands, losses, costs, damages and expenses (excluding any loss of profits or consequential damages) to which Company, or any Representative thereof, may be subject or which Company, or any Representative thereof, may suffer, whether under the provisions of any statute or otherwise, in any way caused by, or arising, directly or indirectly, from or in consequence of: (i) any misrepresentation or alleged misrepresentation in the information provided in writing by Parent or any of its Representatives for inclusion in the Applicable Proxy Statement / Circular; or (ii) any Order made or any inquiry, investigation or proceeding by any Securities Authority or other competent authority based upon any untrue statement or omission or alleged untrue statement or omission of a material fact or any misrepresentation or any alleged misrepresentation in the information provided by Parent for inclusion in the Applicable Proxy Statement / Circular. (i) Company shall indemnify and save harmless Parent and its Representatives from and against any and all liabilities, claims, demands, losses, costs, damages and expenses (excluding any loss of profits or consequential damages) to which Parent, or any Representative thereof, may be subject or which Parent, or any Representative thereof, may suffer, whether under the provisions of any statute or otherwise, in any way caused by, or arising, directly or indirectly, from or in consequence of: (i) any misrepresentation or alleged misrepresentation in the information provided in writing by Company or any of its Representatives for inclusion in the Applicable Proxy Statement / Circular; or (ii) any Order made or any inquiry, investigation or proceeding by any Securities Authority or other competent authority based upon any untrue statement or omission or alleged untrue statement or omission of a material fact or any misrepresentation or any alleged misrepresentation in the information provided by Company for inclusion in the Applicable Proxy Statement / Circular. Section 4.5 Mutual Covenants of the Parties Relating to the Transactions. Except to the extent the Parties’ obligations are specifically set forth elsewhere in this Article 4, each of the Parties covenants and agrees that, subject to the terms and conditions of this Agreement, during that period from the date of this Agreement until the earlier of the Effective Time and the time that this Agreement is terminated in accordance with its terms: (a) it shall use its reasonable best efforts to, and shall cause its Subsidiaries and Affiliates to use their reasonable best efforts to, satisfy (or cause the satisfaction of) the conditions precedent to its obligations hereunder as set forth in Article 5 to the extent the same is within its or its Subsidiaries’ or Affiliates’ control and to take, or cause to be taken, all other action and to do, or cause to be done, all other things necessary, proper or advisable under all applicable Laws to complete the Transactions, including using its reasonable best efforts to, as promptly as practicable: (i) obtain all necessary waivers, consents, clearances and approvals required to be obtained pursuant to applicable Laws, including the Regulatory Approvals; (ii) obtain all necessary, proper or advisable authorizations as are required to be obtained by it or any of its Subsidiaries or Affiliates under applicable Laws; (iii) fulfill all conditions and satisfy all provisions

62 of this Agreement and the Transactions; and (iv) co-operate with the other Party in connection with the performance by it and its Subsidiaries and Affiliates of their obligations hereunder; (b) it shall not, and shall cause its Subsidiaries and Affiliates not to, take any action, and shall refrain from, and shall cause its Subsidiaries and Affiliates to refrain from, taking any action which is inconsistent with this Agreement or which would or would reasonably be expected to cause any of the conditions set forth in Article 5 not to be satisfied or otherwise materially interfere with or materially impede the consummation of the Transactions, or that will have, or which would reasonably be expected to have, the effect of materially delaying, materially impairing or materially impeding the consummation of the Arrangement; (c) it shall carry out the terms of the Interim Order and Final Order applicable to it and use reasonable best efforts to comply promptly with all requirements which applicable Laws may impose on it or its Subsidiaries or Affiliates with respect to the Transactions; and (d) it shall promptly notify the other Party in writing of: (i) any material change (actual, anticipated, contemplated or, to its knowledge, threatened, financial or otherwise) in the business, operations, results of operations, properties, assets, liabilities (whether absolute, accrued, contingent or otherwise), or financial condition of it and its Subsidiaries on a consolidated basis; or (ii) any change in any representation or warranty provided by it in this Agreement, which change is or may be of such a nature to render any representation or warranty misleading or untrue in any material respect, and each Party shall discuss with the other Party any change in circumstances (actual, anticipated, contemplated, or to its knowledge, threatened) which is of such a nature that there may be a reasonable question as to whether notice need to be given to the other Party pursuant to the foregoing provisions. Section 4.6 Meetings. (a) Company shall take all action necessary in accordance with applicable Laws and the Organizational Documents of Company to duly give notice of, convene and hold a meeting of its shareholders for the purpose of obtaining the Company Requisite Shareholder Vote, to be held as promptly as reasonably practicable following the clearance of the Parent Proxy Statement by the SEC (and in any event will use reasonable best efforts to convene such meeting within forty- five (45) days thereof). Unless there has been a Company Adverse Recommendation Change in accordance with Section 4.3, the Company Board shall recommend that the shareholders of Company approve the Arrangement Resolution at the Company Meeting and the Company Circular shall include the Company Board Recommendation. Notwithstanding anything to the contrary contained in this Agreement, Company (i) shall be required to adjourn or postpone the Company Meeting (A) to the extent necessary to ensure that any required Supplemental Information is provided to Company’s shareholders or (B) if, as of the time for which the Company Meeting is scheduled, there are insufficient Company Common Shares represented (either in

63 person or by proxy) to constitute a quorum necessary to conduct business at such Company Meeting and (ii) may adjourn or postpone the Company Meeting if, as of the time for which the Company Meeting is scheduled, there are insufficient Company Common Shares represented (either in person or by proxy) to obtain the Company Requisite Shareholder Vote; provided, however, that unless otherwise agreed to by the Parties, the Company Meeting shall not be adjourned or postponed to a date that is more than fifteen (15) calendar days after the immediately preceding date for which the meeting was previously scheduled (it being understood that such Company Meeting shall be adjourned or postponed every time the circumstances described in the foregoing clauses (i)(A) and (i)(B) exist, and such Company Meeting may be adjourned or postponed every time the circumstances described in the foregoing clause (ii) exist); and provided further that the Company Meeting shall not be adjourned or postponed to a date on or after five (5) Business Days prior to the Termination Date. If requested by Parent, Company shall, commencing on the tenth (10th) Business Day prior to the date of the Company Meeting, promptly provide Parent with all voting tabulation reports relating to the Company Meeting that have been prepared by Company or Company’s transfer agent, proxy solicitor or other Representative, and shall otherwise keep Parent reasonably informed regarding the status of the solicitation and any material oral or written communications from or to Company’s shareholders with respect thereto. Unless there has been a Company Adverse Recommendation Change in accordance with Section 4.3, the Parties agree to cooperate and use their reasonable best efforts to defend against any efforts by any of Company’s shareholders or any other Person to prevent the Company Requisite Shareholder Vote from being obtained. Once Company has established a record date for the Company Meeting, Company shall not change such record date or establish a different record date for the Company Meeting without the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed), unless required to do so by applicable Law, the Court or its Organizational Documents or in connection with a postponement or adjournment of the Company Meeting permitted or required hereunder. Company shall promptly notify Parent in the event Company or its Representatives receives any written communication, notice or indication from any Company shareholder who is reasonably believed to hold more than 1% of the outstanding Company Common Shares in opposition to the Arrangement or Arrangement Resolution or that such Company shareholder may vote against the Arrangement Resolution at the Company Meeting. (b) Parent shall take all action necessary in accordance with applicable Laws and the Organizational Documents of Parent to duly give notice of, convene and hold a meeting of its stockholders for the purpose of obtaining the Parent Stockholder Approval, to be held as promptly as reasonably practicable following the clearance of the Parent Proxy Statement by the SEC (and in any event will use reasonable best efforts to convene such meeting within forty-five (45) days thereof). Unless there has been a Parent Adverse Recommendation Change in accordance with Section 4.3, the Parent Board shall recommend that the stockholders of Parent approve the Stock Issuance, and the Parent Proxy Statement shall include the Parent Board Recommendation. Notwithstanding anything to the contrary contained in this Agreement, Parent (i) shall be required to adjourn or postpone the Parent Meeting (A) to the extent necessary to ensure that any required Supplemental Information is provided to Parent’s stockholders or (B) if, as of the time for which the Parent Meeting is scheduled, there are insufficient shares of Parent Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct

64 business at such Parent Meeting and (ii) may adjourn or postpone the Parent Meeting if, as of the time for which the Parent Meeting is scheduled, there are insufficient shares of Parent Common Stock represented (either in person or by proxy) to obtain the Parent Stockholder Approval; provided, however, that unless otherwise agreed to by the Parties, the Parent Meeting shall not be adjourned or postponed to a date that is more than fifteen (15) calendar days after the immediately preceding date for which the meeting was previously scheduled (it being understood that such Parent Meeting shall be adjourned or postponed every time the circumstances described in the foregoing clauses (i)(A) and (i)(B) exist, and such Parent Meeting may be adjourned or postponed every time the circumstances described in the foregoing clause (ii) exist); and provided further that the Parent Meeting shall not be adjourned or postponed to a date on or after five (5) Business Days prior to the Termination Date. If requested by Company, Parent shall, commencing on the tenth (10th) Business Day prior to the date of the Parent Meeting, promptly provide Company with all voting tabulation reports relating to the Parent Meeting that have been prepared by Parent or Parent’s transfer agent, proxy solicitor or other Representative, and shall otherwise keep Company reasonably informed regarding the status of the solicitation and any material oral or written communications from or to Parent’s stockholders with respect thereto. Unless there has been a Parent Adverse Recommendation Change in accordance with Section 4.3, the Parties agree to cooperate and use their reasonable best efforts to defend against any efforts by any of Parent’s stockholders or any other Person to prevent the Parent Stockholder Approval from being obtained. Once Parent has established a record date for the Parent Meeting, Parent shall not change such record date or establish a different record date for the Parent Meeting without the prior written consent of Company (which consent shall not be unreasonably withheld, conditioned or delayed), unless required to do so by applicable Law, the Court or its Organizational Documents or in connection with a postponement or adjournment of the Parent Meeting permitted or required hereunder. Parent shall promptly notify Company in the event Parent or its Representatives receives any written communication, notice or indication from any Parent stockholder who is reasonably believed to hold more than 1% of the outstanding shares of Parent Common Stock in opposition to the Stock Issuance or that such Parent stockholder may vote against the Stock Issuance at the Parent Meeting. (c) The Parties shall cooperate and use their reasonable best efforts to set the record dates for and hold the Company Meeting and the Parent Meeting, as applicable, on the same day and at approximately the same time. Section 4.7 Access to Information; Confidentiality. (a) Subject to applicable Law and the other provisions of this Section 4.7, each Party shall (and shall cause its Subsidiaries to), upon a reasonable request by the other Party, furnish the other Party with all information concerning such Party, its Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with the Applicable Proxy Statement / Circular or any other statement, filing, notice or application made by or on behalf of Parent or Company or any of their respective Subsidiaries to any third party or any Governmental Entity in connection with the Arrangement. Subject to Section 4.11 and Article 1, Company shall, and shall cause each Subject Entity to, afford Parent and its Representatives, during the period prior to the earlier of the Effective Time and the termination of this Agreement pursuant to the terms of Section 6.1, reasonable access, at

65 reasonable times during normal business hours and upon reasonable prior notice, to the officers, key employees, agents, properties, offices and other facilities of the Subject Entities and to their books, records, Contracts and documents and shall, and shall cause each Subject Entity to, furnish promptly to Parent and its Representatives such information concerning the Subject Entities’ business, properties, Contracts, records and personnel as may be reasonably requested, from time to time, by or on behalf of Parent. Parent and its Representatives shall conduct any such activities in such a manner as not to interfere unreasonably with the business or operations of the Subject Entities or otherwise cause any unreasonable interference with the prompt and timely discharge by the employees of the Subject Entities of their normal duties. Notwithstanding the foregoing: (i) Company shall not be required to, or be required to cause the Subject Entities to, grant access or furnish information, as applicable, to Parent or any of its Representatives to the extent that such information is subject to an attorney/client privilege or the attorney work product doctrine or that such access or the furnishing of such information, as applicable, is prohibited by applicable Law or an existing Contract or agreement (provided, however, Company shall inform Parent as to the general nature of what is being withheld and Company shall reasonably cooperate with Parent to make appropriate substitute arrangements to permit reasonable disclosure that does not suffer from any of the foregoing impediments, including through the use of commercially reasonable efforts to (A) obtain the required Consent or waiver of any third party required to provide such information and (B) implement appropriate and mutually agreeable measures to permit the disclosure of such information in a manner to remove the basis for the objection, including by arrangement of appropriate clean room or clean team procedures, redaction or entry into a customary common interest privilege or joint defense agreement with respect to any information to be so provided, if the Parties determine that doing so would reasonably permit the disclosure of such information without violating applicable Law or jeopardizing such privilege); (ii) Company may reasonably require that competitively sensitive information otherwise required to be provided to Parent pursuant to this Agreement shall be provided only to external legal counsel of Parent. (iii) Parent shall not be permitted to conduct any invasive or intrusive sampling or analysis (commonly known as a “Phase II”) of any environmental media or building materials at any facility of Company or the Subject Entities without the prior written consent of Company; and (iv) No investigation or information provided pursuant to this Section 4.7 shall affect or be deemed to modify any representation or warranty made by a Party and the other Party shall not, and shall cause its Representatives to not, use any information obtained pursuant to this Section 4.7 for any purpose unrelated to the consummation of the Transactions or the integration of Company and Parent following, and conditional upon, the completion of the Arrangement. (b) The Parties hereto acknowledge that they have and will receive information from or regarding the other Parties or any of their respective Subsidiaries in the nature of trade

66 secrets or that otherwise is confidential information or proprietary information (as further defined below, “Confidential Information”), the release of which would be damaging to such other Party. Each Party hereto shall hold in strict confidence any Confidential Information in such Party’s possession, and each such Party shall not disclose such Confidential Information to any Person (including any Affiliates) other than another Party hereto or a Representative of such Party with a need to know such Confidential Information in connection with the Transactions, or otherwise use such Confidential Information for any purpose other than to evaluate, analyze, and keep apprised of the other Parties’ and their respective Subsidiaries’ businesses and assets and, except for disclosures (i) to comply with any Laws (including applicable stock exchange or quotation system requirements), provided, that a Party hereto must notify the other Parties hereto promptly of any disclosure of Confidential Information which is required by Law, and any such disclosure of Confidential Information shall be to the minimum extent required by Law, (ii) of information that a Party hereto has also received from a source independent of the other Parties hereto and that such Party reasonably believes such source obtained without breach of any obligation of confidentiality to the other Parties hereto, (iii) that have been or become independently developed by a Party hereto or its Affiliates or on their behalf without using any of the Confidential Information of the other Parties hereto, or (iv) that are or become generally available to the public (other than as a result of a prohibited disclosure by a Party hereto or its Representatives); provided, however, that from and after the Effective Time, the confidentiality restrictions set forth in this Section 4.8(b) do not apply to Parent and its Affiliates with respect to Confidential Information relating to the Subject Entities. The term “Confidential Information” shall include any information pertaining to a Party’s or any of its Subsidiaries’ business which is not available to the public, whether written, oral, electronic, visual form or in any other media. Section 4.8 Consummation of the Arrangement; Additional Agreements. (a) As promptly as practicable following the date of this Agreement, Company and Parent each shall file all notices, notifications, filings and reports required pursuant to any Regulatory Law to consummate the Transactions. (b) Each of Parent and Company shall, as promptly as practicable, (i) supply the other with any information and documents which are required or advisable in order to effectuate such filings and (ii) make an appropriate response to any request by a Governmental Entity for additional information, documents and testimony in connection with the Transactions. No Party shall, nor shall it permit its Subsidiaries or Affiliates to, independently participate in any substantive meeting or discussion, or engage in any meeting or discussion, with any Governmental Entity in respect to the Transactions without giving the other Party reasonable prior notice of the meeting or discussion and, unless prohibited by such Governmental Entity, the opportunity to attend and participate. The Parties will, and will cause their and Subsidiaries and Affiliates to, consult and cooperate with one another and permit the other Party or its counsel to review in advance any proposed substantive oral or written communication (including emails) by such Party or its Subsidiaries or Affiliates to any Governmental Entity, including but not limited to communications in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any Party in connection with proceedings under or relating to any Regulatory Law, and consider in good faith any suggestions made by the other Party and its counsel. Parent shall determine and direct such strategy

67 and timing for obtaining any consents, approvals and clearances required under Regulatory Laws after reasonably consulting with and considering in good faith all comments and advice of Company (and its counsel) and Parent shall take the lead in all meetings and communications with any Governmental Entity in connection with obtaining such consents, approvals and clearances required under Regulatory Laws. (c) Notwithstanding anything to the contrary contained in this Agreement, Parent and its Subsidiaries and Affiliates shall not be required to (and Company (i) shall not and shall cause its Subsidiaries and Affiliates not to, without the prior written consent of Parent and (ii) shall, and shall cause its Subsidiaries and Affiliates to, if Parent requests in writing) offer, propose, negotiate, agree to, consent to or effect the sale, transfer, divestiture or other disposal of any assets or businesses, the creation, amendment or termination of relationships, contractual rights or obligations, ventures or other arrangements, the effectuation of any other change or restructuring of Parent, Company or their respective Subsidiaries or any other remedy, condition or commitment of any kind. Section 4.9 Transaction Litigation. Notwithstanding anything to the contrary contained in this Agreement, in the event any stockholder or shareholder litigation is commenced or, to the knowledge of Company or Parent, as applicable, threatened, that questions the validity or legality of the Transactions or seeks damages or an injunction in connection therewith, including stockholder or shareholder litigation, as applicable (“Transaction Litigation”), Company or Parent, as applicable, shall promptly notify the other Party of such Transaction Litigation and shall keep the other Party reasonably informed with respect to the status thereof. Each Party shall give the other Party a reasonable opportunity to participate in the defense or settlement of any Transaction Litigation (at such Party’s cost) and shall consider in good faith, acting reasonably, the other Party’s advice with respect to such Transaction Litigation; provided that neither Party shall offer or agree to settle any Transaction Litigation without the prior written consent of the other Party. Section 4.10 Public Announcements. The initial news release with respect to the execution of this Agreement shall be a joint news release to be reasonably agreed upon by the Parties and the investor presentations given to investors on the morning of announcement of the Arrangement shall be reasonably agreed to by each of the Parties. No Party shall, and each will cause its Representatives not to, issue any public announcements or make other public disclosures regarding this Agreement or the Transactions, or any matter related to the foregoing, without first obtaining the prior written approval of the other Party. Notwithstanding the foregoing, a Party, its Subsidiaries or their Representatives may issue a public announcement or other public disclosures (a) required by applicable Law, (b) required by the rules of any stock exchange upon which such Party’s or its Subsidiary’s capital stock is traded, (c) consistent with the final form of the joint news release announcing the Arrangement and the investor presentations given to investors on the morning of announcement of the Arrangement and (d) subject to Section 4.4, with respect to filings in connection with the Company Circular or Parent Proxy Statement; provided, in the case of clauses (a) and (b), such Party uses reasonable best efforts to afford the other Party a timely opportunity to first review the content of the proposed disclosure and provide reasonable comments thereon (which shall be considered by Parent or the Company, as applicable, in good faith); and provided, however, that no provision in this Agreement shall be deemed to restrict in any manner (i) a Party’s ability to communicate with its directors, officers, employees, managers and advisors

68 and that neither Party shall be required by any provision of this Agreement to consult with or obtain any approval from any other Party with respect to a public announcement or news release issued in connection with the receipt and existence of a Company Acquisition Proposal or a Parent Acquisition Proposal, as applicable, and matters related thereto or a Company Adverse Recommendation Change or a Parent Adverse Recommendation Change, other than as set forth in Section 4.3. Section 4.11 Control of Business. Without limiting in any way any Party’s rights or obligations under this Agreement, nothing contained in this Agreement shall give any Party, directly or indirectly, the right to control or direct the other Party and its Subsidiaries’ operations prior to the Effective Time. Prior to the Effective Time, each of the Parties shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective operations. Section 4.12 Intercompany Indebtedness. Promptly following the date of this Agreement, Company and the Parent shall cooperate in good faith to determine a plan for effecting transactions to retire or terminate, as applicable, any intercompany balances (including intercompany indebtedness) between Company or any Subject Entity, on the one hand, and Company or any other Subject Entity, on the other hand, in a manner that minimizes any adverse Tax consequences to either Company or Parent or their respective Affiliates and is mutually acceptable to both Company and Parent, and following the determination of such plan, Company shall, and shall cause the Subject Entities to take all actions necessary to complete such retirement or termination (as applicable) in accordance with such plan prior to the Effective Time, and following completion thereof, Company shall promptly deliver to Parent evidence of such retirement or termination, as applicable. For the avoidance of doubt, in no event shall Parent or its Affiliates be obligated to fund the retirement or repayment, as applicable, of any Company intercompany balances (including intercompany indebtedness). Section 4.13 No Relevant Interest. Despite any provision of this Agreement, nothing in this Agreement confers on a Party or any other person any control over, or power to substantially influence, the exercise by Company of voting rights attached to any shares in Falcon Australia in which Company has a Relevant Interest. A provision of this Agreement that but for this clause is or might be interpreted as conferring such control or influence will by force of this clause be read down so that the clause does not do so. Section 4.14 Tax Matters. (a) The Parties shall cooperate, in good faith, in the filing of any Tax Returns with respect to any transfer, sales, use, stamp, registration or other similar Taxes of any Party or any of its Subsidiaries in respect of the Transactions, and in the minimization, to the extent reasonably permissible under applicable Law, of the amount of any such Taxes. (b) The Parties acknowledge that Parent, Australia Sub, U.S. Sub and their respective Affiliates may (but are not obligated to) make an election under Section 338(g) of the Code (and any corresponding election under state or local Tax law) with respect to one or more of the Subject Entities to the extent permitted under the Code, it being understood that any and all

69 Taxes or other losses resulting from such election be solely the responsibility of Parent, Australia Sub, U.S. Sub and their respective Affiliates, as applicable, and each of Parent, Australia Sub, U.S. Sub and their respective Affiliates will hold the Company harmless from any and all Taxes or other losses resulting therefrom. Section 4.15 Registration Status, Stock Exchange Listing and Delisting. (a) Until the Closing, Company shall use its reasonable best efforts to (i) maintain its status as a reporting issuer (where such concept exists) not in default (or the equivalent thereof) in each of the provinces of Canada in which it is currently a reporting issuer and remain in material compliance with all applicable Canadian Securities Laws in each of the provinces of Canada in which it is currently a reporting issuer, and (ii) maintain the listing of the Company Common Shares on the TSXV and AIM and remain in material compliance with the rules of the TSXV and AIM. (b) Until the Closing, Parent shall use its reasonable best efforts to (i) maintain its registration with the SEC under Section 12 of the U.S. Exchange Act and file all reports required to be filed under the U.S. Exchange Act and remain in material compliance with all applicable U.S. Securities Laws, and (ii) maintain the listing of the shares of Parent Common Stock on NYSE and remain in material compliance with the rules of NYSE. (c) Parent shall use reasonable best efforts to take all action necessary to cause the Parent Common Stock to be issued in the Arrangement to be authorized for listing on the NYSE prior to the Effective Time, subject to official notice of issuance. Prior to the Closing Date, Company shall cooperate with Parent and use reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Law and rules and policies of each of the TSXV and AIM to enable the delisting by Company of the Company Common Shares from each of the TSXV and AIM at the Effective Time. From and after entry into this Agreement until the earlier of the Closing or the termination of this Agreement, Parent shall promptly notify Company of any material communications or correspondence received by Parent from the NYSE with respect to the listing of Parent Common Stock to be issued in the Arrangement or other securities of Parent, compliance with the rules and regulations of the NYSE, and any potential suspension or delisting action contemplated or threatened by the NYSE. Section 4.16 Falcon Australia. Company shall cause Falcon Australia to observe and perform all of its obligations under the Australian Transaction Implementation Deed, including the convening of a general meeting of the shareholders of Falcon Australia (other than Excluded Shareholders) to approve the Item 7 Resolution (by the requisite majority under item 7 section 611 of the Corporations Act) relating to the acquisition by Australia Sub of all shares in Falcon Australia held by Company pursuant to the terms of this Agreement (the “Minority Shareholder Approval”). Section 4.17 Other Obligations. (a) Beginning on the date of this Agreement and ending on the date that is the later of (i) the valid termination of this Agreement in accordance with Article 6 hereof and (ii) the

70 consummation of the Transactions (the “Cash Call Period”), Parent shall use commercially reasonable efforts to, on behalf of Company, (i) pay any cash calls required to be paid by Company or the Subject Entities in accordance with the terms of the Beetaloo Joint Venture JOA (including any cash calls received by Company prior to the date of this Agreement and which remain outstanding as of the date of this Agreement), (ii) pay any cash calls required to be paid by Company or the Subject Entities in accordance with the terms of the APA Development Agreement (clauses (i) and (ii) collectively, the “Cash Calls”), and (iii) provide any credit support required to be provided by Company or the Subject Entities in accordance with the APA Development Agreement (the “Credit Support”); provided, however, that notwithstanding the foregoing, in no event shall Parent be required to take actions pursuant to clauses (i), (ii) or (iii) above (A) if such actions violate or would cause Parent or any of its Subsidiaries to violate the terms of any Contract to which it is a party (including the Performance Bond Facility Agreement) or (B) if taking such actions would require Parent or any of its Subsidiaries to incur any Indebtedness. (b) In the event this Agreement is validly terminated in accordance with Article 6 hereof, Company shall, within three (3) months of the date this Agreement is validly terminated in accordance with Article 6 hereof (such three-month period, the “Transition Period”), (i) replace any Credit Support, (ii) repay Parent a sum equal to (A) (x) the amount of cash actually paid by Parent or its Subsidiaries on behalf of Company or the Subject Entities in connection with the Cash Calls, (y) the sum of all costs incurred by Parent in providing any Credit Support on behalf of Company and the Subject Entities (including any costs associated with any amounts being drawn down under such Credit Support) and (z) the sum of all amounts drawn down under any Credit Support provided by Tamboran on behalf of Falcon (the “Support Amount”) and (B) the product of (x) the Support Amount and (y) 15%. For the avoidance of doubt, during the Transition Period, Parent and its Subsidiaries shall continue to use commercially reasonable efforts to pay the Cash Calls and provide the Credit Support on behalf of Company and the Subject Entities. (c) During the Cash Call Period and the Transition Period, Company shall, and shall cause the Subject Entities to, take the actions set forth on Schedule 4.17(c) of the Company Disclosure Letter. (d) Prior to the Effective Time, Company and the Subject Entities shall not take the actions set forth on Schedule 4.17(d) of the Company Disclosure Letter. Section 4.18 Obligations of Australia Sub, U.S. Sub and Parent. Parent shall take all action necessary to cause Australia Sub and U.S. Sub to perform its obligations under this Agreement and to consummate the transactions contemplated hereby, including the Arrangement, upon the terms and subject to the conditions set forth in this Agreement. Parent unconditionally and irrevocably guarantees the performance by each of Australia Sub and U.S. of all of their respective covenants, agreements and obligations under this Agreement, the Plan of Arrangement and the Transactions, including the Arrangement, and Parent hereby agrees that Company will not be

71 required to first proceed against Australia Sub or U.S. Sub before exercising any of it its rights against Parent. Section 4.19 Falcon Hungary. Promptly following the Effective Time, Parent and Company will cooperate in good faith to procure the filing of all the corporate documents necessary for the registration with the competent Court of Registration (in Hungarian: “Cégbíróság”) of the acquisition by U.S. Sub of the Falcon Hungary Interests. ARTICLE 5 CONDITIONS Section 5.1 Conditions to Obligation of Each Party. The respective obligation of each Party to consummate the Transactions, including the Arrangement, shall be subject to satisfaction of the following conditions at or prior to the Effective Time, any or all of which may be waived jointly by the Parties, in whole or in part, to the extent permitted by applicable Law: (a) The Arrangement Resolution shall have been approved by the Company Requisite Shareholder Vote at the Company Meeting. (b) The Stock Issuance shall have been approved by Parent Stockholder Approval at the Parent Meeting. (c) The Interim Order and the Final Order shall each have been obtained on terms consistent with this Agreement and otherwise reasonably satisfactory to Parent and Company and shall not have been set aside or modified in a manner reasonably unacceptable to Company and Parent on appeal or otherwise. (d) The shares of Parent Common Stock issuable pursuant to the Arrangement shall have been authorized for listing on the NYSE, subject to official notice of issuance. (e) No Law or Order (whether temporary, preliminary or permanent) shall have been enacted, entered, promulgated, adopted, issued or enforced by any Governmental Entity that is then in effect and has the effect of making illegal or otherwise enjoining, restricting or prohibiting the consummation of any of the Transactions. Section 5.2 Additional Conditions to Obligation of Parent, Australia Sub and U.S. Sub. The obligation of Parent, Australia Sub and U.S. Sub to effect the Arrangement shall be further subject to satisfaction of the following conditions at or prior to the Effective Time, any or all of which may be waived jointly by Parent, Australia Sub and U.S. Sub, in whole or in part, to the extent permitted by applicable Law: (a) (i) The representations and warranties of Company set forth in the first sentence of Section 2.1 (Organization, Standing and Power), Section 2.2(a) (Capital Structure), Section 2.3(a) (Authority; No Violations), Section 2.6(a) (Absence of Certain Changes or Events) and Section 2.23 (Brokers) shall have been true and correct as of the date of this Agreement and shall be true and correct as of the Closing, as though made on and as of the Closing (except that representations and warranties that speak as of a specified date or period of time shall have been

72 true and correct only as of such date or period of time), (ii) all other representations and warranties of Company set forth in Section 2.2 (Capital Structure) shall have been true and correct as of the date of this Agreement and shall be true and correct in all material respects as of the Closing, as though made on and as of the Closing (except for any de minimis inaccuracies) (except that representations and warranties that speak as of a specified date or period of time shall have been true and correct in all material respects only as of such date or period of time), and (iii) all other representations and warranties of Company set forth in Article 2 shall have been true and correct as of the date of this Agreement and shall be true and correct as of the Closing, as though made on and as of the Closing (except that representations and warranties that speak as of a specified date or period of time shall have been true and correct only as of such date or period of time), except, in the case of this clause (iii), where the failure of such representations and warranties to be so true and correct (without regard to qualification or exceptions contained therein as to “materiality”, “in all material respects” or “Company Material Adverse Effect”) would not reasonably be expected to have a Company Material Adverse Effect. (b) Company shall have performed in all material respects all obligations and complied in all material respects with all covenants required by this Agreement to be performed or complied with by it at or prior to the Closing. (c) There shall not have occurred since the date hereof a Company Material Adverse Effect. (d) Company shall have delivered to Parent a certification of the Chief Executive Officer, the Chief Financial Officer or another executive officer (reasonably acceptable to Parent) of Company certifying as to the matters specified in Section 5.2(a), Section 5.2(b) and Section 5.2(c). (e) Dissent Rights shall not have been exercised (or, if exercised, remain outstanding) with respect to more than 5% of the issued and outstanding Company Common Shares. (f) The Minority Shareholder Approval shall have been obtained by no later than the date that is three months after the date hereof. (g) All Regulatory Approvals shall have been obtained and shall remain in full force and effect. (h) Agreements with each holder of Company Stock Options, pursuant to which each such holder has agreed to cancel and terminate its Company Stock Options shall have been duly executed and delivered by each such holder and, as of immediately prior to the Effective Time, be in full force and effect. (i) The Support Agreements shall have been duly executed and delivered by each Support Party and, as of immediately prior to the Effective Time, be in full force and effect. (j) The Blocked Account Agent shall have been engaged for the purposes contemplated by and set forth in this Agreement.

73 The foregoing conditions are for the sole benefit of Parent, Australia Sub and U.S. Sub and may, subject to the terms of this Agreement, be waived by Parent, Australia Sub and U.S. Sub, in whole or in part at any time and from time to time, in the sole discretion of Parent, Australia Sub and U.S. Sub, to the extent permitted by applicable Law. The failure by Parent, Australia Sub and/or U.S. Sub at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right that may be asserted at any time and from time to time prior to the Effective Time. Section 5.3 Additional Conditions to Obligation of Company. The obligation of Company to effect the Arrangement shall be further subject to satisfaction of the following additional conditions at or prior to the Effective Time, any or all of which may be waived by Company, in whole or in part, to the extent permitted by applicable Law: (a) (i) The representations and warranties of Parent, Australia Sub and U.S. Sub set forth in the first sentence of Section 3.1 (Organization, Standing and Power), Section 3.2(a), Section 3.2(b) and Section 3.2(c) (Capital Structure), Section 3.3(a) (Authority; No Violations), Section 3.6 (Absence of Certain Changes or Events) and Section 3.10 (Brokers) shall have been true and correct as of the date of this Agreement and shall be true and correct as of the Closing, as though made on and as of the Closing (except that representations and warranties that speak as of a specified date or period of time shall have been true and correct only as of such date or period of time), (ii) all other representations and warranties of Parent set forth in Section 3.2 (Capital Structure) shall have been true and correct as of the date of this Agreement and shall be true and correct in all material respects as of the Closing, as though made on and as of the Closing (except, with respect to Section 3.2(a), Section 3.2(b) and Section 3.2(c) (Capital Structure), for any de minimis inaccuracies) (except that representations and warranties that speak as of a specified date or period of time shall have been true and correct in all material respects only as of such date or period of time), and (iii) all other representations and warranties of Parent, Australia Sub and U.S. Sub set forth in Article 3 shall have been true and correct as of the date of this Agreement and shall be true and correct as of the Closing, as though made on and as of the Closing (except that representations and warranties that speak as of a specified date or period of time shall have been true and correct only as of such date or period of time), except in the case of this clause (iii) where the failure of such representations and warranties to be so true and correct (without regard to qualification or exceptions contained therein as to “materiality”, “in all material respects” or “Parent Material Adverse Effect”) would not reasonably be expected to have a Parent Material Adverse Effect. (b) Parent shall have performed in all material respects all obligations and complied in all material respects with all covenants required by this Agreement to be performed or complied with by it at or prior to the Closing. (c) There shall not have occurred since the date hereof a Parent Material Adverse Effect. (d) Parent shall have delivered to Company a certification of the Chief Executive Officer, the Chief Financial Officer or another executive officer (reasonably acceptable

74 to Company) of Parent certifying as to the matters specified in Section 5.3(a), Section 5.3(b) and Section 5.3(c). The foregoing conditions are for the sole benefit of Company and may, subject to the terms of this Agreement, be waived by Company, in whole or in part at any time and from time to time, in the sole discretion of Company, to the extent permitted by applicable Law. The failure by Company at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time prior to the Effective Time. Section 5.4 Frustration of Conditions. Neither Party may rely, either as a basis for not consummating the Transactions contemplated by this Agreement on the failure of any condition set forth in Section 5.1, Section 5.2, or Section 5.3, as the case may be, to be satisfied if such failure was primarily caused by, or primarily resulted from, such Party’s failure to perform any of its covenants or agreements under this Agreement. Section 5.5 Merger of Conditions. Subject to applicable Law, the conditions set out in Section 5.1, Section 5.2, or Section 5.3 shall be conclusively deemed to have been satisfied, waived or released upon the occurrence of the Effective Time. ARTICLE 6 TERMINATION Section 6.1 Termination. This Agreement may be terminated prior to the Effective Time, whether before or after receipt of the Company Requisite Shareholder Vote or the Parent Stockholder Approval, as applicable, in the following circumstances: (a) by mutual written consent of Parent and Company; (b) by either Parent or Company, upon written notice to the other Party, if: (i) the Effective Date has not occurred on or prior to March 30, 2026 (the “Termination Date”); provided, however, that if on such date, one or more of the conditions to Closing set forth in (A) Section 5.1(e) (if the Law or Order relates to the matters set forth in Section 5.2(g) or otherwise to Regulatory Laws) or (B) Section 5.2(g) shall not have been satisfied or waived, but all other conditions to the Closing shall have been satisfied (or in the case of conditions that by their terms are to be satisfied at the Closing, shall be capable of being satisfied on such date) or waived, then the Termination Date shall automatically be extended to June 30, 2026; provided further, however, that the right to terminate this Agreement under this Section 6.1(b)(i) shall not be available to any Party whose breach of this Agreement has been the primary cause of the failure of the Effective Date to occur on or prior to the Termination Date; (ii) any Governmental Entity shall have enacted, entered, promulgated, adopted, issued or enforced a final and non-appealable Order or other Law having the effect of permanently restraining, enjoining or otherwise prohibiting or making illegal any of the Transactions, provided, however, that the right to terminate this Agreement under this

75 Section 6.1(b)(ii) shall not be available to a Party whose breach of this Agreement has been the primary cause of the entry, promulgation, adoption, issuance or enforcement of such Order or other Law; (iii) the Company Requisite Shareholder Vote contemplated by this Agreement shall not have been obtained upon a vote held at a duly held Company Meeting, or at any final adjournment or postponement; or (iv) the Parent Stockholder Approval contemplated by this Agreement shall not have been obtained upon a vote held at a duly held Parent Meeting, or at any final adjournment or postponement thereof; (c) by Parent, upon written notice to Company: (i) prior to the Effective Time, if any of Company’s covenants, representations or warranties contained in this Agreement shall have been breached or, any of Company’s representations and warranties shall have become untrue, such that any of the conditions set forth in Section 5.2(a) or Section 5.2(b) would not be satisfied, and such breach (A) is incapable of being cured by Company prior to the Termination Date (including as such date may have been extended in accordance with this Agreement), or (B) shall not have been cured by the earlier of (1) 30 days of receipt by Company of written notice of such breach describing in reasonable detail such breach and (2) two (2) Business Days prior to the Termination Date; provided, that Parent, Australia Sub and U.S. Sub are not then in breach of any of its covenants, representations or warranties contained in this Agreement such that Company has the right to terminate this Agreement pursuant to Section 6.1(d)(i); (ii) at any time prior to the receipt of the Company Requisite Shareholder Vote, if the Company Board or any committee thereof shall have made a Company Adverse Recommendation Change; (iii) at any time prior to the receipt of the Minority Shareholder Approval, if any FOGA Recommending Director adversely changes, withdraws, adversely modifies or adversely qualifies its recommendation in breach of clause 3.2(b) of the Australian Transaction Implementation Deed; (iv) at any time prior to the receipt of the Company Requisite Shareholder Vote, if there is a Willful and Material Breach of Section 4.3 by Company other than in the case where (A) such breach is a result of an isolated action by a Person that is a Representative of Company or any of Company’s Subsidiaries (other than a director or officer of Company) who was not acting at the direction of Company or any of Company’s Subsidiaries (as applicable), (B) Company, or any of Company’s Subsidiaries (as applicable) promptly remedies such breach and (C) the consummation of the Transactions is not materially impeded, interfered with or prevented as a result of such breach; or (v) prior to the Effective Time, if the Company Undisclosed Liabilities exceed $3,000,000;

76 (d) by Company, upon written notice to Parent: (i) prior to the Effective Time, if any of Parent’s, Australia Sub’s or U.S. Sub’s covenants, representations or warranties contained in this Agreement shall have been breached or, any of Parent’s, Australia Sub’s or U.S. Sub’s representations and warranties shall have become untrue, such that any of the conditions set forth in Section 5.3(a) or Section 5.3(b) would not be satisfied, and such breach (A) is incapable of being cured by Parent, Australia Sub or U.S. Sub prior to the Termination Date (including as such date may have been extended in accordance with this Agreement), or (B) shall not have been cured by the earlier of (1) 30 days of receipt by Parent of written notice of such breach describing in reasonable detail such breach and (2) two (2) Business Days prior to the Termination Date; provided, that Company is not then in breach of any of its covenants, representations or warranties contained in this Agreement such that Parent has the right to terminate this Agreement pursuant to Section 6.1(c)(i); or (ii) any time prior to the receipt of the Parent Stockholder Approval, if the Parent Board or any committee thereof shall have made a Parent Adverse Recommendation Change. (iii) at any time prior to the receipt of the Parent Stockholder Approval, if there is a Willful and Material Breach of Section 4.3 by Parent other than in the case where (A) such breach is a result of an isolated action by a Person that is a Representative of Parent, Australia Sub or U.S. Sub or any of Parent’s Subsidiaries (other than a director or officer of Parent) who was not acting at the direction of Parent or any of Parent’s Subsidiaries (as applicable), (B) Parent or any of Parent’s Subsidiaries (as applicable) promptly remedies such breach and (C) the consummation of the Transactions is not materially impeded, interfered with or prevented as a result of such breach; or (e) automatically and without any notice required to be given by any Party, if the Minority Shareholder Approval is not obtained in accordance with Section 5.2(f). Section 6.2 Effect of Termination. In the event of the termination of this Agreement as provided in Section 6.1, this Agreement shall be of no further force or effect with no liability of any Party; provided, however, that Section 4.7(b) [Confidentiality], this Section 6.2 [Effect of Termination], Section 6.3 [Termination Fees] and Article 7 [Miscellaneous] of this Agreement shall survive the termination of this Agreement and shall remain in full force and effect; provided that in each case, the termination of this Agreement shall not relieve any party from any liability or damages resulting from fraud or any Willful and Material Breach of any provision contained in this Agreement. No termination of this Agreement shall affect the obligations of the Parties pursuant to any Acceptable Confidentiality Agreement or any other subsequent written agreement that addresses confidentiality between the Parties, except to the extent specified therein. Section 6.3 Termination Fees. (a) In the event that this Agreement is terminated by (i) Company pursuant to Section 6.1(d)(ii) [Parent Adverse Recommendation Change], or (ii) Section 6.1(d)(iii) [Parent

77 Non-Solicit Breach]; or (iii) Parent or Company pursuant to Section 6.1(b)(iv) [Parent Downvote] at a time when Company had the right to terminate this Agreement pursuant to Section 6.1(d)(ii) [Parent Adverse Recommendation Change], then Parent shall pay to Company the Parent Termination Fee as promptly as possible (but in any event within three (3) Business Days) following such termination. (b) In the event that this Agreement is terminated by (i) Parent pursuant to (A) Section 6.1(c)(ii) [Company Adverse Recommendation Change] or (B) Section 6.1(c)(iii) [Implementation Deed Breach] or (C) Section 6.1(c)(iv) [Company Non-Solicit Breach], or (ii) Parent or Company pursuant to Section 6.1(b)(iii) [Company Downvote] at a time when Parent had the right to terminate this Agreement pursuant to Section 6.1(c)(ii) [Company Adverse Recommendation Change], then Company shall pay to Parent the Company Termination Fee as promptly as possible (but in any event within three (3) Business Days) following such termination. (c) In the event that this Agreement is terminated by either Party pursuant to Section 6.1(b)(i) [Termination Date] and at the time of such termination, (i) the Parent Stockholder Approval shall not have been obtained and (ii) Company would have been permitted to terminate this Agreement pursuant to Section 6.1(d)(ii) [Parent Adverse Recommendation Change], and in each case of clauses (i) and (ii) a Parent Acquisition Proposal has been publicly proposed or otherwise publicly communicated to Parent’s stockholders or the Parent Board and remains outstanding at the time of the Parent Meeting, then Parent shall pay to Company the Parent Termination Fee as promptly as possible (but in any event within three (3) Business Days) following such termination. (d) In the event that this Agreement is terminated by either Party pursuant to Section 6.1(b)(i) [Termination Date] and at the time of such termination, (i) the Company Requisite Shareholder Vote shall not have been obtained and (ii) Parent would have been permitted to terminate this Agreement pursuant to Section 6.1(c)(ii) [Company Adverse Recommendation Change], and in each case of clauses (i) and (ii) a Company Acquisition Proposal has been publicly proposed or otherwise publicly communicated to Company’s shareholders or the Company Board and remains outstanding at the time of the Company Meeting, then Company shall pay to Parent the Company Termination Fee as promptly as possible (but in any event within three (3) Business Days) following such termination. (e) In the event that (i) prior to the Company Meeting, a Company Acquisition Proposal is publicly proposed or otherwise publicly communicated to Company’s shareholders or the Company Board and remains outstanding three (3) Business Days prior to the time of the Company Meeting and (ii) this Agreement is terminated by Parent or Company pursuant to Section 6.1(b)(i) [Termination Date] or Section 6.1(b)(iii) [Company Downvote] or by Parent pursuant to Section 6.1(c)(i) [Company Terminable Breach] and concurrently with or within 12 months after any such termination described in clause (ii), Company or any Subject Entity enters into a definitive agreement with respect to, or otherwise consummates, any Company Acquisition Proposal (substituting 50% for the 20% threshold set forth in the definition of “Company Acquisition Proposal” for all purposes under this Section 6.3(e)), then Company shall pay to Parent the Company Termination Fee as promptly as possible (but in any event within three (3) Business

78 Days) following the earlier of the entry into such definitive agreement or consummation of such Company Acquisition Proposal. (f) In the event that (i) prior to the Parent Meeting, a Parent Acquisition Proposal is publicly proposed or otherwise publicly communicated to Parent’s stockholders or the Parent Board and remains outstanding three (3) Business Days prior to the time of the Parent Meeting and (ii) this Agreement is terminated by Parent or Company pursuant to Section 6.1(b)(i) [Termination Date] or Section 6.1(b)(iv) [Parent Downvote] or by Company pursuant to Section 6.1(d)(i) [Parent Terminable Breach] and concurrently with or within 12 months after any such termination described in clause (ii), Parent or any Subsidiary of Parent enters into a definitive agreement with respect to, or otherwise consummates, any Parent Acquisition Proposal, then Parent shall pay to Company the Parent Termination Fee as promptly as possible (but in any event within three (3) Business Days) following the earlier of the entry into such definitive agreement or consummation of such Parent Acquisition Proposal. (g) In the event that this Agreement is terminated by Parent pursuant to Section 6.1(c)(iv) [Company Undisclosed Liabilities], then Company shall pay to Parent the Company Termination Fee as promptly as possible (but in any event within three (3) Business Days) following such termination. (h) In the event that this Agreement is terminated by (i) Parent pursuant to Section 6.1(c)(i) [Company Terminable Breach] due to a breach by Company of Section 4.17 or (ii) Company pursuant to Section 6.1(b)(i) [Termination Date] at a time when Parent had the right to terminate this Agreement pursuant to Section 6.1(c)(i) [Company Terminable Breach] due to a breach by Company of Section 4.17, then Company shall pay to Parent the Company Termination Fee as promptly as possible (but in any event within three (3) Business Days) following such termination. (i) In the event that this Agreement is automatically terminated pursuant to Section 6.1(e) [No Minority Shareholder Approval], then Company shall reimburse Parent for all documented out of-pocket expenses incurred by Parent and its Affiliates in connection with this Agreement and the Transactions (the “Company Expense Reimbursement”) as promptly as possible (but in any event within three (3) Business Days) following such termination. (j) As used in this Agreement, (i) “Company Termination Fee” shall mean a cash amount equal to $1,620,000, and (ii) “Parent Termination Fee” shall mean a cash amount equal to $3,750,000. (k) Upon payment of the Company Termination Fee, Parent Termination Fee or the Company Expense Reimbursement, as applicable, the paying Party shall have no further liability with respect to this Agreement or the Transactions to the other Party and its Affiliates and its and their Representatives (provided that nothing herein shall release any party from liability for Willful and Material Breach or fraud). The Parties acknowledge and agree that in no event shall either Party be entitled to receive more than one payment of the Company Termination Fee, the Parent Termination Fee or the Company Expense Reimbursement, as applicable.

79 (l) Each of the Parties hereto acknowledges and agrees: (i) the agreements contained in this Section 6.3 are an integral part of the Transactions, and that, without these agreements, the parties would not enter into this Agreement and (ii) that the Company Termination Fee, the Parent Termination Fee and the Company Expense Reimbursement, as applicable, are not intended to be a penalty, but rather are payments in consideration for the disposition of rights of the Party entitled to receive such payments and are liquidated damages in a reasonable amount that will compensate a party hereto in the circumstances in which such payment is due and payable and which do not involve fraud or a Willful and Material Breach, for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Transactions, which amount would otherwise be impossible to calculate with precision. If Company or Parent, as applicable, fails to pay in a timely manner any amount due pursuant to this Section 6.3, then (y) Company or Parent, as applicable, shall reimburse the other for all costs and expenses (including disbursements and reasonable fees of counsel) incurred in the collection of such overdue amount, including in connection with any related actions commenced and (z) Company or Parent, as applicable, shall pay to the other interest on such amount from and including the date payment of such amount was due to but excluding the date of actual payment at the prime rate set forth in The Wall Street Journal in effect on the date such payment was required to be made plus 2%. (m) The Parties agree that the monetary remedies set forth in this Section 6.3 and the specific performance remedies set forth in Section 7.14 shall be the sole and exclusive remedies of (i) Company and the Subject Entities against Parent, Australia Sub and U.S. Sub and any of its former, current or future directors, officers, stockholders, Representatives or Affiliates for any loss suffered as a result of the failure of the Arrangement to be consummated and upon payment of such amount, none of Parent, Australia Sub and U.S. Sub or any of its former, current or future directors, officers, stockholders, Representatives or Affiliates shall have any further liability or obligation relating to or arising out of this Agreement, the Arrangement or the Transactions; provided, however, that no such payment shall relieve Parent, Australia Sub and U.S. Sub of any liability or damages to Company as a result of fraud or a Willful and Material Breach of any covenant, agreement or obligation (in which case only Parent, Australia Sub and U.S. Sub shall be liable for damages for such fraud or Willful and Material Breach); and (ii) Parent, Australia Sub and U.S. Sub against Company and the Subject Entities and any of their respective former, current or future directors, officers, shareholders, stockholders, Representatives or Affiliates for any loss suffered as a result of the failure of the Arrangement to be consummated and upon payment of such amount, none of Company and the Subject Entities or any of their respective former, current or future directors, officers, shareholders, stockholders, Representatives or Affiliates shall have any further liability or obligation relating to or arising out of this Agreement, the Arrangement or the Transactions; provided, however, that no such payment shall relieve Company of any liability or damages to Parent, Australia Sub and U.S. Sub as a result of fraud or a Willful and Material Breach of any covenant, agreement or obligation (in which case only Company shall be liable for damages for such fraud or Willful and Material Breach).

80 ARTICLE 7 MISCELLANEOUS Section 7.1 Schedule Definitions. All capitalized terms in the Company Disclosure Letter and the Parent Disclosure Letter shall have the meanings ascribed to them herein except as otherwise defined therein. Section 7.2 Non-Survival of Representations, Warranties and Agreements. None of the representations, warranties or covenants set forth in this Agreement or in any document delivered pursuant hereto shall survive the Effective Time, except that Article 7 [Miscellaneous] of this Agreement and other covenants and agreements contained herein which expressly by their terms survive the Effective Time, all of which shall survive in accordance with their respective terms. Section 7.3 Expenses. Whether or not the Transactions are consummated, all costs and expenses incurred in connection with this Agreement and the Transactions shall be paid by the Party incurring such expenses, except as otherwise provided in this Agreement. Section 7.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given or made as of the date of receipt if delivered personally, sent by overnight courier (providing proof of delivery) or sent by registered or certified mail (return receipt requested, postage prepaid) or on the date of transmission if sent by e-mail (excluding automatic “undeliverable” or similar replies), in each case, to the Parties at the following addresses (or at such other address or email address for a Party as shall be specified by like notice): If to Company: Falcon Oil & Gas Ltd. 1200 Waterfront Centre, 200 Burrard Street Vancouver BC V7X 1T2, Canada Attention: E-mail: Philip O'Quigley with copies to (which shall not constitute notice): Borden Ladner Gervais LLP 1900, 520 – 3rd Avenue SW Calgary, AB, Canada T2P 0R3 Attention: Lloyd McLellan E-mail: LMcLellan@blg.com If to Parent, Australia Sub and U.S. Sub: Tamboran Resources Corporation Suite 01, Level 39, Tower One, International Towers Sydney 100 Barangaroo Avenue, Barangaroo NSW 2000 Attention: Eric Dyer Rohan Vardaro

81 E-mail: with copies to (which shall not constitute notice): Latham & Watkins LLP 811 Main Street, Suite 3700 Houston, Texas 77002 Attention: John M. Greer Ryan J. Lynch David J. Miller E-mail: John.Greer@lw.com Ryan.Lynch@lw.com David.Miller@lw.com and Torys LLP 4600, 525 8 Avenue SW Calgary, AB T2P 1G1 Attention: Janan Paskaran E-mail: jpaskaran@torys.com Section 7.5 Entire Agreement; No Third Party Beneficiaries. (a) This Agreement, the Company Disclosure Letter and the Parent Disclosure Letter constitute the entire agreement, and supersede all prior understandings, agreements or representations, between the Parties, including, but not limited to any term sheet, whether binding or non-binding, with respect to the subject matter hereof. (b) This Agreement, except for the provisions of Section 7.13 [No Recourse] shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns. Section 7.6 Assignment; Binding Effect. No Party may assign this Agreement or any of its rights, interests or obligations hereunder (whether by operation of Law or otherwise, including a merger or amalgamation) without the prior written approval of the other Party, and any attempted assignment without such prior written approval shall be void and without legal effect; provided, however, that Parent may designate one or more wholly owned direct or indirect Subsidiaries to be a constituent corporation in the Transaction in lieu of Australia Sub or U.S. Sub, as the case may be, with respect to some or all of such entity’s rights and obligations pursuant to the Agreement, in which event all applicable references to Australia Sub or U.S. Sub, as the case may be, in this Agreement shall be deemed references to such other wholly owned Subsidiaries of Parent, except that all representations and warranties made in this Agreement with respect to Australia Sub or U.S. Sub, as the case may be, as of the date of this Agreement shall be deemed representations and warranties made with respect to such other wholly owned Subsidiary as of the date of such

82 designation; provided, further no assignment, delegation or designation shall relieve Parent of any of its obligations pursuant to this Agreement unless the Parties enter into a novation. Subject to the preceding sentence, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective permitted successors and permitted assigns. Section 7.7 Governing Law; Jurisdiction and Venue. This Agreement and the Plan of Arrangement are governed by and shall be interpreted and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein. Each Party irrevocably attorns and submits to the exclusive jurisdiction of the British Columbia courts situated in the City of Vancouver and waives objection to the venue of any proceeding in such court or that such court provides an inconvenient forum. Section 7.8 Severability. If the term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, then all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the Transactions are consummated as originally contemplated to the greatest extent possible. Section 7.9 Amendment. This Agreement may only be amended by Parent and Company, by action taken or authorized by their respective Board of Directors, at any time before or after the Company Requisite Shareholder Vote or the Parent Stockholder Approval is obtained provided, however, that after approval of the Arrangement by the shareholders of Company, no amendment may be made which under applicable Law requires the further approval of the shareholders of Company or the Court without first obtaining such further approval. This Agreement may not be amended except by a written instrument signed on behalf of each of the Parties. Section 7.10 Waiver of Jury Trial. THE PARTIES HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS. Section 7.11 Interpretation. For purposes of this Agreement, (a) the words “including” and “include” shall be deemed to be followed by the words “without limitation,” (b) the words “herein,” “hereof,” “hereby,” “hereto” or “hereunder” refer to this Agreement as a whole, (c) references to “$” refer to United States Dollars, and (d) references to “C$” refer to Canadian Dollars. Whenever required by the context of this Agreement, the singular shall include the plural and vice versa. When calculating the period of time before which, within which or following which any act is required to be done pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded and, if the last day of such period is not a Business Day, the period in question shall end on the next succeeding Business Day. Any reference to any supranational, national, state, provincial, municipal, local or foreign Law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires.

83 Unless the context otherwise requires, references in this Agreement (i) to Articles, Sections, Exhibits and Schedules mean the Articles and Sections of, and the Exhibits and Schedules attached to, this Agreement and (ii) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof. References in this Agreement to the “ordinary course of business” with respect to any Person shall mean, at any given time, the ordinary course of such Person’s business, consistent with past practice. Notwithstanding anything to the contrary in this Agreement, each Section of this Agreement is qualified by the matters set forth with respect to such Section in the correspondingly numbered Section of the Company Disclosure Letter or the Parent Disclosure Letter, as applicable, only to the extent specified therein; provided, however, that any fact or item that is disclosed in any Section of the Company Disclosure Letter or the Parent Disclosure Letter, as applicable, in sufficient detail to make its relevance to any other representation and warranty of Company or Parent, as applicable, set forth in this Agreement readily apparent shall be deemed disclosed as an exception to such other representation and warranty. The Schedules and Exhibits referred to in this Agreement shall be construed with and as an integral part of this Agreement. Capitalized terms used but not otherwise defined in the Schedules and Exhibits referred to in this Agreement shall have the meanings set forth in this Agreement. Titles to Articles and headings of Sections are inserted for convenience of reference only and shall not be deemed a part of or to affect the meaning or interpretation of this Agreement. Notwithstanding the fact that this Agreement has been drafted or prepared by one of the Parties, each Party confirms that both it and its counsel have reviewed, negotiated and adopted this Agreement as the joint agreement and understanding of the Parties. The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party. “Made available” means, with respect to any document, that such document was previously made available in the Company Data Room or the Parent Data Room, as applicable, at least one (1) Business Day prior to the date of this Agreement. All times expressed herein are local time in the Province of British Columbia, Canada, unless stated otherwise. When calculating the period of time within which, or following which, any act is to be done or step taken pursuant to this Agreement, the date that is the reference day in calculating such period shall be excluded and if the last day of the period is a non-Business Day, the period in question shall end on the next Business Day or if any action must be taken under this Agreement on or by a day that is not a Business Day, then such action may be validly taken on or by the next day that is a Business Day. Section 7.12 Counterparts. This Agreement may be executed in two (2) or more counterparts, including via facsimile or email in pdf form transmission, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. Section 7.13 No Recourse. Notwithstanding anything to the contrary herein, each of Company and Parent hereby agrees, on behalf of itself and its Affiliates, that none of Parent’s or Company’s, as applicable, and their respective directors, officers and Affiliates shall have any liability or obligation under this Agreement or the Transactions (whether in contract, tort, equity or

84 otherwise). Parent’s and Company’s directors, officers and Affiliates are third party beneficiaries of Section 7.7, Section 7.11 and Section 7.13. Section 7.14 Specific Performance. The Parties agree that irreparable damage, for which monetary damages would not be an adequate remedy, would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached by the Parties. Prior to the termination of this Agreement pursuant to Section 6.1, it is accordingly agreed that the Parties shall be entitled to an injunction or injunctions, or any other appropriate form of specific performance or equitable relief, to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction, in each case in accordance with this Section 7.14, this being in addition to any other remedy to which they are entitled under the terms of this Agreement at Law or in equity. Each Party accordingly agrees (a) the non-breaching Party will be entitled to injunctive and other equitable relief, without proof of actual damages; and (b) the alleged breaching Party will not raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of such Party under this Agreement and will not plead in defense thereto that there are adequate remedies at Law, all in accordance with the terms of this Section 7.14. Each Party further agrees that no other Party or any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 7.14, and each Party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument. Section 7.15 Extension; Waiver. At any time before the Effective Time, any Party may (a) extend the time for the performance of any of the obligations or other acts of the other Party under or pursuant to this Agreement, (b) waive any inaccuracies in the representations and warranties made by the other Party in this Agreement or in any document delivered pursuant hereto and (c) waive compliance with any of the covenants made by the other Party, or any of the conditions benefiting such waiving Party contained, in this Agreement. Any agreement on the part of any Party to any such extension or waiver shall be valid as against such Party only if set forth in a written instrument signed on behalf of such Party. Except for a waiver effected in accordance with the previous sentence, the failure of any Party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights. Section 7.16 Definitions. For purposes of this Agreement, “Acceptable Confidentiality Agreement” shall mean (a) a confidentiality agreement on terms reasonably acceptable to Company and Parent and (b) such confidentiality agreement shall not prohibit compliance by Parent or Company, as applicable, with any of the provisions of Section 4.3. “Affiliates” shall mean, as to any Person, as of the relevant time of determination, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the powers to direct or cause the direction of management or policies of a Person,

85 through the ownership of securities or partnership or other ownership interests, by contract or otherwise. For the avoidance of doubt, for purposes of this Agreement, (a) the Beetaloo Joint Venture shall not be an Affiliate of Parent, Australia Sub, U.S. Sub or Company, (b) Tamboran (B1) Pty Ltd shall not be an Affiliate of Parent, Australia Sub or U.S. Sub, and (c) Sturt Plateau Compression Facility Sub Pty Ltd in its capacity as trustee of the Sturt Plateau Compression Facility Sub Trust shall not be an Affiliate of Parent, Australia Sub or U.S. Sub. “Aggregated Group” shall mean all Persons, entities or trades or businesses (whether or not incorporated) under common control with any other Person within the meaning of Section 414 of the Code or Section 4001 of ERISA. “AIM” shall mean the AIM Market of the London Stock Exchange. “APA Development Agreement” shall mean that certain Development Agreement (Sturt Plateau Pipeline Project) between APA SPP Pty Ltd and Tamboran B2 Pty Ltd, dated December 17, 2024. “Applicable Proxy Statement / Circular” shall mean: (a) with respect to Company, the Company Circular; and (b) with respect to Parent, the Parent Proxy Statement. “Applicable Securities Laws” shall mean, with respect to a Person, the Canadian Securities Laws, U.S. Securities Laws and U.K. Securities Laws applicable to such Person in the relevant circumstances. “Arrangement” shall mean the arrangement pursuant to Section 288 of the BCBCA, on the terms set forth in the Plan of Arrangement, subject to any amendments or variations thereto made in accordance with the provisions of this Agreement or the Plan of Arrangement or made at the direction of the Court in the Final Order, provided any such amendment or variation is acceptable to Parent and Company, each acting reasonably. “Australian Transaction Implementation Deed” shall mean that certain Transaction Implementation Deed between Falcon Australia and Australia Sub, dated as of the date hereof. “Beetaloo Joint Venture” shall mean the unincorporated joint venture in respect to EPs 76, 98 and 117, between Tamboran B2 Pty Ltd (77.5% working interest) and Company (22.5% non-operated working interest). “Beetaloo Joint Venture JOA” shall mean that certain Joint Operating Agreement between Falcon Australia and Tamboran B2 Pty Ltd, dated July 28, 2023. “Blocked Account Agent” shall mean a U.S. bank or trust company selected by Parent that shall hold the Cash Consideration in a blocked account in accordance with this Agreement and the Plan. “Business” shall mean the business of owning and operating any of the property owned, leased, occupied or used by Company and the Subject Entities, as conducted as of the date

86 of execution of this Agreement and in a manner consistent with historical practice, and engaging in any other activities that are incidental, ancillary or necessary to such ownership and operation. “Business Day” shall mean any day on which banks are not required or authorized to close in Houston, Texas U.S.A., Sydney, Australia, London, United Kingdom and Vancouver, British Columbia. “Canadian Securities Authorities” shall mean the applicable securities commissions and other securities regulatory authorities in each of the provinces and territories of Canada. “Canadian Securities Laws” shall mean all applicable Canadian provincial and territorial securities Laws, as now in effect and as they may be promulgated or amended from time to time, including any rules imposed by the TSXV. “Cash Consideration” shall mean $23,663,080 (Twenty-Three Million Six Hundred Sixty-Three Thousand Eighty Dollars). “Closing” shall mean the Effective Time. “Closing Date” shall mean the Effective Date. “Code” shall mean the United States Internal Revenue Code of 1986, as amended. “Company Acquisition Proposal” shall mean, with respect to Company, any bona fide written proposal or offer made by any Person (other than by the Parent or its Affiliates) for the (i) direct or indirect acquisition or purchase of a business or assets that constitutes 20% or more of the net revenues, net income or the assets (based on the fair market value thereof) of Company and its Subsidiaries, taken as a whole, (ii) direct or indirect acquisition or purchase of 20% or more of any class of equity securities or capital stock of Company or any of its Subsidiaries whose business constitutes 20% or more of the net revenues, net income or assets of Company and its Subsidiaries, taken as a whole, or (iii) merger, arrangement, consolidation, restructuring, transfer of assets or other business combination, sale of shares of capital stock, tender offer, exchange offer, recapitalization or other similar transaction that if consummated would result in any Person or Persons beneficially owning 20% or more of any class of equity securities of Company or any of its Subsidiaries whose business constitutes 20% or more of the net revenues, net income or assets of Company and its Subsidiaries, taken as a whole, other than the Transactions; provided that a transaction or series of transactions solely among Company and its direct or indirect wholly owned Subsidiaries shall not be deemed to be a Company Acquisition Proposal. “Company Benefit Plan” shall mean any Employee Benefit Plan which is (a) sponsored, maintained, contributed to, or required to be sponsored, maintained or contributed to, by Company, the Subject Entities or any of its ERISA Affiliates, (b) under which any employee, officer, director, manager, service member, or individual independent contractors of the Company (in such capacity) and their dependents and beneficiaries are eligible to participate or receive benefits, or (c) pursuant to which the Company or any of its Subsidiaries has or may have any liability, contingent or otherwise (including as a result of being an ERISA Affiliate of any Person).

87 “Company Circular” means the notice of the Company Meeting and accompanying management information circular, including all schedules, appendices and exhibits thereto and enclosures therewith, to be sent to the shareholders of Company in connection with the Company Meeting, as amended, supplemented or otherwise modified from time to time. “Company Data Room” shall mean the electronic data room, as it existed as of 5:00 p.m. (Vancouver, British Columbia time) one day immediately prior to the date of this Agreement, and made available by Company to Parent and its Representatives in connection with the Transactions. “Company Employment Agreements” shall mean each management, employment, consulting, relocation, repatriation, expatriation, or similar Contract between the Company or any Subject Entity and any employee, consultant, contractor or advisor, other than any such management, employment, severance, consulting, relocation, repatriation, expatriation, or similar Contract with an employee as listed on Schedule 2.10(a) of the Company Disclosure Letter. “Company Intervening Event” shall mean a material event, fact, circumstance, development or occurrence that occurs or arises after the date of this Agreement that was not known or reasonably foreseeable (or, if known or reasonably foreseeable, the probability or magnitude of consequences of which are not known or reasonably foreseeable) to or by the Company Board as of the date of this Agreement, which event, fact, circumstance, development or occurrence becomes known to the Company Board prior to obtaining the Company Requisite Shareholder Vote; provided, however, that in no event shall any of the following constitute a Company Intervening Event: (a) the receipt, existence or terms of an actual or possible Company Acquisition Proposal, (b) any fact, circumstance, effect, change, event or development relating to Parent or any of its Subsidiaries, (c) any change, in and of itself, in the price or trading volume of Company Common Shares or shares of Parent Common Stock (it being understood that the underlying facts giving rise or contributing to such change may be taken into account in determining whether there has been a Company Intervening Event, to the extent otherwise permitted by this definition), (d) the fact that Company or any of the Subject Entities exceeds (or fails to meet) internal or published projections or guidance or any matter relating thereto or of consequence thereof (it being understood that the underlying facts giving rise or contributing to such change may be taken into account in determining whether there has been a Company Intervening Event, to the extent otherwise permitted by this definition), (e) conditions (or changes in such conditions) in the oil and gas industry (including changes in commodity prices, general market prices and political or regulatory changes affecting the industry or any changes in applicable Law) or (f) any opportunity to acquire (by merger, joint venture, partnership, consolidation, acquisition of stock or assets or otherwise), directly or indirectly, any assets, securities, properties or businesses from, or enter into any licensing, collaborating or similar arrangements with, any other Person. “Company IT Assets” shall mean the IT Assets owned by or used by or for the Subject Entities in the conduct of the Business. “Company Meeting” shall mean the meeting of the Company’s shareholders for the purpose of voting upon the approval of the Arrangement Resolution by holders of Company

88 Common Shares, and includes any adjournment or postponement thereof in accordance with this Agreement. “Company Stock Option” shall mean the right granted under the Stock Option Plan to the recipient to purchase a Company Common Share at a stated price for a specified period of time. “Company Undisclosed Liabilities” shall mean liabilities of Company or any of the Subject Entities of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, other than: (a) liabilities adequately provided for on the balance sheet of Company dated as of December 31, 2024 (including the notes thereto) contained in the Company Securities Documents for the twelve (12) months ended December 31, 2024; (b) liabilities not required to be presented on the face of a balance sheet in accordance with IFRS; (c) liabilities incurred in the ordinary course of business subsequent to December 31, 2024; (d) liabilities incurred in connection with the Transactions; (e) liabilities incurred as expressly required under this Agreement and (f) off-balance sheet arrangements of any type that have not been so described in the Company Securities Documents. “Confidential Information” has the meaning specified in Section 4.7(b). “Consent” shall mean any filing, notice, notification, report, registration, approval, consent, clearance, ratification, permit, permission, waiver, expiration or termination of a waiting period or authorization. “Consideration” shall mean, collectively, the Cash Consideration and the Stock Consideration. “Contract” shall mean any written or oral agreement, contract, loan or credit agreement, employment or severance agreement, note, mortgage, bond, indenture, lease, benefit plan, permit, franchise, license or other instrument, understanding or arrangement. “Corporations Act” shall mean the Corporations Act 2001 (Cth). “Data Privacy Requirements” shall mean all of the following, to the extent relating to data privacy, information security or the processing of Personal Information and applicable to a Party and its Subsidiaries: (a) all applicable Laws, (b) all public-facing written policies of such Party and its Subsidiaries, (c) all industry standards to which such Party and its Subsidiaries are bound, and (d) the applicable terms of any material Contract. “Depositary” shall mean Computershare Trust Company N.A. or a bank or trust company selected by Parent in its reasonable discretion and reasonably acceptable to the Company, which Depositary will perform the duties described in a depositary agreement in form and substance reasonably acceptable to Parent and Company. “DGCL” shall mean the Delaware General Corporation Law.

89 “Dissent Rights” shall mean the rights of dissent in favor of the registered holders of Company Common Shares in respect of the Arrangement as described in Section 4.1 of the Plan of Arrangement. “EDGAR” shall mean the Electronic Data Gathering, Analysis and Retrieval System administered by the SEC. “Effective Date” shall have the meaning set forth in the Plan of Arrangement. “Effective Time” shall have the meaning set forth in the Plan of Arrangement. “Employee Benefit Plans” shall mean all “employee benefit plans,” as defined in Section 3(3) of ERISA (whether or not subject to ERISA), and all other employee benefit, compensation, severance pay, employment, consulting, independent contractor, transaction bonus, change in control bonus, bonus, matching gift, tuition reimbursement, retention, deferred compensation, incentive, commission, employee loan, collective bargaining, stock purchase, stock option or other equity-based compensation, phantom equity or similar plan, leave of absence, layoff, vacation, termination pay, retirement, time in lieu of pay, vacation, paid time off, performance awards, death benefit, welfare, medical, retiree medical, dental, disability, workers’ compensation or other insurance, accident, life, retiree life, Code §125 “cafeteria” or “flexible” benefit, pension, savings, profit-sharing, deferred compensation, retirement or supplemental retirement plans, Contracts, arrangements, agreements, perquisite programs or payroll practices, whether funded or unfunded, formal or informal, written or oral, registered or unregistered. “Encumbrances” shall mean liens, pledges, charges, encumbrances, claims, hypothecation, mortgages, deeds of trust, statutory or deemed trusts, security interests, restrictions, applicable rights of first refusal, prior assignment, license, sublicense, adverse interest in property, or other burdens, options or encumbrances of any kind or any agreement, option, right or privilege (whether by Law, Contract or otherwise) capable of becoming any of the foregoing (any action of correlative meaning, to “Encumber”). “Environmental Laws” shall mean any and all Laws pertaining to pollution and remediation thereof, protection of the environment, natural resources and human health and safety (to the extent related to human exposure to Hazardous Materials) and the generation, handling, storage, transportation, Release, control, disposal or cleanup of Hazardous Materials. “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended. “ERISA Affiliate” shall mean any entity that is a member of a controlled group of corporations (as defined in Section 414(b) of the Code) of which a Person is a member, an unincorporated trade or business under common control with such Person (as determined under Section 414(c) of the Code), or a member of an “affiliated service group” (within the meaning of Section 414(m) of the Code) of which such Person is a member. “Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

90 “Exchanges” shall mean the TSXV, the NYSE and AIM. “Excluded Shareholder” shall have the meaning given to such term in the Australian Transaction Implementation Deed. “FCA” shall mean the Financial Conduct Authority. “Final Order” shall mean the final order of the Court approving the Arrangement pursuant to Section 291 of the BCBCA in a form reasonably acceptable to Company and Parent, as such order may be amended by the Court (with the consent of both Company and Parent, which consent shall not be unreasonably withheld, conditioned or delayed) at any time prior to the Effective Date or, if appealed, then, unless such appeal is withdrawn or denied, as affirmed or as amended (provided that any such amendment is reasonably acceptable to both Company and Parent) on appeal. “FOGA Recommending Director” shall have the meaning given to such term in the Australian Transaction Implementation Deed. “Governmental Entity” shall mean any supranational, national, provincial, tribal authority, state, local or foreign government, any instrumentality, subdivision, court, executive, legislature, tribunal, administrative agency, regulatory authority or commission or other authority thereof, or any quasi-governmental, self-regulatory or private body exercising any regulatory, judicial, administrative, taxing, importing or other governmental or quasi-governmental authority. “Hazardous Materials” shall mean any chemical, product, material, substance, or waste that is defined or listed as hazardous or toxic, as a pollutant or contaminant, or that is otherwise regulated under, or for which standards of conduct or liability may be imposed pursuant to, any Environmental Law, due to its hazardous or deleterious properties or characteristics, including any Hydrocarbons, asbestos or asbestos-containing materials, polychlorinated biphenyls, and per- and polyfluoroalkyl substances. “Hydrocarbons” shall mean crude oil, petroleum and petroleum byproducts, natural gas, condensate, drip gas and natural gas liquids (including coalbed gas) and other liquids or gaseous hydrocarbons or other substances (including minerals) produced or associated therewith. “IFRS” shall mean the accounting principles so prescribed, recommended or promulgated from time to time as the International Financial Reporting Standards, as issued by the International Accounting Standards Board or any successor thereto, as such principles may be amended, varied or replaced from time to time and as accepted and adopted by the applicable Party, which are applicable as at the date on which any calculation made hereunder is to be effective or as at the date of any financial statements referred to herein. “Indebtedness” of any Person shall mean, without duplication: (a) indebtedness of such Person for borrowed money; (b) obligations of such Person to pay the deferred purchase or acquisition price for any property of such Person; (c) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (d) obligations of such Person under a lease to the extent such obligations

91 are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP (in the case of Parent) or IFRS (in the case of Company or the Subject Entities), as applicable; and (e) indebtedness of others as described in clauses (a) through (d) above guaranteed by such Person; but Indebtedness does not include (i) accounts payable to trade creditors or service providers, or accrued expenses arising in the ordinary course of business, in each case, that are not yet due and payable, or are being disputed in good faith, (ii) the endorsement of negotiable instruments for collection in the ordinary course of business and (iii) obligations arising from treasury services, banking products and cash management services. “Intellectual Property” shall mean all intellectual property and proprietary rights in any jurisdiction throughout the world, including: (a) all trademarks, business identifiers, service marks, trade names, brand names, and other indicia of source, and all goodwill associated with any of the foregoing; (b) all copyrights and all other rights associated with works of authorship (whether or not copyrightable); (c) all patents and all proprietary rights associated therewith; (d) all inventions, mask works and mask work registrations, know how, discoveries, improvements, designs, computer source code, programs and other software (including all machine readable code and related documentation), trade secrets, websites, domain names, shop and royalty rights and all other types of intellectual property; and (e) all registrations of any of the foregoing and all applications therefor. “Interim Order” shall mean the interim order of the Court made pursuant to Section 291 of the BCBCA in a form reasonably acceptable to Company and Parent, providing for, among other things, the calling and holding of the Company Meeting, as the same may be amended by the Court with the consent of Company and Parent, which consent shall not be unreasonably withheld, conditioned or delayed. “IT Assets” shall mean computers, software, servers, networks, workstations, routers, hubs, circuits, switches, data communications lines, and all other information technology equipment. “Item 7 Resolution” shall have the meaning given to such term in the Australian Transaction Implementation Deed. “knowledge” shall mean the actual knowledge of, (a) in the case of Parent, the individuals listed in Schedule 7.16 of the Parent Disclosure Letter and (b) in the case of Company, the individuals listed in Schedule 7.16 of the Company Disclosure Letter. “Labor Agreement” shall mean any collective bargaining agreement or other Contract with any Union. “Law” shall mean any supernational, national, provincial, regional, state, municipal, local or foreign statute, law (including common law), ordinance, rule, regulation, code, Order, judgment, injunction, writ, decree, or interpretation having force of law, in each case of or otherwise put into effect by or under authority of any Governmental Entity; and the term “applicable” with respect to any such Law and in a context that refers to one or more Persons, means such Laws as are applicable to such Persons or its business, undertaking, property or

92 securities and emanate from a Person having jurisdiction over the Person or Persons or its or their business, undertaking, property or securities. “Liens” shall mean mortgages, liens (statutory or otherwise), licenses, security interests, easements, encroachments, rights-of-way, rights of refusal or encumbrances of any nature whatsoever. “Material Adverse Effect” shall mean, when used with respect to any Party, any fact, circumstance, effect, change, event or development that, individually or in the aggregate, (a) prevents, materially delays or materially impairs (or would reasonably be expected to prevent, materially delay or materially impair) the ability of such Party or its Subsidiaries to consummate the Transactions or (b) has, or would reasonably be expected to have, a material adverse effect on the financial condition, business or results of operations of such Party and its Subsidiaries, taken as a whole; provided, however, that, in respect of clause (b) above, no fact, circumstance, effect, change, event or development (by itself or when aggregated or taken together with any and all other facts, circumstances, effects, changes, events or developments) to the extent directly or indirectly resulting from, arising out of, attributable to, or related to any of the following shall be deemed to be or constitute a “Material Adverse Effect” or shall be taken into account when determining whether a “Material Adverse Effect” has occurred or may, would or could occur: (1) changes in the general economic, financial, credit or securities markets, including prevailing interest rates or currency rates, or regulatory or political conditions and changes in oil, natural gas, condensate or natural gas liquids prices or the prices of other commodities, including changes in price differentials; (2) changes in general economic conditions in the oil and gas exploration and production industry in Australia, South Africa and Hungary; (3) the outbreak or escalation of hostilities or acts of war or terrorism, or any escalation or worsening thereof; (4) any hurricane, tornado, flood, earthquake or other natural disaster; (5) any epidemic, pandemic or disease outbreak or other public health condition, or any other force majeure event, or any escalation or worsening thereof; (6) any change in the market price or trading volume of the Parent Common Stock or the Company Common Shares (it being understood and agreed that the exception in this clause (6) shall not preclude, prevent or otherwise affect a determination that the facts, circumstances, changes, events, developments, conditions, occurrences or effects giving rise to such change (unless excepted under the other clauses of this definition) should be deemed to constitute, or be taken into account in determining whether there has been, a Material Adverse Effect); (7) any failure to meet any financial projections or estimates or forecasts of revenues, earnings or other financial metrics for any period (it being understood and agreed that the exception in this clause (7) shall not preclude, prevent or otherwise affect a

93 determination that the facts, circumstances, changes, events, developments, conditions, occurrences or effects giving rise to such failure (unless expressly excepted under the other clauses of this definition) should be deemed to constitute, or be taken into account in determining whether there has been, a Material Adverse Effect); (8) changes in any Laws or regulations following the entry into this Agreement applicable to Parent or Company any of their respective Subsidiaries or their respective assets or operations; (9) changes in applicable accounting regulations or the interpretations thereof following the entry into this Agreement; (10) the execution and delivery of this Agreement and the public announcement of this Agreement and the Transactions (provided, that this clause 10 shall not apply to any representation or warranty to the extent the purpose of such representation or warranty is to address, as applicable, the consequences resulting from the execution and delivery of this Agreement or the pendency or consummation the Arrangement and the other Transactions); (11) any actions taken (or omitted to be taken) at the written request or with the prior written consent of the other Party hereto; (12) any legal Proceedings commenced by any stockholder of Company or Parent (on its own behalf or on behalf of Company or Parent, as applicable) arising out of or related to this Agreement or the Arrangement or the other Transactions; and (13) any Proceeding commenced after the date hereof under any Regulatory Law in relation to the Transactions and any remedy action; provided, however, that any change, event, development, circumstance, condition, occurrence or effect referred to in the foregoing clauses (1), (2), (3), (4) or (5) will, unless otherwise excluded, be taken into account for purposes of determining whether a Material Adverse Effect has occurred if and to the extent that such change, event, development, circumstance, condition, occurrence or effect disproportionately affects Parent or Company and their respective Subsidiaries, in each case taken as a whole, relative to other similarly situated companies in the industries in which Parent and Parent’s Subsidiaries and Company and Company’s Subsidiaries respectively operate. “Multiemployer Plan” shall mean a “multiemployer plan,” as defined in Section 4001(a)(3) of ERISA. “NYSE” shall mean the New York Stock Exchange. “Oil and Gas Contracts” shall mean any of the following Contracts to which the applicable Person or any of its Subsidiaries is a party (other than, in each case, an Oil and Gas Lease): all farm-in and farm-out agreements, exploration agreements, participation agreements, areas of mutual interest agreements, joint venture agreements, joint bidding agreements,

94 development agreements, production sharing agreements, operating agreements, unitization, pooling and communitization agreements, declarations and orders, divisions orders, transfer orders, royalty deeds, oil and gas sales agreements, exchange agreements, gathering, processing and transportation Contracts and agreements, water supply, injection and disposal agreements, drilling, service and supply Contracts, geophysical and geological Contracts, land broker, title attorney and abstractor Contracts and all other Contracts relating to Hydrocarbons or revenues therefrom and claims and rights thereto, and, in each case, interests thereunder. “Oil and Gas Interests” shall mean (a) direct and indirect interests in and rights with respect to Hydrocarbons and related properties and assets of any kind and nature, direct or indirect, including working and leasehold interests and operating rights and royalties, overriding royalties, production payments, net profit interests, carried interests, and other non-working interests and non-operating interests; (b) Hydrocarbons or revenues therefrom; (c) all Oil and Gas Leases and the leasehold estates created thereby and the lands covered by the Oil and Gas Leases or included in Units with which the Oil and Gas Leases may have been pooled or united; (d) all Oil and Gas Contracts; (e) surface interests, fee interests, reversionary interests, reservations and concessions; (f) all easements, surface use agreements, rights of way, licenses and permits, in each case, in connection with Oil and Gas Leases, the drilling of Wells or the production, gathering, processing, storage, disposition, transportation or sale of Hydrocarbons, (g) all rights and interests in, under or derived from unitization and pooling agreements in effect with respect to clauses (a) and (b) above and the Units created thereby which accrue or are attributable to the interests of the holder thereof; (h) all interests in machinery equipment (including Wells, well equipment and machinery), oil and gas production, gathering, transmission, treating, processing and storage facilities (including tanks, tank batteries, pipelines, flow lines, gathering systems and metering equipment), pumps, water plants, electric plants, gasoline and gas platforms, processing plants, separation plants, refineries, testing and monitoring equipment, in each case, in connection with Oil and Gas Leases, the drilling of Wells or the production, gathering, processing, storage, disposition, transportation or sale of Hydrocarbons, and (i) all other interests of any kind or character associated with, appurtenant to, or necessary for the operation of any of the foregoing. “Oil and Gas Leases” shall mean all leases, subleases, licenses, including exploration licenses and production licenses, concessions, production sharing contracts, or other occupancy or similar agreements under which any Person leases, subleases or licenses or otherwise acquires or obtains the right to explore for, prospect, drill, develop and/or produce Hydrocarbons or any other real property which is material to such Party’s business. “Oil and Gas Properties” shall mean (a) all direct and indirect interests in and rights with respect to Hydrocarbon, mineral, water and similar properties of any kind and nature, including all Oil and Gas Leases and the interests in lands covered thereby or included in Units with which the Oil and Gas Leases may have been pooled, communitized or unitized, working, leasehold and mineral interests and estates and operating rights and royalties, overriding royalties, production payments, net profit interests, carried interests, non-participating royalty interests and other non-working interests and non-operating interests (including all Oil and Gas Leases, operating agreements, unitization, communitization and pooling agreements and orders, division orders, transfer orders, mineral deeds, royalty deeds, and in each case, interests thereunder), fee interests, reversionary interests, back-in interests, reservations, and concessions and (b) all Wells

95 located on or producing from or injecting on any of the Oil and Gas Leases, Units or mineral interests and the rights to all Hydrocarbons and other minerals producing therefrom. “Order” shall mean any order, writ, decision, injunction, judgment, or decree of any Governmental Entity. “Organizational Documents” shall mean (a) with respect to a corporation, the articles or certificate of incorporation, as applicable, and bylaws thereof, (b) with respect to a limited liability company, the certificate of formation or organization, as applicable, and the operating or limited liability company agreement thereof, (c) with respect to a partnership, the certificate of formation and the partnership agreement, and with respect to any other Person the organizational, constituent and/or governing documents and/or instruments of such Person. “Parent Acquisition Proposal” shall mean, with respect to Parent, any bona fide written proposal or offer made by any Person (other than by Company or its Affiliates) for the (i) direct or indirect acquisition or purchase of a business or assets that constitutes 50% or more of the net revenues, net income or the assets (based on the fair market value thereof) of Parent and its Subsidiaries, taken as a whole, (ii) direct or indirect acquisition or purchase of 50% or more of any class of equity securities or capital stock of Parent or any of its Subsidiaries whose business constitutes 50% or more of the net revenues, net income or assets of Parent and its Subsidiaries, taken as a whole, or (iii) merger, arrangement, consolidation, restructuring, transfer of assets or other business combination, sale of shares of capital stock, tender offer, exchange offer, recapitalization or other similar transaction that if consummated would result in any Person or Persons beneficially owning 50% or more of any class of equity securities of Parent or any of its Subsidiaries whose business constitutes 50% or more of the net revenues, net income or assets of Parent and its Subsidiaries, taken as a whole, other than the Transactions; provided that a transaction or series of transactions solely among Parent and its direct or indirect wholly owned Subsidiaries shall not be deemed to be a Parent Acquisition Proposal. “Parent Intervening Event” shall mean a material event, fact, circumstance, development or occurrence that occurs or arises after the date of this Agreement that was not known or reasonably foreseeable (or, if known or reasonably foreseeable, the probability or magnitude of consequences of which are not known or reasonably foreseeable) to or by the Parent Board as of the date of this Agreement, which event, fact, circumstance, development or occurrence becomes known to the Parent Board prior to obtaining the Parent Stockholder Approval; provided, however, that in no event shall any of the following constitute a Parent Intervening Event: (a) the receipt, existence or terms of an actual or possible Parent Acquisition Proposal or Parent Superior Proposal; (b) any fact, circumstance, effect, change, event or development relating to Company or the Subject Entities; (c) any change, in and of itself, in the price or trading volume of shares of Parent Common Stock or Company Common Shares (it being understood that the underlying facts giving rise or contributing to such change may be taken into account in determining whether there has been a Parent Intervening Event, to the extent otherwise permitted by this definition), (d) the fact that Parent or any of its Subsidiaries exceeds (or fails to meet) internal or published projections or guidance or any matter relating thereto or of consequence thereof (it being understood that the underlying facts giving rise or contributing to such change may be taken into account in determining whether there has been a Parent Intervening Event, to

96 the extent otherwise permitted by this definition), (e) conditions (or changes in such conditions) in the oil and gas industry (including changes in commodity prices, general market prices and political or regulatory changes affecting the industry or any changes in applicable Law) or (f) any opportunity to acquire (by merger, joint venture, partnership, consolidation, acquisition of stock or assets or otherwise), directly or indirectly, any assets, securities, properties or businesses from, or enter into any licensing, collaborating or similar arrangements with, any other Person. “Parent Data Room” shall mean the electronic data room, as it existed as of 5:00 p.m. (Vancouver, British Columbia time) one day immediately prior to the date of this Agreement, and made available by Parent to Company and its Representatives in connection with the Transactions. “Parent Meeting” shall mean the meeting of Parent’s stockholders for the purpose of voting upon the approval of the Stock Issuance by holders of shares of Parent Common Stock, and includes any adjournment or postponement thereof in accordance with this Agreement. “Parent Proxy Statement” means a proxy statement on Schedule 14A, including all schedules, appendices and exhibits thereto and enclosed therewith, to be sent to the stockholders of Parent in connection with the Parent Meeting, as amended, supplemented or otherwise modified from time to time. “Parent Stockholder Approval” shall mean the approval of the Stock Issuance by the affirmative vote of a majority of the votes cast at the Parent Meeting in accordance with the rules and regulations of the NYSE and the Organizational Documents of Parent. “Parent Superior Proposal” shall mean any bona fide written Parent Acquisition Proposal with respect to such party made by a third party to acquire, directly or indirectly, pursuant to a tender offer, takeover bid, arrangement, exchange offer, merger, amalgamation, share exchange, consolidation, asset purchase or other business combination, (a) assets that constitutes 50% or more of the net revenues, net income or the assets (based on the fair market value thereof) of Parent and its Subsidiaries, taken as a whole, or (b) 50% or more of the equity securities or voting power of Parent, in each case on terms which a majority of the board of directors of Parent determines in good faith (after consultation with its financial advisors and outside legal counsel, and taking into account all terms and conditions of the Parent Acquisition Proposal and this Agreement, including any alternative transaction (including any modifications to the terms of this Agreement) proposed by the Company in response to such Parent Superior Proposal pursuant to Section 4.3 including any conditions to and expected timing of consummation, and any risks of non-consummation, of such Parent Acquisition Proposal) to be (x) more favorable, from a financial point of view, to Parent and its stockholders (in their capacity as stockholders) as compared to the Arrangement and to any modifications to the terms of this Agreement proposed by Company hereto pursuant to Section 4.3, and (y) if accepted, reasonably likely to be completed on the terms proposed, taking into account all financial, regulatory, financing, timing, conditionality, legal, and other aspects of such proposal. “Party” or “Parties” shall mean Parent, Australia Sub and U.S. Sub as one “Party,” and/or Company, as the case may be.

97 “Performance Bond Facility Agreement” shall mean the Performance Bond Facility Agreement between Tamboran (West) Pty Ltd, Guarantors and Macquarie Bank Limited dated December 19, 2024. “Permitted Encumbrance” shall mean: (a) to the extent waived prior to the Effective Time or not otherwise applicable to the transactions contemplated by this Agreement, preferential purchase rights, rights of first refusal, purchase options and similar rights granted pursuant to any Contracts, including joint operating agreements, joint ownership agreements, stockholders or shareholders agreements (as applicable), organizational documents and other similar agreements and documents; (b) contractual or statutory mechanic’s, materialmen’s, warehouseman’s, journeyman’s, vendor’s repairmen’s, construction and carrier’s Encumbrances and other similar Encumbrances arising in the ordinary course of business for amounts not yet delinquent; (c) Encumbrances for current period Taxes that are not yet due or delinquent or, if delinquent, that are being contested in good faith in the ordinary course of business and for which adequate reserves have been established on the financial statements of Parent or Company, as applicable, in accordance with GAAP or IFRS, as applicable; (d) lease burdens payable to third parties which are deducted in the calculation of discounted present value in the Company Securities Documents, including any royalty, overriding royalty, net profits interest, production payment, carried interest or reversionary working interest; (e) (i) contractual or statutory Encumbrances securing obligations for labor, services, materials and supplies furnished to mineral interests, (ii) Encumbrances on pipeline or pipeline facilities which arise out of operation of Law, or (iii) Encumbrances arising in the ordinary course of business under operating agreements, joint venture agreements, partnership agreements, Oil and Gas Leases, farm-out agreements, vehicle lease or financing agreements, office equipment lease or financing arrangements, division orders, contracts for the sale, purchase, transportation, processing or exchange of oil, gas or other Hydrocarbons, unitization and pooling declarations and agreements, area of mutual interest agreements, development agreements, joint ownership arrangements and other agreements which are customary in the oil and gas business; provided, however, that, in the case of any Encumbrance described in the foregoing clauses (i), (ii) or (iii), such Encumbrance (A) secures obligations that are not Indebtedness and are not delinquent and (B) has no material adverse effect on the value, use or operation of the property encumbered thereby; (f) Encumbrances incurred in the ordinary course of business on cash or securities pledged in connection with workmen’s compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders,

98 statutory obligations, leases and contracts (other than for Indebtedness) entered into in the ordinary course of business (including lessee and operator obligations under statute, governmental regulations or instruments related to the ownership, exploration and production of oil, gas and minerals on state, federal or foreign lands or waters) or to secure obligations on surety or appeal bonds; (g) customary Encumbrances for the fees, costs and expenses of trustees and escrow agents pursuant to the indenture, escrow agreement or other similar agreement establishing such trust or escrow arrangement; (h) such title defects as Parent (in the case of title defects with respect to properties or assets of the Subject Entities) may have expressly waived in writing; (i) rights reserved to or vested in any Governmental Entity to control or regulate any of the Subject Entities’ or the Business’ properties or assets in any manner; (j) all easements, covenants, restrictions (including zoning restrictions), rights- of-way, servitudes, permits, surface leases and other similar rights or restrictions in respect of surface operations, and easements for pipelines, streets, alleys, highways, telephone lines, power lines, railways and other easements and rights-of-way, on, over or in respect of any of Owned Real Property or the properties of any of the Subject Entities that are of record and customarily granted in the oil and gas industry and (i) do not materially interfere with the operation, value, development, exploration or use of the property or asset affected or (ii) increase the burdens payable to third parties that are deducted in the calculation of discounted present value in the Company Securities Documents, including any royalty, overriding royalty, net profits interest, production payment, carried interest or reversionary working interest; (k) the terms and conditions of the leases, subleases, licenses, sublicenses or other occupancy agreements pursuant to which any of the Subject Entities is a tenant, subtenant or occupant (other than in connection with any breach thereof) that do not, and would not be reasonably expected to, materially impair or interfere with the use of the subject assets or otherwise materially impair business operations as presently conducted; (l) any Encumbrances discharged at or prior to the Effective Time; (m) all other Encumbrances, liens, charges, defects and irregularities not arising in connection with Indebtedness, and any encroachments, overlapping improvements, and other state of facts as would be shown on a current and accurate survey of any the Company real property that does not materially interfere with the operation, value, development, exploration or use of the property or asset affected; and (n) nonexclusive licenses with respect to Intellectual Property in the ordinary course of business.

99 “Person” shall mean an individual, a corporation, a partnership, a limited liability company, an unlimited liability company, an association, a trust or any other entity or organization, including a Governmental Entity. “Personal Information” shall mean any information that alone or in combination with other information held by any of the Subject Entities, identifies, related to, or could reasonably be used to identify an individual or household, and/or any other information that is considered “personal information,” “personal data,” or any similar term under any applicable Laws. “Proceeding” shall mean any actual or threatened claim (including a claim of a violation of applicable Law), cause of action, action, charge, complaint, audit, demand, litigation, suit, proceeding, investigation, citation, inquiry, originating application to a tribunal, arbitration or other proceeding at Law or in equity or order or ruling, in each case whether civil, criminal, administrative, investigative or otherwise, whether in contract, in tort or otherwise, and whether or not such claim, cause of action, action, charge, complaint, audit, demand, litigation, suit, proceeding, investigation, citation, inquiry, originating application to a tribunal, arbitration or other proceeding or order or ruling results in a formal civil or criminal litigation or regulatory action. “Production Burden” shall mean all royalty interests, overriding royalty interests, production payments, net profit interests or other similar interests that constitute a burden on, and are measured by or are payable out of, the production of Hydrocarbons or the proceeds realized from the sale or other disposition thereof (including any amounts payable to publicly traded royalty trusts), other than Taxes and assessments of Governmental Entities. “Regulatory Approvals” shall mean, collectively, shall mean, collectively: (a) the acknowledgment by the Minister for National Economy (in Hungarian, “Nemzetgazdasági Miniszter”), as the minister responsible for the internal economy or the Cabinet Office of the Prime Minister, of the acquisition by U.S. Sub of all of the issued and outstanding equity interests (quota) in Falcon Hungary in accordance with Government Decree 561/2022. (XII. 23.), or Government Decree 246/2018 (17 December) implementing the National Security Law as applicable, in the form of either (i) an acknowledgement of the notification of the Transaction, or (ii) a statement that the Transaction does not fall under such reporting obligation; and (b) the approval of the Regulated Activities Supervising Authority (in Hungarian, “Szabályozott Tevékenységek Felügyeleti Hatósága”), acting as the mining authority in accordance with the Hungarian Mining Act (Act XLVIII of 1993 on Mining), of the acquisition by U.S. Sub of all of the issued and outstanding equity interests (quota) in Falcon Hungary in accordance with this Agreement; in each case in form and substance satisfactory to U.S. Sub. “Regulatory Law” shall mean any Law that is designed or intended to prohibit, restrict or regulate (a) foreign investment or (b) actions having the purpose or effect of monopolization or restraint of trade or lessening of competition (including all antitrust, competition, merger control and similar Laws).

100 “Release” shall mean any releasing, depositing, spilling, leaking, pumping, pouring, placing, emitting, discarding, abandoning, emptying, discharging, injecting, escaping, leaching, dumping, disposing, or migration into or through the environment. “Relevant Interest” has the meaning given in sections 608 and 609 of the Corporations Act. “Representatives” shall mean, with respect to any Person, the officers, directors, employees, accountants, consultants, agents, legal counsel, financial advisors and other representatives of such Person. “Sanctioned Country” shall mean any country or region or government thereof that is, or has been since December 31, 2019, the subject or target of a comprehensive embargo under Sanctions (including Cuba, Iran, North Korea, Syria, Venezuela, the Crimea region of Ukraine, the so-called Donetsk People’s Republic and so-called Luhansk People’s Republic regions of Ukraine and the non-government-controlled areas of the Zaporizhzhia and Kherson regions of Ukraine). “SEC” shall mean the United States Securities and Exchange Commission. “Securities Authorities” shall mean the Canadian Securities Authorities, the SEC and the FCA. “Security Incident” means any (a) accidental, unlawful or unauthorized access, use, loss, exfiltration, disclosure, alteration, destruction, encryption, compromise, or other processing of Personal Information and/or confidential information; or (b) occurrence that constitutes a “data breach,” “security breach,” “personal data breach,” “security incident,” “cybersecurity incident,” or any similar term under any applicable Law. “SEDAR+” shall mean the System for Electronic Document Analysis and Retrieval maintained on behalf of the Canadian Securities Authorities. “Stock Consideration” shall mean 6,537,503 shares of Parent Common Stock. “Stock Option Plan” shall mean the Stock Option Plan of Company, dated November 19, 2004, as amended. “Subsidiaries” of any Person shall mean any corporation or other form of legal entity (a) an amount of the outstanding voting securities of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are not such voting securities, 50% or more of the equity interests of which) is owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or (b) with respect to which such Person or one or more of its Subsidiaries is the general partner or the managing member or has similar authority. For the avoidance of doubt, for purposes of this Agreement, (a) the Beetaloo Joint Venture shall not be a Subsidiary of Parent, Australia Sub, U.S. Sub or Company, (b) Tamboran (B1) Pty Ltd shall not be a Subsidiary of Parent, Australia Sub or U.S. Sub, and (c) Sturt Plateau Compression

101 Facility Sub Pty Ltd in its capacity as trustee of the Sturt Plateau Compression Facility Sub Trust shall not be a Subsidiary of Parent, Australia Sub or U.S. Sub. “Takeover Laws” shall mean any “Moratorium,” “Control Share Acquisition,” “Fair Price,” “Supermajority,” “Affiliate Transactions,” or “Business Combination Statute or Regulation” or other similar state antitakeover Laws. “Tax Act” shall mean the Income Tax Act (Canada). “Tax Return” shall mean any return, report, notice, filing, statement, declaration, claim for refund, information return or other document (including any related or supporting information and amendment thereof) filed or required to be filed with any Taxing Authority in connection with the determination, assessment, collection or administration of any Taxes. “Taxes” shall mean any and all taxes and charges, levies or other assessments in the nature of a tax, including income, harmonized sales, provincial sales, gross receipts, license, payroll, employment, employer health, stamp, occupation, windfall profits, environmental, capital stock, social security, pension (including Canada Pension Plan and Quebec Pension Plan), unemployment, disability, transfer, registration, ad valorem, alternative or add-on minimum, estimated, corporate, capital, excise, property, sales, use, turnover, value-added and franchise taxes, deductions, contributions, withholdings, custom duties and other assessments in the nature of a tax, together with all interest, penalties and additions thereto, imposed by any Governmental Entity. “Taxing Authority” shall mean any Governmental Entity having jurisdiction over the administration or imposition of any Tax. “TSXV” shall mean the TSX Venture Exchange. “U.K. Securities Laws” shall mean all applicable securities Laws in the United Kingdom, including the AIM Rules for Companies, the Financial Services and Markets Act 2000, the U.K. Prospectus Regulation (being Regulation (EU) 2017/1129, as it forms part of domestic law in the United Kingdom by virtue of the European Union (Withdrawal) Act 2018, as amended from time to time), the U.K. Market Abuse Regulation (Regulation (EU) No 596/2014, as it forms part of domestic law in the United Kingdom by virtue of the European Union (Withdrawal) Act 2018, as amended from time to time), the Disclosure Guidance and Transparency Rules and the rules, regulations, guidance and published policies under or relating to the foregoing, and applicable stock exchange rules and listing standards of the AIM, in each case with respect to Parent. “U.S. Securities Act” shall mean the United States Securities Act of 1933, as amended, and the rules and regulations thereunder. “U.S. Securities Laws” shall mean all applicable United States federal and state securities Laws, including the U.S. Securities Act, the U.S. Exchange Act and the Sarbanes-Oxley Act, and the rules and regulations and published policies under or relating to the foregoing

102 securities Laws and applicable stock exchange rules and listing standards of the NYSE, with respect to Parent. “Units” shall mean all pooled, communitized or unitized acreage that includes all or a part of any Oil and Gas Lease. “Voting Debt” of a Person shall mean bonds, debentures, notes or other Indebtedness having the right to vote (or convertible into securities having the right to vote) on any matters on which shareholders or stockholders of such Person may vote. “WARN Act” shall mean the federal Worker Adjustment and Retraining Notification Act of 1988, and similar state and local Laws related to plant closings, relocations, mass layoffs and employment losses. “Wells” shall mean all oil and/or gas wells, whether producing, operating, shut-in or temporarily abandoned, located on an Oil and Gas Leases or Unit or otherwise associated with an Oil and Gas Interest of the applicable Person or any of its Subsidiaries. “Willful and Material Breach” shall mean a material breach that is a consequence of an intentional act or failure to take an act by the breaching party with the knowledge that the taking of such act (or the failure to take such act) is reasonably likely to constitute a breach of this Agreement. [The next page is the signature page.]

[Signature Page to Arrangement Agreement] IN WITNESS WHEREOF, the parties hereto have executed and delivered this Arrangement Agreement as of the day and year first written above. TAMBORAN RESOURCES CORPORATION By: Name: Eric Dyer Title: Chief Financial Officer TAMBORAN (BEETALOO) PTY LTD By: Name: Eric Dyer Title: Chief Financial Officer TAMBORAN RESOURCES INVESTMENTS HOLDING CORPORATION By: Tamboran Resources Investments Corporation, its sole stockholder By: Name: Eric Dyer Title: Chief Financial Officer /s/ Eric Dyer /s/ Eric Dyer /s/ Eric Dyer

FALCON OIL & GAS LTD. By: Name: Title: Philip O'Quigley Chief Executive Officer [Signature Page to Arrangement Agreement] /s/ Philip O'Quigley

EXHIBIT A ARRANGEMENT RESOLUTION BE IT RESOLVED, AS A SPECIAL RESOLUTION, THAT: 1. The arrangement (the “Arrangement”) pursuant to Section 288 the Business Corporations Act (British Columbia) (the “BCBCA”) involving Tamboran Resources Corporation (the “Parent”) and Falcon Oil & Gas Ltd. (the “Corporation”) pursuant to the arrangement agreement among the Parent and the Corporation dated September 30, 2025 as it may be modified, supplemented or amended from time to time in accordance with its terms (the “Arrangement Agreement”), as more particularly described and set forth in the management information circular of the Corporation dated [*], 2025 (the “Circular”), as the Arrangement may be, or may have been, modified, amended or supplemented in accordance with the terms of the Arrangement Agreement, and all transactions contemplated thereby, are hereby authorized, approved and adopted. 2. The plan of arrangement in respect of the Arrangement, as it may be, or may have been, modified, amended or supplemented in accordance with the Arrangement Agreement and its terms (the “Plan of Arrangement”), the full text of which is set out as Appendix [*] to the Circular, and the completion of each of the steps described in the Plan of Arrangement, are hereby authorized, approved and adopted. 3. The: (i) Arrangement Agreement and all the transactions contemplated therein; (ii) actions of the board of directors of the Corporation (the “Board”) in approving the Arrangement and the Arrangement Agreement; and (iii) actions of the Board in executing and delivering the Arrangement Agreement and any modifications, supplements or amendments thereto, and causing the performance by the Corporation of its obligations thereunder, including the completion of the Arrangement pursuant to the Plan of Arrangement, are hereby ratified and approved. 4. The Corporation be and is hereby authorized and directed to apply jointly with the Parent to the Supreme Court of British Columbia (the “Court”) for a final order approving the Arrangement on the terms set forth in the Arrangement Agreement and the Plan of Arrangement (as they may be, or may have been, modified, supplemented or amended) and to execute and deliver such other documents as are necessary or desirable to give effect to the Arrangement and the Plan of Arrangement in accordance with the Arrangement Agreement. 5. Notwithstanding that this resolution has been passed (and the Arrangement adopted) by the holders of the common shares in the capital of the Corporation (collectively, the “Common Shareholders”) or that the Arrangement has been approved by the Court, the Board is hereby authorized and empowered, without further notice to or approval of the Common Shareholders: (i) to amend, modify or supplement the Arrangement Agreement or the Plan of Arrangement to the extent permitted by their terms; and (ii) subject to the terms of the Arrangement Agreement, not to proceed with the Arrangement and any related transactions. 6. Any director or officer of the Corporation is hereby authorized and directed, for and on behalf of the Corporation, to execute or cause to be executed and to deliver or cause to be delivered, all such other documents and instruments and to perform or cause to be performed all such other acts and things as, in such person’s opinion, may be necessary or desirable to give full force and effect to the foregoing resolutions and the matters authorized thereby, such determination to be conclusively evidenced by the execution and delivery of any such other document or instrument or the doing of any such other act or thing.

EXHIBIT B PLAN OF ARRANGEMENT [ATTACHED]

PLAN OF ARRANGEMENT UNDER SECTION 288 OF THE BUSINESS CORPORATIONS ACT (BRITISH COLUMBIA) ARTICLE 1 DEFINITIONS AND INTERPRETATION 1.1 Definitions. In this plan of arrangement, unless there is something in the subject matter or context inconsistent therewith, the following capitalized words and terms shall have the following meanings: (a) “Arrangement” means the arrangement under Section 288 of the BCBCA on the terms and subject to the conditions set out in this Plan of Arrangement, subject to any amendments or variations thereto made in accordance with the Arrangement Agreement or Article 6 hereof, or made at the direction of the Court in the Final Order with the prior written consent of the Company, Australia Sub, U.S. Sub and Tamboran, each acting reasonably; (b) “Arrangement Agreement” means the arrangement agreement among Tamboran, Australia Sub, U.S. Sub and the Company, dated as of September 30, 2025 including the schedules thereto, as amended, supplemented or otherwise modified from time to time in accordance with its terms; (c) “Arrangement Resolution” means the special resolution of the Company Shareholders approving the Plan of Arrangement, to be considered at the Company Meeting, substantially in the form and content of Exhibit A of the Arrangement Agreement; (d) “Australia Interests” means 98.1% of the issued and outstanding equity interests of Falcon Australia; (e) “Australia Sub” means Tamboran (Beetaloo) Pty Ltd, a company organized under the laws of Australia and an indirect wholly owned subsidiary of Tamboran; (f) “BCBCA” means the Business Corporations Act (British Columbia); (g) “Business Day” means any day on which banks are not required or authorized to close in Houston, Texas U.S.A., London, England, Sydney, Australia or Vancouver, British Columbia; (h) “Cash Consideration” means an aggregate amount of $23,663,080; (i) “Class B Exchange Call Right” has the meaning ascribed thereto in Exhibit I; (j) “Class B Shares” has the meaning specified in Section 3.1(c) of this Plan of Arrangement;

- 2 - (k) “Company” means Falcon Oil & Gas Ltd., a corporation incorporated under the BCBCA; (l) “Company Administrator” means a U.S. bank or trust company selected by Tamboran that shall hold the Cash Consideration in a blocked account in accordance with the Arrangement Agreement and this Plan of Arrangement; (m) “Company Circular” means the notice of the Company Meeting and accompanying management information circular, including all schedules, appendices and exhibits thereto and enclosures therewith, to be sent to the Company Shareholders in connection with the Company Meeting, as amended, supplemented or otherwise modified from time to time; (n) “Company Common Shares” means the common shares in the capital of the Company; (o) “Company Meeting” shall mean the meeting of the Company Shareholders for the purpose of voting upon the approval of the Arrangement Resolution by the Company Shareholders, and includes any adjournment or postponement thereof in accordance with the Arrangement Agreement; (p) “Company Options” means options to purchase Company Common Shares granted by the Company and governed by the Company Option Plan; (q) “Company Option Plan” means the stock option plan of the Company dated November 19, 2004, as amended; (r) “Company Shareholder” means a holder of Company Common Shares; (s) “Company Subsidiaries” means TXM Oil and Gas Exploration Kft., a company incorporated under the laws of Hungary, Falcon Oil & Gas Ireland Limited, a company incorporated under the laws of Ireland, Falcon Oil & Gas Holdings Ireland Limited, a company incorporated under the laws of Ireland, Falcon Exploration and Production South Africa (Pty) Ltd, a company incorporated under the laws of South Africa, and Falcon Oil & Gas Australia Limited, a company organized under the laws of Australia; (t) “Consideration” means, collectively, the Cash Consideration and the Share Consideration; (u) “Court” means the Supreme Court of British Columbia; (v) “Depositary” means Computershare Trust Company N.A. or a bank or trust company selected by Tamboran in its reasonable discretion and reasonably acceptable to the Company, which Depositary will perform the duties described in a depositary agreement in form and substance reasonably acceptable to Tamboran and the Company;

- 3 - (w) “Dissent Rights” has the meaning specified in Section 4.1 of this Plan of Arrangement; (x) “Dissenting Holder” means a registered holder of Company Common Shares who has duly and validly exercised its Dissent Rights in accordance with Section 4.1 of this Plan of Arrangement and has not withdrawn or been deemed to have withdrawn such exercise of Dissent Rights and who is ultimately determined to be entitled to be paid the fair value of its Company Common Shares, but only in respect of Company Common Shares in respect of which Dissent Rights are duly and validly exercised by such registered holder; (y) “Effective Date” means the date designated by the Company and Tamboran by notice in writing as the effective date of the Arrangement, after all of the conditions to the completion of the Arrangement as set out in the Arrangement Agreement and the Final Order have been satisfied or waived; (z) “Effective Time” means 12:01 a.m. Vancouver time on the Effective Date, or such other time on the Effective Date as the Company and Tamboran agree to in writing before the Effective Date; (aa) “Exchange Ratio” means 0.00687; (bb) “Falcon Australia” means Falcon Oil & Gas Australia Limited, a company organized under the laws of Australia; (cc) “Falcon Interests” means collectively (i) all of the issued and outstanding equity interests of TXM Oil and Gas Exploration Kft., a company incorporated under the laws of Hungary, (ii) all of the issued and outstanding equity interests of Falcon Oil & Gas Ireland Limited, a company incorporated under the laws of Ireland, (iii) all of the issued and outstanding equity interests of Falcon Oil & Gas Holdings Ireland Limited, a company incorporated under the laws of Ireland, and (iv) all of the issued and outstanding equity interests of Falcon Exploration and Production South Africa (Pty) Ltd, a company incorporated under the laws of South Africa; (dd) “Final Order” means the final order of the Court approving the Arrangement made pursuant to Section 291 of the BCBCA, in a form and substance acceptable to the Company and Tamboran, each acting reasonably, as such order may be amended, supplemented or varied by the Court (with the consent of both the Company and Tamboran, each acting reasonably) at any time prior to the Effective Date, or, if appealed, then, unless such appeal is withdrawn or denied, as affirmed or as amended on appeal (provided that any such amendment is acceptable to the Company and Tamboran, each acting reasonably); (ee) “Governmental Entity” shall mean any supranational, national, provincial, tribal authority, state, local or foreign government, any instrumentality, subdivision, court, executive, legislature, tribunal, administrative agency, regulatory authority or commission or other authority thereof, or any quasi-governmental, self-

- 4 - (ff) (gg) (hh) regulatory or private body exercising any regulatory, judicial, administrative, taxing, importing or other governmental or quasi-governmental authority; “Implementation Agreement” means the implementation agreement dated September 30, 2025 between Falcon Australia and Tamboran Australia relating to the Australia Interests; “Interim Order” means the interim order of the Court made pursuant to Section 291 of the BCBCA, in a form and substance acceptable to the Company and Tamboran, each acting reasonably, providing for, among other things, the calling and holding of the Company Meeting, as the same may be amended, modified, supplemented or varied by the Court with the consent of the Company and Tamboran, each acting reasonably; “Letter of Transmittal” means the letter of transmittal sent by the Company to Company Shareholders together with the Company Circular for use in connection with the Arrangement; (ii) “Liens” shall mean mortgages, liens (statutory or otherwise), licenses, security interests, easements, encroachments, rights-of-way, rights of refusal or encumbrances of any nature whatsoever; (jj) “Person” means an individual, a corporation, a partnership, a limited liability company, an unlimited liability company, an association, a trust or any other entity or organization, including a Governmental Entity; (kk) “Plan of Arrangement” means this plan of arrangement proposed under Section 288 of the BCBCA and any amendments or variations thereto made in accordance with the Arrangement Agreement or Article 6 hereof or made at the direction of the Court in the Final Order with the prior written consent of the Company and Tamboran, each acting reasonably; (ll) “Sanctioned Company Shareholder” means a Company Shareholder who is a Sanctioned Person; (mm) “Sanctioned Company Shares” has the meaning specified in Section 3.1(e) of this Plan of Arrangement; (nn) “Sanctioned Country” means any country or region or government thereof that is, or has been since December 31, 2019, the subject or target of a comprehensive embargo under Sanctions (including Cuba, Iran, North Korea, Syria, Venezuela, the Crimea region of Ukraine, the so-called Donetsk People’s Republic and so- called Luhansk People’s Republic regions of Ukraine and the non-government- controlled areas of the Zaporizhzhia and Kherson regions of Ukraine); (oo) “Sanctioned Person” means (i) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC or the U.S. Department of State, the United Nations Security Council, the European Union, any Member State of the

- 5 - European Union, or the United Kingdom; (ii) any Person operating, organized, or resident in a Sanctioned Country; (iii) the government of a Sanctioned Country or the Government of Venezuela; or (iv) any Person fifty percent (50%) or more owned or controlled by any such Person or Persons or acting for or on behalf of such Person or Persons; (pp) “Sanctions” means any economic or financial sanctions or trade embargoes imposed, authorized, administered or enforced by any Governmental Entity (including, without limitation, the Government of Canada, the Office of Foreign Assets Control of the U.S. Treasury Department (including, but not limited to, the designation as a “specially designated national or blocked Person” thereunder), the U.S. Department of State, the United Nations Security Council, Australia’s Department of Foreign Affairs and Trade or any other applicable sanctions authority) or other similar laws; (qq) “Share Consideration” means an aggregate of 6,537,503 Tamboran Shares; (rr) “Share Transfer Agreement” means the share transfer agreement to be entered into as of the Effective Time between U.S. Sub and the Company providing for the transfer of the Falcon Interests pursuant to the terms and conditions set forth therein; (ss) “Tamboran” means Tamboran Resources Corporation; (tt) “Tamboran Equity Award Plan” means the 2024 Equity Incentive Plan of Tamboran; (uu) “Tamboran Shares” means common stock in the capital of Tamboran; (vv) “Tax Act” means the Income Tax Act (Canada); (ww) “Taxes” shall mean any and all taxes and charges, levies or other assessments in the nature of a tax, including income, harmonized sales, provincial sales, gross receipts, license, payroll, employment, employer health, stamp, occupation, windfall profits, environmental, capital stock, social security, pension (including Canada Pension Plan and Quebec Pension Plan), unemployment, disability, transfer, registration, ad valorem, alternative or add-on minimum, estimated, corporate, capital, excise, property, sales, use, turnover, value-added and franchise taxes, deductions, contributions, withholdings, custom duties and other assessments in the nature of a tax, together with all interest, penalties and additions thereto, imposed by any Governmental Entity; and (xx) “U.S. Sub” means Tamboran Resources Investments Holding Corporation, a corporation organized and existing under the laws of the State of Delaware, U.S.A. and an indirect wholly owned subsidiary of Tamboran.

- 6 - 1.2 Interpretation Not Affected by Headings. The division of this Plan of Arrangement into articles, sections, subsections, paragraphs and subparagraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Plan of Arrangement. Unless otherwise specifically indicated, the terms “this Plan of Arrangement”, “hereof”, “hereunder” and similar expressions refer to this Plan of Arrangement as a whole and not to any particular article, section, subsection, paragraph or subparagraph and include any agreement or instrument supplementary or ancillary hereto. 1.3 Number and Gender. Unless the context otherwise requires, words importing the singular number only shall include the plural and vice versa, words importing the use of either gender shall include both genders and neuter and words importing persons shall include firms and corporations. 1.4 Meaning. Words and phrases used herein and defined in the BCBCA shall have the same meaning herein as in the BCBCA, unless the context otherwise requires. 1.5 Date for any Action. If any date on which any action is required to be taken under this Plan of Arrangement is not a Business Day, such action shall be required to be taken on the next succeeding Business Day. 1.6 Governing Law. This Plan of Arrangement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein. 1.7 Exhibit The following Exhibits are attached to this Plan of Arrangement and form part hereof: Exhibit I Amended Share Terms of the Company ARTICLE 2 ARRANGEMENT AGREEMENT 2.1 Arrangement Agreement. This Plan of Arrangement is made pursuant and subject to the provisions of the Arrangement Agreement. 2.2 Arrangement Effectiveness. This Plan of Arrangement and the Arrangement will become effective at, and be binding upon the Company, the Company Subsidiaries, the Company Shareholders (including Dissenting

- 7 - Shareholders), all registered holders and all beneficial owners of any Company Options, the Depositary, Tamboran, Australia Sub, U.S. Sub and all other Persons as and from the Effective Time, without any further act or formality required on the part of any Person except as expressly provided herein. ARTICLE 3 THE ARRANGEMENT 3.1 The Arrangement. Commencing at the Effective Time, the following shall occur and be deemed to occur in the following chronological order without further act or formality notwithstanding anything contained in the provisions attaching to any of the securities of the Company unless stated otherwise, effective as at five-minute intervals starting at the Effective Time: (a) in exchange for the Consideration, (i) Australia Sub shall acquire the Australia Interests from the Company pursuant to the Implementation Agreement and (ii) U.S. Sub shall acquire the Falcon Interests from the Company pursuant to the Share Transfer Agreement; (b) each of the Company Common Shares held by Dissenting Holders in respect of which Dissent Rights have been validly exercised shall be deemed to be transferred by the holder thereof, without any further act or formality on its part, free and clear of any Liens, to the Company in consideration for a debt claim against the Company for the amount determined in accordance with Section 4.1, and: (i) such Dissenting Holders shall cease to be the holders of such Company Common Shares and to have any rights as holders of such Company Common Shares other than the right to be paid fair value for such Company Common Shares as set out in Section 4.1; (ii) such Dissenting Holders’ names shall be removed as the holders of such Company Common Shares from the registers of Company Common Shares maintained by or on behalf of the Company; and (iii) each Company Common Share so transferred in accordance with Section 3.1(b) shall be cancelled; (c) the Company Option Plan will terminate and none of the former holders of Company Options or any of their respective successors or assigns shall have any rights, liabilities or obligations in respect of the Company Option Plan; (d) the notice of articles and articles of the Company shall be amended to create and authorize the issuance of an unlimited number of non-voting exchangeable class B common shares (“Class B Shares”) having the rights, privileges, restrictions and conditions set out in the articles of the Company, in accordance with Exhibit I to this Plan of Arrangement;

- 8 - (e) each issued and outstanding Company Common Share held by a Sanctioned Company Shareholder (the “Sanctioned Company Shares”) shall be exchanged as follows: (i) each Sanctioned Company Share will be exchanged for one (1) Class B Share; and (ii) the aggregate amount to be added by the Company to the stated capital account of the Class B Shares issued shall be an amount equal to the aggregate stated capital of the Sanctioned Company Shares immediately before such exchange. (f) the Company shall issue one Company Common Share to the Company Administrator; and (g) each Company Common Share (other than the Company Common Share held by the Company Administrator and only Company Common Shares held by a Sanctioned Company Shareholder) shall be transferred and deemed to be transferred by the holder thereof, without any further act or formality on its part, free and clear of all Liens, to the Company for cancellation in exchange for a Tamboran Share in amount equal to the Exchange Ratio as a return of capital, and the name of such holder will be removed from the register of holders of the Company Common Shares and all such Company Common Shares shall be deemed to be cancelled, no longer issued and outstanding and each such holder of Company Common Shares shall cease to be a holder of the Company Common Shares so exchanged. 3.2 Share Register The Company shall make the appropriate entries in their respective securities registers to reflect the matters referred to in Section 3.1. 3.3 Sanctions Compliance. For the avoidance of doubt, the Company shall not take any action in connection with this Plan of Arrangement that (i) is or would be a violation of Sanctions or that would cause any other person (including but not limited to any person party to this Plan of Arrangement) to violate Sanctions or that (ii) would require Sanctions-related authorization or licensing of any kind from the United States (including the U.S. Department of the Treasury’s Office of Foreign Assets Control). ARTICLE 4 RIGHTS OF DISSENT 4.1 Rights of Dissent. Pursuant to the Interim Order, each Company Shareholder may exercise rights of dissent (“Dissent Rights”) with respect to the Company Common Shares held by such Company Shareholder in connection with the Arrangement pursuant to and in the manner set forth in sections 242 to 247 of

- 9 - the BCBCA, all as modified by the Interim Order, the Final Order and this Section 4.1; provided that, notwithstanding section 242(1)(a) of the BCBCA, the written notice setting forth the objection of such registered Company Shareholder to the Arrangement Resolution and exercise of Dissent Rights contemplated by section 242(1)(a) of the BCBCA must be received by the Company not later than 5:00 p.m. (Vancouver time) on the Business Day that is two Business Days immediately preceding the date of the Company Meeting (as it may be adjourned or postponed from time to time in accordance with the terms of the Arrangement Agreement), and such notice shall otherwise comply with the requirements of the BCBCA. Dissenting Holders that duly exercise their Dissent Rights shall be deemed to have transferred the Company Common Shares held by them and in respect of which Dissent Rights have been validly exercised to the Company (free and clear of all Liens) as provided in Section 3.1 and if they: (a) are ultimately determined to be entitled to be paid by the Company fair value for such Company Common Shares: (i) shall be deemed not to have participated in the transactions in Section 3.1; (ii) shall be entitled to be paid the fair value of such Company Common Shares by the Company (less any applicable withholdings pursuant to Section 5.5), which fair value, notwithstanding anything to the contrary contained in the Interim Order, the Articles or the BCBCA, shall be determined as of the close of business on the day before the Arrangement Resolution was adopted at the Company Meeting; and (iii) shall not be entitled to any other payment or consideration, including any payment that would be payable under the Arrangement had such holders not exercised their Dissent Rights in respect of such Company Common Shares; or (b) are ultimately determined not to be entitled, for any reason, to be paid fair value for such Company Common Shares, shall be deemed to have participated in the Arrangement, as of the Effective Time, on the same basis as a non-Dissenting Holder of Company Common Shares who did not deposit with the Depositary a duly completed Letter of Transmittal and shall be entitled to receive only the Consideration contemplated by Section 3.1 that such Dissenting Holder would have received pursuant to the Arrangement if such Dissenting Holder had not exercised its Dissent Rights. 4.2 Recognition of Dissenting Holders. (a) In no circumstances shall Tamboran, Australia Sub, U.S. Sub, the Company or any other Person be required to recognize a Person exercising Dissent Rights unless such Person: (i) is a registered Company Shareholder in respect of which such rights are sought to be exercised as of the record date for the Company Meeting; (ii) is a registered Company Shareholder as of the deadline for exercising such Dissent Rights as contemplated in Section 4.1; (iii) has strictly complied with the procedures for exercising Dissent Rights and has not withdrawn such election to

- 10 - dissent prior to the Effective Time; and (iv) is not a Sanctioned Company Shareholder. (b) For greater certainty, in no case shall Tamboran, Australia Sub, U.S. Sub, the Company (or any of their respective successors) or any other Person be required to recognize a Dissenting Holder as a holder of Company Common Shares in respect of which Dissent Rights have been validly exercised after the completion of the transfers in the steps in Section 3.1 and the names of such Dissenting Holder shall be removed from the registers of holders of the Company Common Shares in respect of which Dissent Rights have been validly exercised at the same time as the event described in Section 3.1 occurs. (c) In addition to any other restrictions in the Interim Order, none of the following shall be entitled to exercise Dissent Rights: (i) any Person who has voted, or has instructed a proxyholder to vote, in favour of the Arrangement (but only in respect of such Company Common Shares), (ii) any other Person who is not a registered Company Shareholder as of the record date for the Company Meeting and as of the deadline for exercising Dissent Rights; (iii) Tamboran or its affiliates; and (iv) any Sanctioned Company Shareholder. ARTICLE 5 EXCHANGE OF CERTIFICATES AND DELIVERY OF CONSIDERATION 5.1 Letter of Transmittal. At the time of mailing the Company Circular or as soon as practicable thereafter, the Company shall forward to each Company Shareholder at the address of such person as it appears on the register maintained by or on behalf of the Company in respect of the Company Shareholders, a Letter of Transmittal. 5.2 Delivery of Consideration. (a) At or prior to the Effective Time, the Company (or Tamboran, U.S. Sub or Australia Sub on behalf of the Company) shall deposit or cause to be deposited with the Depositary, for the benefit of each Company Shareholder, the Tamboran Shares to which each such Company Shareholder is entitled pursuant to Section 3.1(g) as applicable, upon the exchange of the Company Common Shares to the Company, which Tamboran Shares shall be held by the Depositary, following the time specified herein for the completion of the step described in Section 3.1(g), as agent and nominee for such former Company Common Shares for distribution to such former holders in accordance with this Article 5. At or prior to the Effective Time, Australia Sub, U.S. Sub and Tamboran shall deliver or arrange to be delivered to the Depositary the Cash Consideration required to be paid to the Class B Shares upon exercise of the Class B Exchange Call Right, which Cash Consideration shall be held by the Depositary in accordance with the provisions of the Depositary Agreement.

- 11 - (b) Upon surrender by a Company Shareholder (other than a Sanctioned Company Shareholder) to the Depositary of a certificate which immediately prior to the Effective Time represented one or more Company Common Shares, together with a duly completed and executed Letter of Transmittal and any other documents reasonably requested by the Company, Tamboran and the Depositary (or, if such Company Common Shares are held in book-entry or other uncertificated form, upon the entry through a book-entry transfer agent of the surrender of such Company Common Shares on a book-entry account statement, it being understood that any reference herein to “certificates” shall be deemed to include references to book-entry account statements relating to the ownership of Company Common Shares), the registered holder of such surrendered certificate(s) of Company Common Shares shall be entitled to receive in exchange therefor, and the Depositary shall deliver to such Company Shareholder, as soon as practicable after the Effective Time, the Share Consideration that such Company Shareholder has the right to receive pursuant to Section 3.1(g), less any amounts withheld pursuant to Section 5.5, and any certificate of Company Common Shares so surrendered shall forthwith be cancelled. (c) Until surrendered for cancelation as contemplated by this Section 5.2, each certificate that immediately prior to the Effective Time represented one or more Company Common Shares shall be deemed at all times after the Effective Time to represent only the right to receive upon such surrender the Consideration that the holder of such certificate is entitled to receive in the manner contemplated by this Section 5.2, less any amounts withheld pursuant to Section 5.5. (d) In the event of the surrender of a certificate of Company Common Shares that is not registered in the transfer records of the Company under the name of the Person surrendering such certificate, the Consideration to which the registered holder is entitled pursuant to Section 3.1 shall be paid to such a transferee if such certificate is presented to the Depositary and such certificate is duly endorsed or is accompanied by all documents required to evidence and effect such transfer and to evidence to the satisfaction of Tamboran that: (i) any applicable stock transfer Taxes or any other Taxes required by reason of such payments being made in a name other than the registered holder have been paid or (ii) no such Taxes are payable. (e) Any portion of the amount deposited with the Depositary (including any interest and other income resulting from any investment of the Depositary with respect to such amount) that remains unclaimed by the Class B Shareholders and other eligible Persons in accordance with this Article 5 following six years after the Effective Time shall be returned to Tamboran pursuant to the terms of the Depositary Agreement. 5.3 Distributions with respect to Unsurrendered Certificates. No dividends or other distributions declared or made after the Effective Time with respect to Tamboran Shares with a record date after the Effective Time shall be delivered to the holder of

- 12 - any unsurrendered certificate that, immediately prior to the Effective Time, represented outstanding Company Common Shares that were transferred pursuant to Section 3.1 unless and until the holder of such certificate shall have complied with the provisions of Section 5.2. Subject to applicable Law and to Section 5.5, at the time of such compliance, there shall, in addition to the delivery of Share Consideration to which such holder is thereby entitled, be delivered to such holder, without interest and subject to applicable withholdings, the amount of the dividend or other distribution with a record date after the Effective Time theretofore paid with respect to such Tamboran Shares. 5.4 Lost Certificates. In the event any certificate which immediately prior to the Effective Time represented one or more outstanding Company Common Shares that were transferred pursuant to Section 3.1 of this Plan of Arrangement shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Company Shareholder claiming such certificate to be lost, stolen or destroyed, the Depositary will issue in exchange for such lost, stolen or destroyed certificate, the Consideration that such Company Shareholder has the right to receive in accordance with Section 3.1 of this Plan of Arrangement and such Company Shareholder’s Letter of Transmittal. When authorizing such payment in exchange for any lost, stolen or destroyed certificate, the Company Shareholder to whom such Consideration is to be delivered shall, as a condition precedent to the delivery of such Consideration, give a bond satisfactory to the Company (and its transfer agents) and the Depositary (each acting reasonably) in such sum the Company may direct, or otherwise indemnify the Company, Tamboran and the Depositary in a manner satisfactory to the each of them (acting reasonably) against any claim that may be made against the Company, Tamboran and the Depositary with respect to the certificate alleged to have been lost, stolen or destroyed. 5.5 Withholding Rights. Each of the Company, Tamboran and the Depositary and any other Person that makes a payment to any Person under this Plan of Arrangement shall be entitled to deduct and withhold, or direct any other Person to deduct and withhold on their behalf, from any amounts payable or otherwise deliverable to any Person under this Plan of Arrangement (including, without limitation, any amounts payable pursuant to Section 3.1) such amount as the Company, Tamboran and the Depositary or such other Person is required or reasonably believes is required to be deducted or withheld pursuant to the Tax Act or any provision of any Law in respect of Taxes. Any such amounts will be deducted, withheld and remitted from the amounts payable or deliverable pursuant to this Plan of Arrangement to the appropriate Governmental Entity. To the extent that any amount is so properly deducted, withheld and remitted, such amount shall be treated for all purposes of this Plan of Arrangement as having been paid to the relevant recipient, provided that such amounts are actually remitted to the appropriate Governmental Entity on a timely basis. 5.6 Rounding of Cash. In any case where the aggregate cash amount payable to a particular holder of Company Common Shares under the Arrangement would, but for this provision, include a fraction of a cent, the amount payable shall be rounded down to the nearest whole cent.

- 13 - 5.7 No Fractional Shares. No fractional Tamboran Shares will be issued. In the event that a Company Shareholder would otherwise be entitled to a fractional Tamboran Share hereunder, the number of Tamboran Shares issued to such Company Shareholder shall, without any additional compensation, be rounded down to the next lesser whole number of Tamboran Shares. In calculating such fractional interests, all Company Common Shares registered in the name of or beneficially held by such Company Shareholder or their nominee shall be aggregated. 5.8 Liens. Any exchange or transfer of securities pursuant to this Plan of Arrangement shall be free and clear of any Liens or other claims of third parties of any kind. 5.9 Paramountcy. From and after the Effective Time: (a) this Plan of Arrangement shall take precedence and priority over any and all of the securities of the Company issued or outstanding prior to the Effective Time; (b) the rights and obligations of the registered and beneficial securityholders, the Company, Tamboran, the Depositary and any transfer agent or other depositary therefor in relation thereto, shall be solely as provided for in this Plan of Arrangement and the Arrangement Agreement; and (c) all actions, causes of action, claims or proceedings (actual or contingent and whether or not previously asserted) based on or in any way relating to any securities of the Company are deemed to have been settled, compromised, released and determined without liability except as set forth in this Plan of Arrangement. ARTICLE 6 AMENDMENTS & WITHDRAWAL 6.1 Amendments to Plan of Arrangement. (a) The Company, Tamboran and the Depositary may amend, modify and/or supplement this Plan of Arrangement at any time and from time to time prior to the Effective Time, provided that any such amendment, modification and/or supplement must be: (i) set out in writing; (ii) approved by the Company, Tamboran and the Depositary; (iii) filed with the Court and, if made following the Company Meeting, approved by the Court; and (iv) communicated to the Company Shareholders if and as required by the Court. (b) Any amendment, modification or supplement to this Plan of Arrangement may be proposed by the Company or Tamboran at any time prior to the Company Meeting (provided that the Company or Tamboran, as applicable, shall have consented thereto) with or without any other prior notice or communication, and if so proposed and accepted by the Persons voting at the Company Meeting (other than as may be required under the Interim Order), shall become part of this Plan of Arrangement for all purposes.

- 14 - (c) Any amendment, modification or supplement to this Plan of Arrangement that is approved or directed by the Court following the Company Meeting shall be effective only if: (i) it is consented to in writing by each of the Company and Tamboran (each, acting reasonably); and (ii) if required by the Court, it is consented to by the Company Shareholders in the manner directed by the Court. (d) Any amendment, modification or supplement to this Plan of Arrangement may be made by the Company and Tamboran without the approval of or communication to the Court or the Company Shareholders, provided that such amendment, modification or supplement: (i) concerns a matter which, in the reasonable opinion of the Company and Tamboran, is of an administrative or ministerial nature required to better give effect to the implementation of this Plan of Arrangement; and (ii) is not materially adverse to the financial or economic interests of any Company Shareholder. (e) Any amendment, modification or supplement to this Plan of Arrangement may be made by Tamboran, at any time and from time to time prior to the Effective Time, without the approval of the Company and the Depositary and without approval of or communication to the Court or the Company Shareholders, to designate one or more wholly owned direct or indirect Subsidiaries to be a constituent corporation in the Arrangement Agreement with respect to some or all of the rights or obligations of Australia Sub or U.S. Sub, as the case may be, in lieu of Australia Sub or U.S. Sub, as the case may be, in which event all applicable references to Australia Sub or U.S. Sub, as the case may be, in this Plan of Arrangement shall be deemed references to such other wholly owned Subsidiary of Tamboran. (f) This Plan of Arrangement may be withdrawn prior to the Effective Time in accordance with the terms of the Arrangement Agreement. ARTICLE 7 FURTHER ASSURANCES 7.1 Further Assurances. Notwithstanding that the transactions and events set out in this Plan of Arrangement shall occur and shall be deemed to occur in the order set out in this Plan of Arrangement without any further authorization, act or formality, each of the Company, Tamboran, Australia Sub and U.S. Sub shall make, do and execute, or cause to be made, done and executed, all such further acts, deeds, agreements, transfers, assurances, instruments or documents as may reasonably be required by any of them in order to further document or evidence any of the transactions or events set out in this Plan of Arrangement.